SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

Filed by the Registrant    ☒                                              Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(E)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

ASHLAND INC.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies: N/A

(2)	Aggregate number of securities to which transaction applies: N/A

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A

(4)	Proposed maximum aggregate value of transaction: N/A

(5)	Total fee paid: N/A

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid: N/A

(2)	Form, Schedule or Registration Statement No.: N/A

(3)	Filing Party: N/A

(4)	Date Filed: N/A

Notes:

James J. O’Brien	Ashland Inc.
Chairman and Chief Executive Officer	50 E. RiverCenter Blvd., P.O. Box 391 Covington, KY 41012-0391

December 11, 2014

Dear Ashland Inc. Shareholder:

On behalf of your Board of Directors and management, I am pleased to invite you to attend the 2015 Annual Meeting of Shareholders of Ashland Inc. The meeting will be held on Thursday, January 29, 2015, at 10:30 a.m. (EST), at the Metropolitan Club, 50 E. RiverCenter Boulevard, Covington, KY 41011.

The attached Notice of Annual Meeting and Proxy Statement describe the business to be conducted at the meeting. We have elected, where possible, to provide access to our proxy materials over the Internet under the Securities and Exchange Commission’s “notice and access” rules. We believe that providing our proxy materials over the Internet reduces the environmental impact of our Annual Meeting without limiting our shareholders’ access to important information about Ashland.

Whether or not you plan to attend the meeting, we encourage you to vote promptly.

We appreciate your continued confidence in Ashland, and we look forward to seeing you at the meeting.

Sincerely,

James J. O’Brien

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held January 29, 2015

To our Shareholders:

Ashland Inc., a Kentucky corporation, will hold its Annual Meeting of Shareholders on Thursday, January 29, 2015, at 10:30 a.m. (EST) at the Metropolitan Club, 50 E. RiverCenter Boulevard, Covington, KY 41011. Ashland’s shareholders will act on the following matters at the Annual Meeting or any adjournment of that meeting:

(1)	To elect three directors: Roger W. Hale, Vada O. Manager and George A. Schaefer, Jr. to the Board of Directors to serve for a one-year term and until their successors are duly elected and qualified;

(2)	To ratify the appointment of Ernst & Young LLP as independent registered public accountants for fiscal 2015;

(3)

To vote upon a non-binding advisory resolution approving the compensation paid to Ashland’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion;

(4)	To approve the 2015 Ashland Inc. Incentive Plan; and

(5)	To consider any other business properly brought before the Annual Meeting.

Only shareholders of record at the close of business on December 1, 2014 are entitled to vote at the Annual Meeting or any adjournment of that meeting.

If you are a participant in the Ashland Inc. Employee Savings Plan (the “Employee Savings Plan”), the Ashland Inc. Leveraged Employee Stock Ownership Plan (the “LESOP”), the Ashland Inc. Employee Union Savings Plan (the “Union Plan”) or the International Specialty Products Inc. 401(k) Plan (the “ISP Plan”), your vote will constitute voting instructions to Fidelity Management Trust Company, who serves as trustee of all four of these plans (the “Trustee”), for the shares held in your account.

In order that your Ashland Common Stock may be represented at the Annual Meeting, please vote in person, by telephone, over the Internet or by mailing your proxy card. If you are a participant in the Employee Savings Plan, the LESOP, the Union Plan or the ISP Plan, then our proxy tabulator, Corporate Election Services or its agent, must receive all voting instructions, whether given by telephone, over the Internet or by mail, before 6:00 a.m. (EST) on Tuesday, January 27, 2015.

By Order of the Board of Directors,

PETER J. GANZ

Senior Vice President, General Counsel

and Secretary

Covington, Kentucky

December 11, 2014

ASHLAND INC.

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:	What am I voting on?

A:	(1)

Election of three directors: Roger W. Hale, Vada O. Manager and George A. Schaefer, Jr. to the Board of Directors to serve for a one-year term and until their successors are duly elected and qualified;

	(2)	Ratification of Ernst & Young LLP (“EY”) as Ashland’s independent registered public accountants for fiscal 2015;

	(3)

A non-binding advisory resolution approving the compensation paid to Ashland’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion; and

	(4)	Approval of the 2015 Ashland Inc. Incentive Plan (“2015 Incentive Plan”).

Q:	Who may vote at the Annual Meeting?

A:

Shareholders of Ashland Inc. (“Ashland” or the “Company”) at the close of business on December 1, 2014 (the “Record Date”) are entitled to vote at the Annual Meeting. As of the Record Date, there were 69,170,294 shares of Ashland Common Stock outstanding. Each share of Ashland Common Stock is entitled to one vote.

Q:	Who can attend the Annual Meeting?

A:

All Ashland shareholders on the Record Date are invited to attend the Annual Meeting, although seating is limited. If your shares are held in the name of a broker, bank or other nominee, you will need to bring a proxy or letter from that nominee that confirms you are the beneficial owner of those shares.

Q:	Why did I receive the Notice of Internet Availability of Proxy Materials in the mail instead of a full set of proxy materials?

A:

In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), we may furnish proxy materials, including this Notice of Annual Meeting of Shareholders and Proxy Statement, together with our 2014 Annual Report to Shareholders, by providing access to such documents on the Internet instead of mailing printed copies. Most shareholders will not receive printed copies of the proxy materials unless they have specifically requested them. Instead, a Notice of Internet Availability of Proxy Materials (“Notice”) will be mailed to shareholders starting on or around December 11, 2014.

Q:	How do I access the proxy materials?

A:

The Notice will provide you with instructions regarding how to view Ashland’s proxy materials for the Annual Meeting and the 2014 Annual Report to Shareholders on the Internet. The Notice also instructs you how you may submit your vote. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

Q:	What shares are included in the proxy card?

A:

Your proxy card represents all shares of Ashland Common Stock that are registered in your name and any shares you hold in the Employee Savings Plan, the LESOP, the Union Plan or the ISP Plan. Additionally, your proxy card includes shares you hold in the dividend reinvestment plan (the “DRP”) administered by Wells Fargo Bank, National Association (“Wells Fargo”) for investors in Ashland Common Stock. If your shares are held through a broker, bank or other nominee, you will receive either a voting instruction form or a proxy card from the broker, bank or other nominee instructing you on how to vote your shares.

Q:	How do I vote if I am a registered holder or I own shares through a broker, bank or other nominee?

A:

If you are a registered shareholder as of the Record Date, you can vote (i) by attending the Annual Meeting, (ii) by following the instructions on the Notice or proxy card for voting by telephone or Internet or (iii) by signing, dating and mailing in your proxy card. If you hold shares through a broker, bank or other nominee, that institution will instruct you as to how your shares may be voted by proxy, including whether telephone or Internet voting options are available. If you hold your shares through a broker, bank or other nominee and would like to vote in person at the meeting, you must first obtain a proxy issued in your name from the institution that holds your shares.

All shares represented by validly executed proxies will be voted at the Annual Meeting, and such shares will be voted in accordance with the instructions provided. If no voting specification is made on your returned proxy card, William A. Wulfsohn or Peter J. Ganz, as individuals named on the proxy card, will vote (i) FOR the election of the three director nominees, (ii) FOR the ratification of EY, (iii) FOR the non-binding advisory resolution approving the compensation paid to Ashland’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion and (iv) FOR the approval of the 2015 Incentive Plan.

Q:	How do I vote my shares in the DRP?

A:	Shares of Ashland Common Stock credited to your account in the DRP will be voted by Wells Fargo, the plan sponsor and administrator, in accordance with your voting instructions.

Q:	How will the Trustee of the Employee Savings Plan, the LESOP, the Union Plan and the ISP Plan vote?

A:

Each participant in the Employee Savings Plan, the LESOP, the Union Plan or the ISP Plan will instruct the Trustee how to vote the shares of Ashland Common Stock credited to the participant’s account in each plan. This instruction also applies to a proportionate number of those shares of Ashland Common Stock allocated to participants’ accounts for which voting instructions are not timely received by the Trustee. These shares are collectively referred to as non-directed shares. Each participant who gives the Trustee such an instruction acts as a named fiduciary for the applicable plan under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). Your vote must be received by our proxy tabulator, Corporate Election Services (“CES”), before 6:00 a.m. (EST) on Tuesday, January 27, 2015.

Q:	Can a plan participant vote the non-directed shares differently from shares credited to his or her account?

A:

Yes, provided that you are a participant in the Employee Savings Plan or the LESOP. Any participant in the Employee Savings Plan or the LESOP who wishes to vote the non-directed shares differently from the shares credited to his or her account or who wishes not to vote the non-directed shares at all may do so by requesting a separate voting instruction card from CES at Corporate Election Services, P.O. Box 1150, Pittsburgh, PA 15230. Participants in the Union Plan and the ISP Plan, however, cannot direct that the non-directed shares be voted differently from the shares in their accounts.

Q:	Can I change my vote once I vote by mail, by telephone or over the Internet?

A:

Yes. You have the right to change or revoke your proxy (1) at any time before the Annual Meeting by (a) notifying Ashland’s Secretary in writing, (b) returning a later-dated proxy card or (c) entering a later dated telephone or Internet vote; or (2) by voting in person at the Annual Meeting. However, any changes or revocations of voting instructions to the Trustee of the Employee Savings Plan, the LESOP, the Union Plan or the ISP Plan must be received by our proxy tabulator, CES, before 6:00 a.m. (EST) on Tuesday, January 27, 2015.

Q:	Who will count the vote?

A:	Representatives of CES will tabulate the votes and will act as the inspector of election.

Q:	Is my vote confidential?

A:	Yes. Your vote is confidential.

Q:	What constitutes a quorum?

A:

As of the Record Date, 69,170,294 shares of Ashland Common Stock were outstanding and entitled to vote. A majority of the outstanding shares present in person or by proxy is required to constitute a quorum to transact business at the Annual Meeting. If you vote in person, by telephone, over the Internet or by returning a properly executed proxy card, you will be considered a part of that quorum. Abstentions and broker non-votes (i.e., when a broker does not have authority to vote on a specific issue) will be treated as present for the purpose of determining a quorum but as unvoted shares for the purpose of determining the approval of any matter submitted to the shareholders for a vote, except that abstentions will be counted as votes cast against the proposal to approve the 2015 Ashland Inc. Incentive Plan.

Q:	What vote is required for approval of each matter to be considered at the Annual Meeting?

A:	(1)

Election of directors—Under Article XII of Ashland’s Articles of Incorporation, as amended (“Articles”), the affirmative vote of a majority of votes cast with respect to each director nominee is required for the nominee to be elected. A majority of votes cast means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that director nominee.

	(2)	Ratification of independent registered public accountants—The appointment of EY will be deemed ratified if votes cast in its favor exceed votes cast against it.

	(3)

Non-binding advisory resolution approving the compensation paid to Ashland’s named executive officers—The non-binding advisory resolution approving the compensation paid to Ashland’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, will be approved if the votes cast in its favor exceed the votes cast against it.

	(4)	Approval of 2015 Ashland Inc. Incentive Plan—The 2015 Incentive Plan will be approved if the votes cast in its favor exceed the votes cast against it.

Q:	How will broker non-votes be treated?

A:

Ashland will treat broker non-votes as present to determine whether or not there is a quorum at the Annual Meeting, but they will not be treated as entitled to vote on the matters, if any, for which the broker indicates it does not have discretionary authority. This means that broker non-votes will not have any effect on whether a matter proposed at the Annual Meeting passes.

Q:	Where can I find the voting results of the meeting?

A:

We intend to announce preliminary voting results at the Annual Meeting. We will report the final results on a Current Report on Form 8-K filed with the SEC no later than Wednesday, February 4, 2015. You can obtain a copy of the Form 8-K by logging on to our website at http://investor.ashland.com, by calling the SEC at 1-800-SEC-0330 for the location of the nearest public reference room or through the SEC’s EDGAR system at http://www.sec.gov.

Important Notice regarding the availability of Proxy Materials for the

Annual Meeting to be held on January 29, 2015.

This Proxy Statement and Ashland’s 2014 Annual Report to Shareholders are available at www.ashland.com/proxy.

ASHLAND COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information with respect to each person known to Ashland to beneficially own more than 5% of the outstanding shares of Ashland Common Stock as of September 30, 2014.

Name and Address of Beneficial Owner	Amount and Nature of Common Stock Beneficial Ownership		Percent of Class of Common Stock
JANA Partners LLC	5,873,406	(1)	8.35%
919 Third Avenue New York, New York 10022
BlackRock Inc.	5,389,633	(2)	7.66%
40 East 52nd Street New York, New York 10022
Vanguard Group	4,574,267	(3)	6.50%
100 Vanguard Blvd. Malvern, Pennsylvania 19355
FMR LLC	4,554,027	(4)	6.47%
82 Devonshire Street Boston, Massachusetts 02109

*	Based on 70,294,770 shares of Ashland Common Stock outstanding as of September 30, 2014.

(1)

Based on information contained in a report on Form 13F filed with the SEC in which JANA Partners LLC, indicated that as of September 30, 2014, it beneficially owned 5,873,406 shares of Ashland Common Stock.

(2)

Based on information contained in a report on Form 13F filed with the SEC in which BlackRock Inc (“BlackRock”), indicated that as of September 30, 2014, it beneficially owned 5,389,633 shares of Ashland Common Stock. BlackRock reported its beneficial ownership on behalf of itself and the following direct and indirect subsidiaries and affiliates: BlackRock Financial Management, Inc.; BlackRock Investment Management (Taiwan) Limited; BlackRock Investment Management (Australia) Limited; BlackRock (Channel Islands) Limited; BlackRock Asset Management Australia Limited; BlackRock Asset Management Canada Limited; BlackRock Asset Management International Inc; BlackRock (Singapore) Limited; and BlackRock Asset Management North Asia Ltd.

(3)

Based on information contained in a report on Form 13F filed with the SEC in which Vanguard Group, Inc. (“Vanguard”), indicated that as of September 30, 2014, it beneficially owned 4,574,267 shares of Ashland Common Stock. Vanguard reported its beneficial ownership on behalf of itself and the following direct and indirect subsidiaries and affiliates: Vanguard Fiduciary Trust CO and Vanguard Investments Australia, Ltd.

(4)

Based on information contained in a report on Form 13F filed with the SEC in which FMR LLC (“FMR”), indicated that as of September 30, 2014, it beneficially owned 4,554,027 shares of Ashland Common Stock. FMR reported its beneficial ownership on behalf of itself and the following direct and indirect subsidiaries and affiliates: Fidelity Management & Research CO/MA/; FMR CO Inc; Pyramis Global Advisors Trust CO; and Pyramis Global Advisors LLC.

ASHLAND COMMON STOCK OWNERSHIP OF DIRECTORS

AND EXECUTIVE OFFICERS OF ASHLAND

The following table shows as of October 31, 2014, the beneficial ownership of Ashland Common Stock by each Ashland director and each Ashland executive officer named in the Summary Compensation Table on page 55 of this proxy statement and the beneficial ownership of Ashland Common Stock by the directors and executive officers of Ashland as a group.

Common Stock Ownership

Name of Beneficial Owner	Aggregate Number of Shares of Common Stock Beneficially Owned

James J. O’Brien	367,263	(1)(2)(3)(4)
J. Kevin Willis	47,682	(1)(2)(3)(4)
Peter J. Ganz	25,428	(3)(4)
Theodore L. Harris	82,492	(1)(2)(3)(4)
Luis Fernandez-Moreno	32,840	(3)(4)
Brendan M. Cummins	4,490	(2)(5)
Roger W. Hale	36,755	(2)(5)(6)
Stephen F. Kirk	1,355	(5)
Vada O. Manager	25,036	(2)(5)
Barry W. Perry	25,376	(2)(5)
Mark C. Rohr	28,246	(2)(5)
George A. Schaefer, Jr.	31,049	(2)(3)(5)
Janice J. Teal	2,758	(2)(5)
John F. Turner	25,376	(2)(5)
Michael J. Ward	60,646	(2)(5)
All directors and executive officers as a group (21 people)	986,941	(1)(2)(3)(4)(5)(6)

As of October 31, 2014, there were 69,368,070 shares of Ashland Common Stock outstanding. None of the listed individuals owned more than 1% of Ashland’s Common Stock outstanding as of October 31, 2014. All directors and executive officers as a group owned 986,941 shares of Ashland Common Stock, which equaled 1.41% of the Ashland Common Stock outstanding as of October 31, 2014. Shares deemed to be beneficially owned are included in the number of shares of Ashland Common Stock outstanding on October 31, 2014 for computing the percentage ownership of the applicable person and the group, but such shares are not deemed to be outstanding for computing the percentage ownership of any other person.

(1)

Includes shares of Ashland Common Stock held under the Employee Savings Plan and/or the LESOP by executive officers: as to Mr. O’Brien, 5,863 shares; as to Mr. Willis, 15,434 shares; as to Mr. Harris, 1,672 shares; and as to all executive officers as a group, 35,159 shares. Participants can vote the Employee Savings Plan and the LESOP shares.

(2)

Includes common stock units and/or restricted stock units (share equivalents) held by executive officers in the Ashland Common Stock fund under Ashland’s non-qualified deferred compensation plans for employees (the “Employees’ Deferral Plan”) or by directors under the non-qualified deferred compensation plans for non-employee directors (the “Directors’ Deferral Plan”): as to Mr. O’Brien, 141,041 units; as to Mr. Willis, 14,915 units; as to Mr. Harris, 2,120 units; as to Mr. Hale, 34,640 units; as to Mr. Manager, 22,584 units; as to Mr. Perry, 24,376 units; as to Mr. Rohr, 22,246 units; as to Mr. Schaefer, 24,376 units; as to Dr. Teal, 1,758 units; as to Mr. Turner, 24,376 units; as to Mr. Ward, 59,646 units; and as to all directors and executive officers as a group, 415,136 units. Mr. Cummins, as a non-U.S. resident, is not eligible to defer U.S.-based compensation and therefore holds 4,490 restricted stock units directly and not through the Directors’ Deferral Plan.

(3)

Includes shares of Ashland Common Stock with respect to which the directors and executive officers have the right to acquire beneficial ownership within 60 calendar days after October 31, 2014, through the exercise of stock options or stock appreciation rights (“SARs”): as to Mr. O’Brien, 206,675 shares through SARs; as to

Mr. Willis, 1,312 shares through SARs; as to Mr. Ganz, 7,750 shares through SARs; as to Mr. Harris, 31,475 shares through SARs; as to Mr. Fernandez-Moreno, 5,750 shares through SARs; as to Mr. Schaefer 2,937 shares through options; and as to all directors and executive officers as a group, 2,937 shares through options and 323,612 shares through SARs. All unexercised options on this table are reported as gross shares. All SARs included in this table are reported on a net basis based on the closing price for Ashland Common Stock as reported on the New York Stock Exchange (“NYSE”) Composite Tape on October 31, 2014. All SARs are stock settled and are not issued in tandem with an option.

(4)

Includes restricted shares of Ashland Common Stock; as to Mr. O’Brien, 13,683 shares; as to Mr. Willis, 16,013 shares; as to Mr. Ganz, 17,678 shares; as to Mr. Harris, 11,785 shares; as to Mr. Fernandez-Moreno, 27,090 shares; and as to all executive officers as a group, 92,218 shares.

(5)

Includes 1,000 restricted shares of Ashland Common Stock for each of the non-employee directors, except for Mr. Cummins who received 1,000 restricted stock units in lieu of 1,000 restricted shares (discussed in footnote 2 above).

(6)	Includes shares of Ashland Common Stock held under the DRP, which provides participants with voting power with respect to such shares.

[Reminder of page intentionally left blank]

ELECTION OF DIRECTORS

Item 1

Board of Directors

Ashland is in the process of declassifying its Board, which is currently made up of eleven directors and previously had three classes, each with a term of three years. As each class term expires on a rolling basis, directors will come up for election over the next three Annual Meetings, beginning with the 2015 Annual Meeting, and will be elected for a one-year term only thereafter. At the 2017 Annual Meeting, all directors will be up for election for a one-year term. The three individuals nominated for election as directors at the 2015 Annual Meeting are Roger W. Hale, Vada O. Manager and George A. Schaefer, Jr. The nominees will be elected to serve a one-year term until the 2016 Annual Meeting and shall hold office until their successors are elected and qualified. The Governance and Nominating Committee (“G&N Committee”) has confirmed that all three nominees will be available to serve as directors upon election and recommends that shareholders vote for them at the Annual Meeting. John F. Turner, whose term as a director expires in 2015, and having reached his 72nd birthday will retire from the Board at the Annual Meeting pursuant to Ashland’s Corporate Governance Guidelines after nine years of service. Upon Mr. Turner’s retirement, the Board presently expects to reduce the number of total directorships to ten. As such, only three directors have been nominated for election at the 2015 Annual Meeting and shareholders may only vote for the three nominees.

In connection with the previously announced and ongoing integrated succession and strategic plan, the Board announced on November 14, 2014, that it had elected William A. Wulfsohn as Chairman and Chief Executive Officer of Ashland, effective January 1, 2015. Mr. Wulfsohn succeeds Mr. James J. O’Brien, who earlier this year announced plans to retire at the end of December 2014 after serving 12 years as Chairman and Chief Executive Officer of Ashland. As Mr. O’Brien’s successor, Mr. Wulfsohn will serve out the remainder of Mr. O’Brien’s term as a director on the Board. Consequently, Mr. Wulfsohn will join the Board on January 1, 2015 and be eligible for re-election as a director at the 2017 Annual Meeting.

Under Article XII of Ashland’s Articles, in an uncontested election, the affirmative vote of a majority of votes cast with respect to a director nominee is required for the nominee to be elected. Therefore, the number of votes cast “for” a nominee must exceed those cast “against” a nominee for the nominee to be elected to the Board of Directors. Abstentions will not be counted as votes cast either for or against the nominees.

Pursuant to the Board of Directors’ resignation policy in Ashland’s Corporate Governance Guidelines (published on Ashland’s website (http://investor.ashland.com)), any nominee who is serving as a director at the time of an uncontested election who fails to receive a greater number of votes “for” his or her election than votes “against” his or her election will tender his or her resignation for consideration by the Board of Directors within ten days following the certification of the shareholder vote. The Board will decide, through a process managed by the G&N Committee, whether to accept the resignation within 90 days following the date of the shareholder meeting. The Company will then promptly disclose the Board’s decision and reasons therefor. As a condition to his or her nomination, each person nominated by the G&N Committee must agree in advance to abide by the policy. Messrs. Hale, Manager and Schaefer, the three nominees, have each agreed to abide by the policy.

If no voting specification is made on a properly returned or voted proxy card, William A. Wulfsohn or Peter J. Ganz (proxies named on the proxy card) will vote FOR the three nominees named in this proxy statement. If any of the nominees should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies may vote for a replacement nominee recommended by the Board of Directors, or the Board may reduce the number of directors to be elected at the Annual Meeting. At this time, the Board knows of no reason why any of the nominees would not be able to serve as a director if elected.

The Board of Directors recommends a vote FOR Roger W. Hale, Vada O. Manager and George A.

Schaefer, Jr. for election as directors at the 2015 Annual Meeting.

Nominees for Election at the 2015 Annual Meeting

(Term expiring in 2016)

Roger W. Hale

Age: 71

Principal Occupation: Independent Consultant;

Former Chairman and Chief Executive Officer of LG&E Energy Corporation

Director Since: 2001

Committees:

•     Environmental, Health, Safety and Product Compliance

•     Governance and Nominating

Professional Experience:

Mr. Hale is currently an independent consultant. He served as Chairman of the Board and Chief Executive Officer of LG&E Energy Corporation, a diversified energy services company headquartered in Louisville, Kentucky, from August 1990 until retiring in April 2001. Prior to joining LG&E Energy, he was Executive Vice President of BellSouth Corporation, a communications services company in Atlanta, Georgia. From 1966 to 1986, Mr. Hale held several executive positions with AT&T Co., a communications services company, including Vice President, Southern Region from 1983 to 1986.

Education:

Mr. Hale holds a Bachelor of Arts degree from the University of Maryland and a Masters of Science in Management from the Massachusetts Institute of Technology, Sloan School of Management.

Mr. Hale is a Director of Hospira, Inc., where he is a member of the Compensation, Governance and Public Policy, and Science, Technology and Quality Committees. Within the past five years, Mr. Hale also served on the board of directors of H&R Block, Inc. as Presiding Director.

Director Qualifications:

As a former Chairman of the Board and Chief Executive Officer of a diversified energy services company, Mr. Hale brings significant management experience and knowledge to the Board in the areas of finance, accounting, business operations, risk oversight and corporate governance. He also brings significant experience gained from service on the board of directors of other public companies.

Nominees for Election at the 2015 Annual Meeting (continued)

Vada O. Manager

Age: 53

Principal Occupation: Chief Executive Officer of Manager Global Consulting Group;

Senior Counselor of APCO Worldwide

Director Since: 2008

Committees:

•     Audit

•     Governance and Nominating

•     Personnel and Compensation

Professional Experience:

Mr. Manager is the Chief Executive Officer of Manager Global Consulting Group and a Senior Counselor of APCO Worldwide, a strategic consulting company. Prior to that position, he was an independent global consultant. Mr. Manager served as the Senior Director of Global Issues Management for Nike, Inc. from 2006 until March 2009, and he held various management positions at Nike beginning in 1997. Before joining Nike, he performed a similar role for Levi Strauss & Co. and was also a Vice President of the Washington, D.C.-based public affairs firm, Powell Tate, a part of Weber Shandwick.

Education:

Mr. Manager holds a Bachelor of Science degree in political science from Arizona State University and performed graduate work at the London School of Economics.

Non-Profit Boards:

Mr. Manager serves as the Chair of the Civilian Public Affairs Committee of the U. S. Military Academy at West Point.

Director Qualifications:

As a current senior officer and former consultant and senior officer of other large companies, Mr. Manager brings significant experience and knowledge to the Board in the areas of risk oversight, crisis management, marketing, finance, accounting and international business operations.

Nominees for Election at the 2015 Annual Meeting (continued)

George A. Schaefer, Jr.

Age: 69

Principal Occupation: Former Chairman and Chief Executive Officer of Fifth Third

Bancorp

Director Since: 2003

Committees:

•     Audit (Chairman)

•     Personnel and Compensation

Professional Experience:

Mr. Schaefer served as Chairman of the Board of Directors and Chief Executive Officer of Fifth Third Bancorp and Fifth Third Bank headquartered in Cincinnati, Ohio until June 2008. Prior to that position, he held several executive positions with Fifth Third Bancorp and Fifth Third Bank, including Chief Executive Officer, President and Chief Operating Officer.

Education:

Mr. Schaefer holds a Bachelor of Science degree from the U.S. Military Academy at West Point and a Masters in Business Administration from Xavier University.

Public Company Boards:

Mr. Schaefer is non-executive Chairman of the Board of Directors of Wellpoint Inc., where he chairs the Executive Committee and is a member of the Compensation and Governance Committees. Mr. Schaefer also served on the Board of Directors of Fifth Third Bancorp until 2008.

Non-Profit Boards:

Mr. Schaefer is a member of the Board of Trustees of the University of Cincinnati Healthcare System.

Director Qualifications:

As a former Chairman of the Board and Chief Executive Officer of a leading financial institution, Mr. Schaefer brings significant experience and knowledge to the Board in the areas of finance, accounting, business operations, risk oversight and corporate governance. He also brings significant experience gained from service on the board of directors of other public companies.

Continuing Directors Not Up for Election at the 2015 Annual Meeting

Class III Directors

(Term expiring in 2016)

Brendan M. Cummins

Age: 63

Principal Occupation: Former Consultant to The Valence Group;

Former Chief Executive Officer of Ciba Specialty Chemicals

Director Since: 2012

Committees:

•     Audit

•     Environmental, Health, Safety and Product Compliance

Professional Experience:

Mr. Cummins served as a global strategic advisor to, and on the senior executive panel of, The Valence Group, a specialist mergers and acquisitions firm, from 2010 until May 2012. Prior to that position, Mr. Cummins served with Ciba Specialty Chemicals as Chief Executive Officer from 2007 to 2008 and as Chief Operating Officer from 2005 to 2007. From 1974 to 2005, Mr. Cummins held a variety of international and senior management positions with Ciba.

Education:

Mr. Cummins is an Associate and Fellow of the Institute of Company Accountants, is a Fellow of the Association of International Accountants and received a Diploma in Company Direction from the Institute of Directors in 2010. He also completed a management development program at Harvard in 1989.

Other Company Boards:

Mr. Cummins served until February 2014 as a board member of SolarPrint Ltd and serves as a board member of Tom Murphy Car Sales Ltd in Ireland.

Non-Profit Boards:

Mr. Cummins serves as Chairman of The Viking Trust Ltd in Waterford City, Ireland and until February 2013 as a board member and Vice Chair of the Waterford Civic Trust. He is also a board member of the Waterford Theatre-Royal Ltd.

Director Qualifications:

As the former Chief Executive Officer of a major chemical company and chemical industry consultant, Mr. Cummins brings significant management and chemical industry experience and knowledge to the Board in the areas of international business operations, accounting and finance, risk oversight, environmental compliance and corporate governance.

Continuing Directors Not Up for Election at the 2015 Annual Meeting (continued)

Mark C. Rohr Age: 63 Principal Occupation: Chairman and Chief Executive Officer of Celanese Corporation Director Since: 2008 Committees: • Audit • Environmental, Health, Safety and Product Compliance

Professional Experience:

Mr. Rohr is Chairman and Chief Executive Officer of Celanese Corporation, a technology and specialty materials company. He has served in these roles since April 2012. Prior to that position, he held several executive positions with Albemarle Corporation, a specialty chemical company, including Executive Chairman of the Board (2011-2012), Chairman of the Board (2008-2011), Chief Executive Officer (2002-2011) and President (2000-2010). Before joining Albemarle, he served with Occidental Chemical Corporation as Senior Vice President, Specialty Chemicals.

Education:

Mr. Rohr holds Bachelor of Science degrees in chemistry and chemical engineering from Mississippi State University.

Public Company Boards:

Within the past five years, Mr. Rohr has served as the Executive Chairman and Chairman of the Board of Albemarle Corporation.

Non-Profit Boards:

Mr. Rohr serves on the Executive Committee of the American Chemistry Council and the Advisory Board of Mississippi State University College of Arts and Sciences.

Director Qualifications:

As a current Chairman and Chief Executive Officer of a leading technology and specialty materials company and former Chairman of the Board and Chief Executive Officer of a leading chemical company, Mr. Rohr brings significant management and chemical industry experience and knowledge to the Board in the areas of finance, accounting, international business operations, safety, environmental compliance, risk oversight and corporate governance. He also brings significant experience gained from service on the board of directors of other public companies.

Continuing Directors Not Up for Election at the 2015 Annual Meeting (continued)

Janice J. Teal

Age: 62

Principal Occupation: Former Group Vice President and Chief Scientific Officer for

Avon Products Inc.

Director Since: 2012

Committees:

•     Environmental, Health, Safety and Product Compliance (Chairman)

•     Personnel and Compensation

Professional Experience:

Dr. Teal served as the Group Vice President and Chief Scientific Officer for Avon Products Inc., a direct seller of beauty and related products, from January 1999 to May 2010. Prior to that position, Dr. Teal served as Vice President of the Avon Skin Care Laboratories, where she led the bioscience research and skin care teams.

Education:

Dr. Teal holds a doctorate degree and a Master of Science degree in Pharmacology from Emory University Medical School, a Pharmacy Degree from Mercer University and was a Post-Doctoral Fellow at the New York University Medical Center Institute of Environmental Medicine.

Public Company Boards:

Within the past five years, Dr. Teal served on the Board of Directors of Arch Chemicals, Inc., where she served on the Audit Committee and the Corporate Governance Committee.

Director Qualifications:

As former Group Vice President and Chief Scientific Officer of a leading personal care company, Dr. Teal brings significant scientific and personal care industry experience and knowledge to the Board in the areas of research and development, marketing, safety and risk oversight. She also brings significant experience gained from service on the board of directors of another public chemical company.

Continuing Directors Not Up for Election at the 2015 Annual Meeting (continued)

Michael J. Ward

Age: 64

Principal Occupation: Chairman of the Board and Chief Executive Officer of

CSX Corporation

Director Since: 2001

Committees:

•     Governance and Nominating

•     Personnel and Compensation

Professional Experience:

Mr. Ward is Chairman of the Board and Chief Executive Officer of CSX Corporation, a transportation supplier. Prior to that position, he was President of CSX Transportation, the corporation’s rail unit.

Education:

Mr. Ward holds a Bachelor of Science degree from the University of Maryland and a Masters in Business Administration from the Harvard Business School.

Non-Profit Boards:

Mr. Ward is a Director of the American Coalition for Clean Coal Electricity, City Year and Take Stock in Children. His other affiliations include The Florida Council of 100, The Business Roundtable, the Hubbard House Foundation, Edward Waters College Foundation and Michael and Kim Ward Foundation.

Director Qualifications:

As a current Chairman of the Board and Chief Executive Officer of a major transportation company, Mr. Ward brings significant experience and knowledge to the Board in the areas of finance, accounting, business operations, safety, environmental compliance, risk oversight and corporate governance. He also brings significant experience gained from service on the board of directors of another public company.

Continuing Directors Not Up for Election at the 2015 Annual Meeting

Class I Directors

(Term expiring in 2017)

Stephen F. Kirk

Age: 65

Principal Occupation: Former Senior Vice President and Chief Operating Officer of The Lubrizol Corporation

Director Since: 2013

Committees:

•      Audit

•      Environmental, Health, Safety and Product Compliance

Professional Experience:

Mr. Kirk served as Senior Vice President and Chief Operating Officer of The Lubrizol Corporation, a manufacturer of specialty chemicals, from September 2008 until his retirement in December 2011. From June 2004 to September 2008, he served as President of Lubrizol Additives. Prior to that, Mr. Kirk served as Vice President of Sales and Marketing from June 1999 to June 2004.

Education:

Mr. Kirk holds a Bachelor’s degree and Master’s degree in chemical engineering from Cornell University and a Masters in Business Administration from Cleveland State University.

Public Company Boards:

Within the past five years, Mr. Kirk has served on the Board of Directors of Robbins & Myers, Inc.

Non-Profit Boards:

Mr. Kirk serves as Executive in Residence at the Monte Ahuja College of Business at Cleveland State University and Chairman of the Cleveland State University Foundation Board. He is also a member of the Cleveland State University board of trustees. Mr. Kirk is Vice-Chair of the Vocational Guidance Service Board and serves on the Boy Scouts of America—Western Reserve Council Advisory Board.

Director Qualifications:

As the former Senior Vice President and Chief Operating Officer of a major specialty chemicals company, Mr. Kirk brings significant management, executive and chemical industry experience and knowledge to the Board in the areas of international business operations, accounting and finance, risk oversight, environmental compliance and corporate governance. He also brings significant experience gained from service on the board of directors of another public company.

Continuing Directors Not Up for Election at the 2015 Annual Meeting (continued)

James J. O’Brien* Age: 60 Principal Occupation: Chairman of the Board and Chief Executive Officer of Ashland Inc. Director Since: 2002

Professional Experience:

Mr. O’Brien is Ashland’s Chairman of the Board and Chief Executive Officer. Prior to this position, Mr. O’Brien was President and Chief Operating Officer of Ashland and Senior Vice President and Group Operating Officer of Ashland. He also served as the President of Valvoline from 1995 to 2001.

Education:

Mr. O’Brien holds a Bachelor of Science degree in accounting and finance and a Masters in Business Administration from The Ohio State University.

Public Company Boards:

Mr. O’Brien is a Director of Humana Inc., where he serves on the Investment and Audit Committees, and Albemarle Corporation, where he serves on the Executive Compensation and Health, Safety & Environment Committees.

Non-Profit Boards:

Mr. O’Brien serves as a member of the Dean’s Advisory Council for the Fisher Graduate College of Business at The Ohio State University. He is also a member of the Board of Directors of the American Chemistry Council.

Director Qualifications:

Mr. O’Brien has extensive knowledge of Ashland and all of its business segments, and he brings significant management experience and knowledge to the Board in the areas of finance, accounting, international business operations, risk oversight and corporate governance. He also brings significant experience gained from service on the board of directors of other public companies.

*	Pursuant to Ashland’s previously announced and ongoing integrated succession and strategic plan, Mr. O’Brien will retire as Chairman of the Board and Chief Executive Officer of Ashland at the end of December 2014.

Continuing Directors Not Up for Election at the 2015 Annual Meeting (continued)

William A. Wulfsohn*

Age: 52

Principal Occupation: Chairman and Chief Executive Officer of Ashland effective

January 1, 2015; Former President and Chief Executive Officer of Carpenter

Technology Corporation

Director: Commencing January 1, 2015

Professional Experience:

Prior to his election by the Board as Chairman and Chief Executive Officer of Ashland, Mr. Wulfsohn served as President and Chief Executive Officer of Carpenter Technology Corporation from July 2010. Mr. Wulfsohn also served as a Director for Carpenter Technology Corporation beginning in April 2009. Prior to joining Carpenter Technology Corporation, Mr. Wulfsohn served as Senior Vice President, Industrial Coatings at PPG Industries. Before joining PPG Industries, Mr. Wulfsohn served as Vice President and General Manager for Honeywell International. Previously, Mr. Wulfsohn worked for Morton International/Rohm & Haas, beginning as a director of marketing and subsequently as Vice President and Business Director. Mr. Wulfsohn began his professional career with McKinsey & Company.

Education:

Mr. Wulfsohn holds a chemical engineering degree from the University of Michigan and a Master of Business Administration degree from Harvard University.

Public Company Boards:

Mr. Wulfsohn served as a Director of Carpenter Technology Corporation. Mr. Wulfsohn is a Director of PolyOne Corporation, where he serves on the Compensation Committee.

Director Qualifications:

As the former President and Chief Executive Officer of Carpenter Technology Corporation, a leading specialty materials company, Mr. Wulfsohn brings significant experience and knowledge to the Board in the areas of finance, accounting, business operations, management, manufacturing, safety, environmental compliance, risk oversight and corporate governance. Also, as former Senior Vice President of Industrial Coatings at PPG Industries and an executive at other chemical companies, Mr. Wulfsohn brings considerable specialty chemicals management and manufacturing experience to the Board. He also brings significant experience gained from service on the board of directors of other public companies.

*	Pursuant to Ashland’s previously announced and ongoing integrated succession and strategic plan, the Board announced on November 14, 2014, that it had elected William A. Wulfsohn as Chairman and Chief Executive Officer of Ashland, effective January 1, 2015.

Continuing Directors Not Up for Election at the 2015 Annual Meeting (continued)

Barry W. Perry

Age: 68

Principal Occupation: Former Chairman and Chief Executive Officer of

Engelhard Corporation

Director Since: 2007

Lead Independent Director

Committees:

•     Personnel and Compensation (Chairman)

•     Governance and Nominating

Professional Experience:

Mr. Perry served as Chairman and Chief Executive Officer of Engelhard Corporation from January 2001 to June 2006. Prior to that position, he held various management positions with Engelhard Corporation beginning in 1993. From 1991 to 1993, Mr. Perry was a Group Vice President of Rhone-Poulenc. Prior to joining Rhone-Poulenc, he held a number of executive positions with General Electric Company.

Education:

Mr. Perry holds a Bachelor of Science degree in plastics engineering from the University of Massachusetts.

Public Company Boards:

Mr. Perry is a Director of Arrow Electronics, Inc., where he serves on the Compensation Committee, and Albemarle Corporation, where he serves on the Executive Compensation Committee and chairs the Health, Safety and Environment Committee. Within the past five years, Mr. Perry also served on the Board of Directors of Cookson Group PLC.

Director Qualifications:

As the former Chairman of the Board and Chief Executive Officer of a leading chemical company, Mr. Perry brings significant management and chemical industry experience and knowledge to the Board in the areas of finance, accounting, international business operations, safety, environmental compliance, risk oversight and corporate governance. He also brings significant experience gained from service on the boards of directors of other public companies.

COMPENSATION OF

DIRECTORS

Director Compensation Table

The following table is a summary of compensation information for the fiscal year ended September 30, 2014 for Ashland’s non-employee directors. Mr. O’Brien, Chairman of the Board and Chief Executive Officer, receives no compensation as a director of Ashland.

Name	Fees Earned or Paid in Cash (1) ($)	Stock Awards (2) ($)	Total ($)
(a)	(b)	(c)	(d)
Brendan M. Cummins	99,000	100,000	199,000

Roger W. Hale	110,000	100,000	210,000

Stephen F. Kirk	102,250	100,000	202,250

Kathleen Ligocki*	36,333	100,000	136,333

Vada O. Manager	119,000	100,000	219,000

Barry W. Perry	150,000	100,000	250,000

Mark C. Rohr	99,000	100,000	199,000

George A. Schaefer, Jr.	105,000	100,000	205,000

Janice J. Teal	120,000	100,000	220,000

John F. Turner**	100,000	100,000	200,000

Michael J. Ward	90,000	100,000	190,000

*	Ms. Ligocki retired from Ashland’s Board of Directors on January 30, 2014.

**	Mr. Turner will retire from Ashland’s Board of Directors effective at the Annual Meeting of Shareholders on January 29, 2015.

(1)

For fiscal 2014, Messrs. Manager, Perry, Ward and Dr. Teal and Ms. Ligocki deferred all or a portion of their fees into the Directors’ Deferral Plan. Dr. Teal deferred $96,667 of her fees into the Directors’ Deferral Plan. Mr. Manager deferred $2,475 of his fees into the Directors’ Deferral Plan and he received $2,475 of his fees in Ashland Common Stock. Mr. Ward deferred $90,000, Mr. Perry deferred $120,000, Ms. Ligocki deferred $9,083, and Mr. Kirk received $37,125 of his fees in Ashland Common Stock. The amount for each of Dr. Teal, Messrs. Manager, Hale and Perry includes a payment for their services on the Special CEO Search Committee (the “Search Committee”). For those services, Mr. Perry received $30,000 as Chairman of the Search Committee, while Dr. Teal, Messrs. Manager and Hale received $20,000 each as members of the Search Committee.

(2)

The values in column (c) represent the aggregate grant date fair value of restricted stock unit awards granted in fiscal 2014 computed in accordance with FASB ASC Topic 718. These restricted stock unit awards are recorded as liabilities under generally accepted accounting principles and do not require assumptions in computing their grant date fair value. The number of restricted stock unit awards received is rounded to the nearest whole share. Other than Mr. Cummins, each non-employee director received a grant of 1,062 restricted stock units of Ashland Common Stock in the Directors’ Deferral Plan on January 30, 2014. Mr. Cummins received a grant of 1,062 restricted stock units directly on January 30, 2014. The grant date fair value per share of each restricted stock unit was the same as the closing price of $94.12 per share of Ashland Common Stock on the NYSE on such date.

The following table identifies the aggregate number of stock and option awards for each non-employee director outstanding as of September 30, 2014.

Name	Shares of Restricted Ashland Common Stock (#)	Unvested Restricted Stock Units of Ashland Common Stock (1) (#)	Outstanding Ashland Stock Options (2) (#)
Brendan M. Cummins	0	4,490	0

Roger W. Hale	1,000	1,073	0

Stephen F. Kirk	1,000	1,073	0

Vada O. Manager	1,000	1,073	0

Barry W. Perry	1,000	1,073	0

Mark C. Rohr	1,000	1,073	0

George A. Schaefer, Jr.	1,000	1,073	2,937

Janice J. Teal	1,000	1,073	0

John F. Turner*	1,000	1,073	0

Michael J. Ward	1,000	1,073	0

*	Mr. Turner will retire from Ashland’s Board of Directors effective at the Annual Meeting of Shareholders on January 29, 2015.

(1)

Includes credit for reinvested dividends allocated since the grant date, January 30, 2014, for all directors. For all directors other than Mr. Cummins, the restricted stock units vest one year after date of grant or upon the date of the next annual shareholder meeting, if earlier. Mr. Cummins’s restricted stock units vest as described below under “Restricted Shares/Units” of this proxy statement.

(2)	No stock options have been granted to non-employee directors since January 26, 2006.

Annual Retainer

Ashland’s non-employee director compensation program provides: (a) an annual retainer of $90,000 for each director; (b) an additional annual retainer of $20,000 for the Lead Independent Director; (c) an additional annual retainer of $15,000 for the Chair of the Audit Committee and $9,000 for Audit Committee members; and (d) an additional annual retainer of $10,000 for other Committee Chairs.

Non-employee directors may elect to receive part or all of each retainer in cash or in shares of Ashland Common Stock. They may also elect to have a portion or all retainers deferred and paid through the Directors’ Deferral Plan. The directors who make an election to defer retainers may have the deferred amounts held as common stock units (share equivalents) in the hypothetical Ashland Common Stock fund or invested under the other available investment options under the plan. The payout of the deferred retainers occurs upon termination of service by a director. Directors may elect to have the payout in a single lump sum or in installments not to exceed 15 years. For deferrals before January 1, 2005, upon a “change in control” of Ashland (as defined in the

Directors’ Deferral Plan), amounts in the directors’ deferral accounts will be automatically distributed as a lump sum in cash to the director. For deferrals on and after January 1, 2005, distributions for such deferrals will be made pursuant to each director’s election and valued at the time of the distribution.

Restricted Shares/Units

Upon election to the Board of Directors, each new director (other than Mr. Cummins, who is a non-U.S. resident) received 1,000 restricted shares of Ashland Common Stock. In lieu of 1,000 restricted shares of Ashland Common Stock, Mr. Cummins received 1,000 restricted stock units. The restricted shares and Mr. Cummins’s restricted stock units may not be sold, assigned, transferred or otherwise encumbered until the earliest to occur of: (i) retirement from the Board of Directors; (ii) death or disability of the director; (iii) a 50% change in the beneficial ownership of Ashland; or (iv) voluntary early retirement to enter governmental service. The G&N Committee has discretion to limit a director’s forfeiture of these shares or restricted stock units if the non-employee director leaves the Board of Directors for reasons other than those listed above.

Each non-employee director (other than Mr. Cummins) also receives an annual award of deferred restricted stock units in the Directors’ Deferral Plan with a grant date value of $100,000 (pro-rated as applicable for less than a full-year of service). The restricted stock units vest one year after date of grant or upon the date of the next annual shareholder meeting, if earlier. Dividends on restricted stock units are reinvested in additional restricted stock units. Upon a “change in control” of Ashland, the restricted stock units immediately vest. In prior years, a director could elect before the restricted stock units vest to have his or her vested units paid in shares of Ashland Common Stock or in cash after the director terminates from service. Going forward, such election would be made by the directors before the restricted stock units are awarded.

Mr. Cummins, as a non-U.S. resident, is not eligible to participate in the Directors’ Deferral Plan. Therefore, he received an annual award of restricted stock units directly, which will vest on the same basis as his restricted stock units described in the preceding paragraph. His annual award will continue to be granted directly (and not through deferral).

Stock Ownership Guidelines for Directors

The Board of Directors considers Ashland Common Stock ownership by directors to be of utmost importance. The Board believes that such ownership enhances the commitment of directors to Ashland’s future and aligns their interests with those of Ashland’s other shareholders. The Board has therefore established minimum stock ownership guidelines for non-employee directors which require each director to own the lesser of (i) 12,500 shares or units of Ashland Common Stock, or (ii) Ashland Common Stock having a value of at least five times his or her base annual cash retainer of $90,000. Each newly elected director has five years from the year elected to reach this ownership level. As of October 31, 2014, all of Ashland’s then current directors had attained the minimum stock ownership levels based on holdings, except for (a) Mr. Cummins and Dr. Teal, each of whom joined the Board in 2012 and will not be required to meet the minimum stock ownership guidelines until 2017, and (b) Mr. Kirk who joined the Board in 2013 and will not be required to meet the minimum stock ownership guidelines until 2018.

CORPORATE GOVERNANCE

Governance Principles

Ashland is committed to adhering to sound corporate governance practices. The documents described below are published on Ashland’s website (http://investor.ashland.com). These documents are also available in print at no cost to any shareholder who requests them. Among the corporate governance practices followed by Ashland are the following:

•

Ashland has adopted Corporate Governance Guidelines. These guidelines provide the framework for the Board of Directors’ governance of Ashland and include a general description of the Board’s purpose, director qualification standards, retirement and resignation policies and other responsibilities. The Corporate Governance Guidelines require that at least two-thirds of Ashland’s directors be independent, as defined by Ashland’s Director Independence Standards (the “Standards”), which incorporate the independence requirements of the SEC’s rules and the listing standards of the NYSE.

•

Ashland also requires compliance with its code of business conduct which applies to all of Ashland’s directors and employees, including the principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions. The code of business conduct promotes honest and ethical conduct, compliance with applicable laws, rules and regulations, prompt reporting of violations of the code and full, fair, accurate, timely and understandable disclosure in reports filed with the SEC. Ashland intends to post any amendments or waivers of the code (to the extent applicable to Ashland’s directors and executive officers) on Ashland’s website or in a Current Report on Form 8-K.

•	Each of Ashland’s Board Committees has adopted a charter defining its respective purposes and responsibilities.

•

Only independent directors, as defined in the Standards, may serve on the Audit Committee, G&N Committee, Personnel and Compensation Committee (the “P&C Committee”) and Environmental, Health, Safety and Product Compliance Committee (the “EHS&PC Committee”) of the Board.

•	The Board, and each Committee of the Board, has the authority to engage independent consultants and advisors.

Board Leadership Structure

Ashland combines the roles of Chairman of the Board and Chief Executive Officer, which is balanced through the appointment of a Lead Independent Director. The Board believes that combining the positions of Chairman and Chief Executive Officer provides clarity of leadership and is in the best interests of Ashland and its shareholders at this time. The Board believes that the use of a Lead Independent Director provides appropriate independent oversight of management. Independent oversight has been further assured by having only one member of management on the Board. The non-management directors regularly meet alone in executive session at Board meetings.

The Lead Independent Director is an independent director selected annually by the G&N Committee. Mr. Perry is currently the Lead Independent Director. In addition to the duties of all Board members, the Lead Independent Director:

•	Coordinates with the Chairman of the Board to determine the appropriate schedule of meetings;

•	Places any item he or she determines is appropriate on the Board’s agenda;

•

Directs that specific materials be included in Board mailings and works with the G&N Committee, as appropriate, to assess the quality, quantity and timeliness of the flow of information from management to the Board;

•	Directs the retention of consultants and advisors to report directly to the Board;

•	Coordinates with the G&N Committee to oversee compliance with Ashland’s Corporate Governance Guidelines and to recommend appropriate revisions thereto;

•

Coordinates and develops the agenda for, and moderates executive sessions of, the Board’s independent directors and acts as principal liaison between the independent directors and the Chairman of the Board and Chief Executive Officer on sensitive matters; and

•	Works with the G&N Committee to recommend the membership of the various Board Committees and Committee Chairs.

Oversight of Ashland’s Executive Compensation Program

The P&C Committee is responsible for the approval and administration of compensation programs for executive officers and certain other employees of Ashland. The P&C Committee is composed of independent directors (as defined in the Standards). In making compensation decisions, the P&C Committee considers, among other things: Ashland’s compensation philosophy, its financial and operating performance, the individual performance of executives, compensation policies and practices for Ashland employees generally, and practices and executive compensation levels of peer and similarly-sized general industry companies.

The P&C Committee’s primary responsibilities are to:

•	Ensure that the Company’s executive compensation programs are competitive, support organizational objectives and shareholder interests, and emphasize the pay for performance linkage;

•

Review, evaluate and approve on an annual basis, the goals and objectives of the Chief Executive Officer. The P&C Committee annually evaluates the Chief Executive Officer’s performance in light of these established goals and objectives, and based on these evaluations, the P&C Committee sets the Chief Executive Officer’s annual compensation, including base salary, annual incentives and long-term incentives;

•	Review and approve compensation of all key senior executives and elected corporate officers; and

•

Approve any employment agreements, consulting arrangements, severance or retirement arrangements, change in control agreements, and/or any special or supplemental benefits or provisions covering any current or former executive officer of Ashland.

For further information about the responsibilities of the P&C Committee, see “Committees and Meetings of the Board of Directors—Personnel and Compensation Committee” on page 31.

The P&C Committee may form and delegate authority to subcommittees with regard to any of the above responsibilities.

In determining and administering the executive compensation programs, the P&C Committee takes into consideration:

•

Recommendations of the Chief Executive Officer and the Chief Human Resources and Communications Officer regarding potential changes to named executive officer compensation based on performance, competitiveness, personnel and organizational changes, regulatory issues, strategic initiatives and other matters;

•	Information provided by the Human Resources function at Ashland; and

•

Advice of an outside, independent, executive compensation consultant on all aspects of executive compensation, including comparison to the practices and executive compensation levels of peer and general industry companies.

The P&C Committee meets in executive session for a portion of each of its meetings.

Personnel and Compensation Committee Interlocks and Insider Participation

The members of the P&C Committee for fiscal 2014 were Barry W. Perry (Chair), Kathleen Ligocki, Vada O. Manager, George A. Schaefer, Jr., Janice J. Teal and Michael J. Ward. Kathleen Ligocki retired from the Ashland Board of Directors on January 30, 2014. There were no impermissible interlocks or inside directors on the P&C Committee.

Board’s Role of Risk Oversight

The Board of Directors has oversight responsibility with respect to Ashland’s risk management processes. This includes working with management to determine and assess the Company’s philosophy and strategy towards risk management and mitigation. Management is responsible for the day-to-day management of risk, and they report periodically to the Board and to specific Committees on current and emerging risks and the Company’s approach to avoiding and mitigating risk exposure. The Board reviews in detail the Company’s most significant risks and whether management is responding consistently within the Company’s overall risk management and mitigation strategy.

While the Board maintains the ultimate oversight responsibility for risk management, each of the various Committees of the Board has been assigned responsibility for risk management oversight of specific areas. In particular, the Audit Committee maintains responsibility for overseeing risks related to Ashland’s financial reporting, audit process, internal controls over financial reporting and disclosure controls and procedures. The Audit Committee also has oversight responsibility related to Ashland’s key financial risks. The EHS&PC Committee assists the Board in fulfilling its oversight responsibility with respect to environmental, health, safety, product compliance and business continuity risks. In setting compensation, the P&C Committee monitors and evaluates the compensation and benefits structure of the Company, including providing guidance on philosophy and policy matters and excessive risk-taking. Finally, the G&N Committee conducts an annual review of nominees to the Board and is charged with developing and recommending to the Board corporate governance principles and policies and Board Committee structure, leadership and membership.

Director Independence and Certain Relationships

The Board of Directors has adopted the Standards to assist in its determination of director independence. To qualify as independent under these Standards, the Board must affirmatively determine that a director has no material relationship with Ashland, other than as a director.

Pursuant to the Standards, the Board of Directors undertook a review of director independence in November 2014. During this review, the Board considered relationships and transactions between, on the one hand, each director, any member of his or her immediate family, and his or her affiliates, and on the other hand, Ashland and its subsidiaries and affiliates. As provided for in the Standards, the purpose of the review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.

As a result of the review, the Board of Directors affirmatively determined that Messrs. Cummins, Hale, Kirk, Manager, Perry, Rohr, Schaefer, Turner, Ward, and Dr. Teal are each independent of Ashland and its affiliates. Mr. O’Brien, Ashland’s Chief Executive Officer, is the only director determined not to be independent of Ashland. In addition, the Board has affirmatively determined that all members of the Audit Committee and P&C Committee are independent under SEC rules and the listing standards of the NYSE.

In the normal course of business, Ashland had transactions with other corporations where certain directors are executive officers. None of the transactions were material in amount as to Ashland and none were reportable under federal securities laws. Ashland’s Board of Directors has concluded that the following relationships between Ashland and the director-affiliated entities are not material pursuant to the Standards, and the G&N Committee has determined that the transactions are not “Related Person Transactions,” as defined in the Related Person Transaction Policy:

Mark C. Rohr, a director of Ashland, became the Chairman and Chief Executive Officer of Celanese Corporation (“Celanese”) in April 2012. During fiscal 2014, Ashland paid Celanese approximately $13.5 million, and Celanese paid Ashland approximately $5.9 million, for certain products and/or services.

Michael J. Ward, a director of Ashland, is Chairman of the Board and Chief Executive Officer of CSX Corporation (“CSX”). During fiscal 2014, Ashland paid CSX approximately $6.1 million for transportation services. CSX did not purchase any products and/or services from Ashland.

Related Person Transaction Policy

Federal securities laws require Ashland to describe any transaction since the beginning of the last fiscal year, or any currently proposed transaction, in which Ashland was or is to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest. Related persons are directors and executive officers, nominees for director and any immediate family members of directors, executive officers or nominees for director. Ashland is also required to describe its policies and procedures for the review, approval or ratification of any Related Person Transaction.

Pursuant to Ashland’s written Related Person Transaction Policy (the “Policy”), the G&N Committee is responsible for reviewing the material facts of all transactions that could potentially be “transactions with related persons.” The Policy covers any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year, (2) Ashland is a participant, and (3) any related person has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). Transactions between Ashland and any firm, corporation or entity in which a related person is an executive officer or general partner, or in which any related persons collectively hold more than 10% of the ownership interests, are also subject to review under the Policy.

Under the Policy, Ashland’s directors and executive officers are required to identify annually and on an as needed basis potential transactions with related persons or their firms that meet the criteria set forth in the Policy, and management is required to forward all such disclosures to the G&N Committee. The G&N Committee reviews each disclosed transaction. The G&N Committee has discretion to approve, disapprove or otherwise act if a transaction is deemed to be a Related Person Transaction subject to the Policy. Only disinterested members of the G&N Committee may participate in the determinations made with regard to a particular transaction. If it is impractical to convene a meeting of the G&N Committee, the Chairman of the G&N Committee is authorized to make a determination and promptly report such determination in writing to the other G&N Committee members. All determinations made under the Policy are required to be reported to the full Board of Directors.

Under the Policy and consistent with SEC regulations, certain transactions are not Related Person Transactions, even if such transactions exceed $120,000 in a fiscal year. Those exceptions are:

•	Compensation to a director or executive officer which is or will be disclosed in Ashland’s proxy statement;

•	Compensation to an executive officer which is approved by the P&C Committee and would have been disclosed in Ashland’s proxy statement if the executive officer was a “named executive officer;”

•

A transaction in which the rates or charges involved are determined by competitive bids, or which involves common, contract carrier or public utility services at rates or charges fixed in conformity with law or governmental authority;

•	A transaction that involves services as a bank depository of funds, transfer agent, registrar, indenture trustee or similar services; and

•	A transaction in which the related person’s interest arises solely from the ownership of Ashland Common Stock and all shareholders receive the same benefit on a pro rata basis.

Communication with Directors

The Board of Directors has established a process by which shareholders and other interested parties may communicate with the Board. Persons interested in communicating with the Board, or with a specific member or Committee of the Board, may do so by writing to the Lead Independent Director in care of the General Counsel of Ashland, 50 E. RiverCenter Boulevard, P.O. Box 391, Covington, KY 41012-0391. Communications directed to the Lead Independent Director will be reviewed by the General Counsel and distributed to the Lead Independent Director as well as to other individual directors, as appropriate, depending on the subject matter and facts and circumstances outlined in the correspondence. Communications that are not related to the duties and responsibilities of the Board, or are otherwise inappropriate, will not be forwarded to the Lead Independent Director, although all communications directed to the Board will be available to any director upon request.

Attendance at Annual Meeting

Ashland has a policy and practice of strongly encouraging all directors to attend the Annual Meeting. All of Ashland’s then current directors were present at the Annual Meeting held on January 30, 2014.

Executive Sessions of Directors

The non-employee directors meet in executive session at each regularly scheduled meeting of the Board, and at other times as they may determine appropriate. The Audit and P&C Committees of the Board meet in executive session during every regular Committee meeting. Other Board Committees meet in executive session at the discretion of the Committee members.

Shareholder Recommendations for Directors

The G&N Committee considers director candidates recommended by other directors, employees and shareholders, and is authorized, at its discretion, to engage a professional search firm to identify and suggest director candidates. Written suggestions for director candidates should be sent via registered, certified or express mail to the Secretary of Ashland at 50 E. RiverCenter Boulevard, P.O. Box 391, Covington, KY 41012-0391. Such suggestions should be received no later than September 1, 2015, to be considered by the G&N Committee for inclusion as a director nominee for the 2016 Annual Meeting. Suggestions for director candidates should include all information required by Ashland’s By-laws, and any other relevant information, as to the proposed candidate. The G&N Committee selects each director nominee based on the nominee’s skills, achievements and experience. The G&N Committee will review all director candidates in accordance with its charter and Ashland’s Corporate Governance Guidelines, and it will identify qualified individuals consistent with criteria approved by the Board of Directors. The G&N Committee shall select individuals as director nominees who exhibit the highest personal and professional integrity, who have demonstrated exceptional ability and judgment and who shall be most effective in serving the interests of Ashland’s shareholders. Additionally, the G&N Committee shall seek director candidates who exhibit the following personal and professional qualifications: (1) significant experience in either the chemical or consumer marketing industries; (2) product or process innovation experience; (3) international business expertise; (4) diverse experience in policy-making in business, government, education and/or technology, or in areas that are relevant to Ashland’s global business and strategy;

(5) an inquisitive and objective nature, practical wisdom and mature judgment; and (6) the ability to work with Ashland’s existing directors and management. Individuals recommended by shareholders in accordance with these procedures will be evaluated by the G&N Committee in the same manner as individuals who are recommended through other means.

Shareholder Nominations of Directors

In order for a shareholder to nominate a director at an annual meeting who is not otherwise nominated by the G&N Committee, Ashland’s By-laws require that the shareholder must give written notice (as specified below) to the Secretary of Ashland not later than ninety days in advance of the annual meeting (provided that if the annual meeting of shareholders is held earlier than the last Thursday in January, such notice must be given within ten days after the first public disclosure of the date of the annual meeting). Public disclosure may include a public filing with the SEC. The notice must contain the following information:

•	The name and address of the shareholder who intends to make the nomination and the name and address of the person(s) to be nominated;

•

A representation that the shareholder is a shareholder of record of Ashland Common Stock entitled to vote at such meeting and that the shareholder intends to appear in person or by proxy to make the nomination(s) specified in the notice;

•

A description of all arrangements or understandings between the shareholder and each nominee and any other person(s) pursuant to which the nomination(s) are to be made by the shareholder. The other person(s) must be named in the notice;

•	Information about each nominee that would be required in a proxy statement, according to the rules of the SEC, had the nominee been proposed by the Board of Directors;

•	The consent of each nominee to serve as a director if so elected; and

•	A representation as to whether or not the shareholder will solicit proxies in support of his or her nominee(s).

The chairman of any meeting of shareholders to elect directors and the Board of Directors may refuse to acknowledge any nomination that is not made in compliance with the procedure described above or if the shareholder fails to comply with the representations set forth in the notice.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors currently has four committees: Audit Committee; Environmental, Health, Safety and Product Compliance Committee; Governance and Nominating Committee; and Personnel and Compensation Committee. All Committees are composed entirely of independent directors. During fiscal 2014, 12 meetings of the Board were held, and each director attended at least 75% of the meetings. Overall attendance at Board and Committee meetings was 92.3%.

Following the announcement in April 2014 of the upcoming retirement of Mr. James J. O’Brien, Ashland’s Chairman and Chief Executive Officer, the Board established the Search Committee which responsibilities included identifying and evaluating potential CEO candidates, and ultimately advising the Board on its recommendations for hiring Ashland’s next CEO. The Search Committee was chaired by Mr. Barry W. Perry, the Board’s lead independent director. Other members of the Search Committee were: Dr. Janice Teal, Mr. Vada Manager and Mr. Roger Hale. Following its inception, the Search Committee:

•	Engaged an executive search firm after conducting a competitive review process;

•	Defined the search parameters, including the experience and competencies desired in the CEO role;

•	Screened and evaluated a broad pool of potential candidates, including internal candidates;

•	Conducted interviews with final candidates;

•	Selected the candidate to recommend to the full Board for approval;

•	Collaborated with the Personnel & Compensation Committee on negotiating the terms of the letter agreement; and

•	Developed and implemented a plan for the successful transition from the retiring CEO to the incoming CEO, including the initial orientation and integration of the new CEO into Ashland.

The Board announced on November 14, 2014 that the Search Committee had completed its assignment and that Mr. William A. Wulfsohn had been elected as Chairman and Chief Executive Officer of Ashland, effective January 1, 2015. Mr. Wulfsohn succeeds Mr. James J. O’Brien, who earlier this year announced plans to retire at the end of December 2014 after serving 12 years as Chairman and Chief Executive Officer of Ashland. As Mr. O’Brien’s successor, Mr. Wulfsohn will serve out the remainder of Mr. O’Brien’s term as a director on the Board. Consequently, Mr. Wulfsohn will join the Board on January 1, 2015 and be eligible for re-election as a director at the 2017 Annual Meeting.

The following table describes the current members of each of the Committees, each Committee’s primary responsibilities and the number of meetings held during fiscal 2014. Each Committee’s charter is available on Ashland’s website (http://investor.ashland.com/governance.cfm).

Meetings and Current Members	Summary of Responsibilities

AUDIT COMMITTEE

Meetings in fiscal 2014: 7

In addition, the Committee met each fiscal quarter to discuss and review Ashland’s quarterly financial performance, associated news releases and Form 10-Q filings.

Members:

George A. Schaefer, Jr. (Chair)

Brendan M. Cummins

Stephen F. Kirk

Kathleen Ligocki*

Vada O. Manager

Mark C. Rohr

*       Retired on January 30, 2014

•    Oversees Ashland’s financial reporting process, including earnings releases and the filing of financial reports.

•    Reviews management’s implementation and maintenance of adequate systems of internal accounting and financial controls (including internal control over financial reporting).

•    Evaluates the independence and performance of the independent auditors, who report directly to the Committee.

•    Selects independent auditors based on qualification and independence and approves audit fees and services performed by independent auditors.

•    Reviews the effectiveness of Ashland’s legal and regulatory compliance programs.

•    Discusses the overall scope and plans for audits with both internal and independent auditors.

•    Reviews and investigates any matters pertaining to the integrity of executive management and oversees compliance by management with laws, regulations and the code of business conduct.

•    Establishes and maintains procedures for handling complaints regarding accounting and auditing matters.

•    Reviews Ashland’s enterprise risk management policies and assessment processes.

•    Evaluates and recommends actions regarding significant financial issues such as capital structure, dividend policy, offerings of corporate securities, major borrowings, credit facilities, derivatives and swaps policies (including entry into swaps in reliance on the end-user exception), past audits of capital investments, capital projects, commercial commitments and merger, acquisition and divestiture activities.

•    Oversees funding and investment policy related to employee benefit plans.

•    Reviews performance and operation of internal audit including the head of internal audit, and reviews adverse audit reports.

Meetings and Current Members	Summary of Responsibilities

ENVIRONMENTAL, HEALTH,
SAFETY AND PRODUCT
COMPLIANCE COMMITTEE

Meetings in fiscal 2014: 4

Members:

Brendan M. Cummins

Roger W. Hale

Stephen F. Kirk

Kathleen Ligocki*

Mark C. Rohr

Janice J. Teal (Chair)

John F. Turner**

*       Retired on January 30, 2014

**     Will retire on January 29, 2015

•    Oversees and reviews Ashland’s environmental, health and safety policies, programs, practices and any product quality issues, competitors’ activities and industry best practices.

•    Oversees and reviews environmental, health and safety regulatory trends, including Ashland’s overall compliance, remediation and sustainability efforts.

•    Oversees, reviews and receives updates on Ashland’s policies regarding environmental, health, safety and product compliance and business continuity risks.

•    Reports to the Board concerning implementation of environmental, health, safety and product compliance policies and assists the Board in assuring Ashland’s compliance with those policies.

GOVERNANCE AND NOMINATING COMMITTEE Meetings in fiscal 2014: 6 Members: John F. Turner* (Chair) Roger W. Hale Vada O. Manager Barry W. Perry Michael J. Ward * Will retire on January 29, 2015

•    Recommends nominees for the Board of Directors and its Committees.

•    Reviews suggested potential candidates for the Board.

•    Recommends desirable size and composition of the Board and its Committees.

•    Recommends to the Board programs and procedures relating to director compensation, evaluation, retention and resignation.

•    Reviews corporate governance guidelines, corporate charters and proposed amendments to the Articles and By-laws of Ashland.

•    Reviews transactions pursuant to the Related Person Transaction Policy.

•    Assists the Board in ensuring the Board’s independence as it exercises its corporate governance and oversight roles.

•    Oversees the evaluation of the Board.

•    Reviews the process for succession planning for the executive management of Ashland.

•    Reviews all Committee charters.

•    Reviews and makes recommendations to address shareholder proposals.

Meetings and Current Members	Summary of Responsibilities

PERSONNEL AND
COMPENSATION
COMMITTEE

Meetings in fiscal 2014: 6

Members:

Barry W. Perry (Chair)

Kathleen Ligocki*

Vada O. Manager

George A. Schaefer, Jr.

Janice J. Teal

Michael J. Ward

*       Retired on January 30, 2014

•    Ensures Ashland’s executive compensation programs are appropriately competitive, support organizational objectives and shareholder interests and emphasize pay for performance linkage.

•    Evaluates and approves compensation and sets performance criteria for compensation programs with respect to Ashland’s Chief Executive Officer.

•    Evaluates and approves compensation and sets performance criteria for compensation programs for all key senior executives and elected officers.

•    Oversees the execution of senior management succession plans, including HR-related business continuity plans.

•    Approves any employment agreements, consulting arrangements, severance or retirement arrangements, change-in-control agreements and/or any other special or supplemental benefits covering any current or former executive officer.

•    Adopts, amends, terminates and performs other design functions for Ashland’s benefit plans.

•    Oversees the implementation and administration of Ashland’s compensation plans.

•    Monitors and evaluates Ashland’s compensation and benefits structure, providing guidance on philosophy, policy matters and excessive risk taking.

•    Oversees regulatory compliance on compensation matters, including Ashland’s policies on structuring compliance programs to preserve tax deductibility.

•    Oversees the preparation of the annual report on executive compensation.

•    Oversees the retention of compensation consultants, independent legal counsel or other advisors and determines independence of the same.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes the overall executive compensation policies and practices at Ashland and specifically analyzes the total compensation for the following named executive officers:

•	James J. O’Brien, Chairman of the Board and Chief Executive Officer*;

•	J. Kevin Willis, Senior Vice President and Chief Financial Officer;

•	Peter J. Ganz, Senior Vice President, General Counsel and Secretary;

•	Theodore L. Harris, Senior Vice President, and President Ashland Performance Materials; and

•	Luis Fernandez-Moreno, Senior Vice President, and President of Ashland Specialty Ingredients**.

*

Pursuant to Ashland’s previously announced and ongoing integrated succession and strategic plan, Mr. O’Brien will retire as Chairman of the Board and Chief Executive Officer of Ashland at the end of December 2014. The Board announced on November 14, 2014, that it had elected William A. Wulfsohn as Chairman and Chief Executive Officer of Ashland, effective January 1, 2015. Mr. Wulfsohn will receive an annual base salary of $1,130,000 and other compensation as more fully described in the Form 8-K filed by Ashland on November 17, 2014 (SEC File No. 001-32532 and incorporated herein by reference).

**	Mr. Fernandez-Moreno was appointed President of Ashland Specialty Ingredients October 14, 2013. Prior to that he was President of Ashland Water Technologies.

Executive Summary

Ashland’s executive compensation program is designed to attract, motivate and retain individuals with the skills required to formulate and drive Ashland’s strategic direction and achieve annual and long-term performance goals necessary to create shareholder value. The program seeks to align executive compensation with shareholder value on an annual and long-term basis through a combination of the following types of compensation: base pay, annual incentive compensation awards and long-term incentive compensation awards which are comprised primarily of Stock Appreciation Rights (“SARs”), Restricted Stock (“RS”) and Long-Term Incentive Plan performance unit awards (“LTIP”).

Fiscal 2014 Review and Accomplishments

Ashland’s financial performance in fiscal 2014 marked another step forward on our path to becoming a top-tier specialty chemicals company. The strategic actions we took over the past year to improve our business have created a stronger, more nimble organization with a clearer focus on specialty chemicals. We saw good growth in many of our core businesses, and the benefits from Ashland’s restructuring helped to drive margin expansion.

Ashland’s accomplishments in fiscal 2014 include:

•

Operational enhancements and a keen focus on the company’s core businesses led to improved financial performance. Ashland’s adjusted EBITDA grew 4 percent, to $1.1 billion, on sales of $6.1 billion. Adjusted EBITDA margin improved to 17.6 percent, a 60-basis-point increase compared to fiscal 2013 as we continued to make good progress toward our long-term margin target of 20 percent. †

•

Ashland Specialty Ingredients (“ASI”) capped off a strong year with three consecutive quarters of sequential margin improvement as a business realignment and sharpened customer focus led to accelerated growth. While sales grew 1 percent from the prior year, to $2.5 billion, due to the significant impact of high guar prices in the year-ago period, adjusted EBITDA rose 8 percent to $529 million. EBITDA margin climbed 140 basis points to 21.2 percent. The results were driven by improved product mix, higher volume and continued cost discipline. ††

•

Ashland Performance Materials (“APM”) achieved volume gains in core businesses. Three of APM’s four divisions delivered good earnings growth in 2014, although it was not enough to offset declines within Intermediates and Solvents (I&S). Sales declined 2 percent, to just under $1.6 billion, primarily from lower pricing within I&S. Adjusted EBITDA for the year fell 8 percent to $166 million, with an adjusted EBITDA margin of 10.5 percent. ††

•

Valvoline reported record profitability for the year. Driven by improved product mix, international growth and continued strong performance from Valvoline Instant Oil Change, Valvoline’s sales increased 2 percent, to $2 billion; EBITDA climbed 9 percent, to a record $360 million; and EBITDA margin improved 110 basis points, to 17.6 percent. ††

•

A global restructuring program improved Ashland’s operating model and competitive position. We embarked on a global restructuring aimed at improving our competitive position and eliminating $200 million in annual costs. Through the end of the fiscal year, we had achieved more than half of the targeted savings and remained firmly on track to capture substantially all of them by March 2015. This should lead to further margin expansion in the year ahead.

•

Continued executing on our strategy of becoming the world’s best specialty chemicals company. We completed the sale of Ashland Water Technologies (“AWT”) for $1.8 billion in late July. Consistent with our commitment to return capital to shareholders, we used the proceeds primarily to buy back shares under the company’s existing $1.35 billion share repurchase authorization, retiring approximately 9 million shares through November 21st.

†

See the 2014 Form 10-K, “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Results of Operations—Consolidated Review—on page M-6 for a reconciliation of Ashland’s Adjusted EBITDA to operating income.

††

See the 2014 Form 10-K, “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Results of Operations—Business Segment Review—on page M-14 thru page M-16 for a reconciliation of each businesses Adjusted EBITDA to operating income.

Key Executive Compensation Objectives

Ashland aligns executive compensation and shareholder value by providing appropriate and competitive incentives to achieve annual and long-term performance goals. Indicative of this alignment is the mix of at-risk compensation (annual incentive, SARs, RS and LTIP awards) for the Chief Executive Officer and the other named executive officers. For the Chief Executive Officer, the proportion of Total Direct Compensation (as defined on page 40 for fiscal 2014 assuming target performance that is at risk equals 84%. Specifically, the Chief Executive Officer’s Total Direct Compensation is allocated as follows: (i) 65% to long-term incentives (SAR, RS and LTIP awards), (ii) 19% to annual incentives and (iii) 16% to base salary. For the other named executive officers, the proportion of Total Direct Compensation assuming target performance that is at risk averages 71%. Specifically, average Total Direct Compensation is allocated as follows: (i) 48% to long-term incentives, (ii) 23% to annual incentives and (iii) 29% to base salary. Additional pay mix information is also shown on page 40.

The performance measures for the incentive compensation plans are as follows:

•

Incentive Compensation Plan. The two primary financial performance measures used in determining the incentive compensation payments are Operating Income and Working Capital Efficiency (as each is defined on page 42). These performance measures are company-wide and/or specific to the business segment to which an executive is assigned and are also used in the incentive compensation program and the variable pay program in which most other employees participate. These performance measures help ensure that the cash compensation of most other employees, including the named executive officers, are aligned with key Company objectives. Safety performance is evaluated annually and may modify the incentive compensation payment.

•

Long-Term Incentive Plan.    The LTIP has two performance measures, Return on Investment (ROI) and Total Shareholder Return (TSR) (as each is defined on page 46. For all executives, including the named executive officers, these performance measures apply at the Ashland level but not at the business segment levels. This ensures the proper alignment between long-term executive compensation and shareholder value.

Ashland also has several governance practices in place to align executive compensation with shareholder interests and mitigate risks in its plans. These practices include: stock ownership guidelines, limited perquisites, use of tally sheets, an anti-hedging policy, an anti-pledging policy and a clawback policy.

The P&C Committee considered the shareholder vote on the non-binding resolution approving Ashland’s executive compensation program voted on at the 2014 Annual Meeting of Shareholders. Because a substantial majority (98%) of votes cast approved the compensation program described in the Company’s proxy statement for the 2014 Annual Meeting of Shareholders, the P&C Committee continued to apply the same principles in determining the amounts and types of executive compensation.

Compensation Decisions for Fiscal 2014

•

Base Pay.    Ashland utilizes merit increase guidelines based on an individual’s performance and his or her position relative to the salary range midpoint to formulate merit increase recommendations. The Chief Executive Officer and all of the named executive officers are subject to the same merit increase guidelines as all other employees. For fiscal 2014, other than Mr. Willis, these guidelines provided for increases between 1.0% and 3.0%. Mr. Willis’ base pay increased 26.7% as previously approved by the P&C Committee in March 2013 as part of a three year plan in light of his promotion to CFO. The P&C Committee approved a base pay increase for Mr. O’Brien of 1.0%.

•

Incentive Compensation Plan.    The fiscal 2014 target incentive opportunities for all named executive officers, including the Chief Executive Officer, remained the same as fiscal 2013. The P&C Committee established performance targets for two financial performance measures and safety modifiers at the beginning of the fiscal year. Based on Ashland’s performance in fiscal 2014 compared to the performance goals established at the beginning of the fiscal year, the P&C Committee approved incentive compensation payouts at 105.4% of the target incentive opportunity for Messrs. O’Brien, Willis, and Ganz. For Messrs. Harris and Fernandez-Moreno, the payout was 135.2% and 86.1% of the target incentive opportunity, respectively.

•

Long-Term Incentive Plan Payment.    The LTIP payment for the performance period of fiscal 2011 through fiscal 2013 was approved by the P&C Committee in November 2013. This LTIP performance plan paid out at a weighted score of 128.5% of the target number granted, with the ROI portion scoring at 100.0% and the TSR portion scoring at 157.1%.

•

Long-Term Incentive Grants.    For fiscal 2014, the long-term incentive grant was comprised of SARs, RS and LTIP awards. Based on a review of competitive practice and the desire to improve the retention element of the Long-Term Incentive mix, the committee determined that it should add RS to the mix at 25%. SARs are valued using a Black-Scholes methodology based on the average closing stock price for the 20 business days ending on September 30 of the prior fiscal year-end. Similarly, RS and LTIP awards are valued using the average closing stock price for the 20 business days ending on

September 30 of the prior fiscal year-end. For the Chief Executive Officer and other named executive officers, total long-term incentive grant target values have an allocation of 25% to SARs, 25% to RS and 50% to LTIP.

Principles and Objectives of Ashland’s Executive Compensation Program

Ashland’s executive compensation program is designed to attract, motivate and retain individuals with the skills required to formulate and drive Ashland’s strategic direction and achieve annual and long-term performance goals necessary to create shareholder value. The program is designed to reflect the individual executive’s contribution and the performance of Ashland. The core principles of Ashland’s approach to executive compensation design and evaluation are as follows:

•

Programs should create alignment between the interests of the executives and the shareholders by ensuring that compensation opportunities for executives are linked to building long-term shareholder value through the achievement of the financial and strategic objectives of Ashland.

•	Programs should provide competitive, market-driven compensation to attract and retain executive talent for the long-term.

•

Compensation should generally be targeted at the median of the market when compared to the compensation of individuals in similar-sized organizations in the chemical industry as well as in the general industry.

•	The concept of opportunity is important. Individuals should have the opportunity to do well when Ashland does well and total compensation should vary in relation to the Company’s performance.

•

There should be a balance between fixed and variable compensation, with variable compensation constituting a larger portion of an executive’s total compensation the more senior the executive. The targeted pay mix for an executive should also be aligned with market competitive practices.

•	Programs should promote ownership of Ashland stock to further align the interests of management and shareholders.

•	Incentive compensation should not promote unreasonable or excessive risk taking that could threaten the short or long-term value of Ashland.

The P&C Committee is responsible for the approval and administration of compensation programs for executive officers and certain other employees of Ashland. The P&C Committee frequently reviews Ashland’s compensation practices, and its decisions take into consideration, among other things, Ashland’s compensation philosophy, its financial and operating performance, individual performance, practices and compensation levels of peer companies and proxy advisory firm and shareholder quidelines. See “Oversight of Ashland’s Executive Compensation Program” on page 23 for a more detailed discussion of the P&C Committee’s role in the executive compensation process.

Management also plays an important role in the process of setting compensation for executives, other than the Chief Executive Officer. The Chief Executive Officer (and in certain instances the other members of the Executive Committee), in consultation with the P&C Committee’s independent executive compensation consultant and the Chief Human Resources and Communications Officer, develops compensation recommendations for the P&C Committee’s consideration including:

•	Business performance targets and objectives that are tied to Ashland’s annual and long-term incentive plans;

•	Plan design changes based on competitive analysis of executive pay practices;

•	Individual performance evaluations;

•	Recommendation of base salary and target bonus opportunities;

•	The mix of RS, SARs and LTIP grants;

•	Recommendation of adjustments to the reported financial results for purposes of determining annual and long-term incentive payments; and

•	Recommendation of adjustments to awards.

The Chief Executive Officer takes various factors into consideration when making individual compensation recommendations including: the relative importance of the executive’s position within the organization; the individual tenure and experience of the executive; and the executive’s individual performance and contributions to Ashland’s financial and operating results.

Independent Executive Compensation Consultant’s Role

The P&C Committee directly engages Deloitte Consulting LLP (“Deloitte” or the “compensation consultant”) to serve as the outside advisor on executive compensation matters and to review Ashland’s executive compensation program. The assessment consists of reviews of:

•	The competitiveness of compensation provided to Ashland’s key executives;

•	Ashland’s benchmark group for pay and performance comparisons;

•	Ashland’s executive stock ownership guidelines;

•	Ashland’s executive change in control agreements for key executives;

•	Ashland’s incentive compensation programs for risk;

•	The degree of difficulty of the performance targets under the incentive compensation plan; and

•	The alignment of pay for performance by analyzing the targets to actual compensation.

Deloitte’s engagement includes the following on-going work on behalf of the P&C Committee: review of competitive pay practices for outside board members; as needed, reviews of other components of Ashland’s compensation programs including: benefits, perquisites, deferred compensation plans, severance policies and change in control provisions; updates regarding trends in executive and outside board compensation practices; and updates regarding changes in regulatory and legislative developments. Deloitte’s aggregate fees for executive and director compensation services in fiscal 2014 were $69,772.

In addition to the compensation services provided by Deloitte to the P&C Committee, Deloitte affiliates provided certain services to Ashland at the request of management consisting of (i) tax services and other tax-related services; and (ii) actuarial services. Ashland paid $8.0 million to Deloitte in fiscal 2014 for these other services. The P&C Committee believes that, given the nature and scope of these projects, these additional services did not raise a conflict of interest and did not impair Deloitte’s ability to provide independent advice to the P&C Committee concerning executive compensation matters. In making this determination, the P&C Committee considered, among other things, the following factors: (i) the types of non-compensation services provided by Deloitte, (ii) the amount of fees for such non-compensation services, noting in particular that such fees are negligible when considered in the context of Deloitte’s total revenues for the period, (iii) Deloitte’s policies and procedures concerning conflicts of interest, (iv) Deloitte representatives who advise the P&C Committee do not provide any non-compensation related services to Ashland, (v) there are no other business or personal relationships between Ashland management or members of the P&C Committee, on the one hand, and any Deloitte representatives who provide compensation services to Ashland, on the other hand, and (vi) neither Deloitte nor any of the Deloitte representatives who provide compensation services to Ashland own any common stock or other securities of Ashland.

Factors Considered In Determining Executive Compensation

Competitive Benchmarking

The P&C Committee annually reviews competitive compensation information in order to evaluate if executive pay levels are market competitive and consistent with the Company’s stated compensation philosophy. Competitive compensation information is comprised of both industry-specific and general industry company data because Ashland competes for executive talent among a broad array of companies, both within and outside of the chemical industry. The competitive data is size-adjusted based on revenues and a statistical regression analysis that is consistent with the corporate or business segment responsibilities for each executive. The general industry and industry specific data are weighted equally in developing the competitive market data for each position.

The competitive pay data has been gathered from the Towers Watson 2013 CDB General Industry Executive Compensation Survey. The industry specific companies that participated in the survey are set forth below:

• Agrium	• H.B. Fuller
• Air Liquide	• International Flavors & Fragrances Inc.
• Air Product & Chemicals Inc.	• LyondellBasell
• Americas Styrenics	• Momentive Performance Materials Holdings LLC
• Arkema	• Mosaic
• Axiall Corporation	• NOVA Chemicals Corporation
• CF Industries	• OMNOVA Solutions
• Chemtura Corporation	• Polymer Group
• Cytec Industries Inc.	• PolyOne Corporation
• Dow Corning Corporation	• Potash
• Dupont	• PPG Industries Inc.
• Eastman Chemical Company	• Praxair Inc.
• Ecolab Inc.	• Tronox
• EMD Millipore	• W.R. Grace

Individual Performance Evaluation: Chief Executive Officer

The P&C Committee evaluates the Chief Executive Officer’s performance based on Ashland’s financial performance, the accomplishment of Ashland’s long-term strategic objectives and the accomplishment of annual objectives. The P&C Committee then reviews its determination with the other independent members of the Board. The Chief Executive Officer reviews the status of performance against objectives with the Board at mid-year and again after the end of the fiscal year. The Chief Executive Officer’s individual performance against objectives is used for compensation purposes by the P&C Committee primarily in consideration of a merit adjusted, base salary increase.

Individual performance goals for the Chief Executive Officer for fiscal 2014 included the following:

•	Improve performance in Environmental, Health and Safety;

•	Achieve operating plan and working capital targets;

•	Accelerate growth in emerging markets;

•	Win new business through innovation; and

•	Redesign Ashland to achieve more competitive and efficient structure and position for execution of strategic organizational activities.

For fiscal 2014, employees eligible for incentive compensation participate in an individual performance pool designed to recognize outstanding individual performance. Mr. O’Brien is not eligible to participate in the individual performance pool component of the incentive compensation plan. As a result, the determination of Mr. O’Brien’s 2014 annual incentive payment was based entirely on predetermined financial measures.

Individual Performance Evaluations: Named Executive Officers other than the Chief Executive Officer

At the beginning of each fiscal year, each named executive officer (excluding the Chief Executive Officer) and certain other officers jointly set their annual, individual performance objectives with the Chief Executive Officer. Performance against objectives is reviewed throughout the year on a quarterly basis. At the end of the fiscal year, the Chief Executive Officer conducts a final review with each of his direct reports, including each named executive officer, and rates their performance using a scale of “Greatly Exceeds Expectations” to “Does Not Meet Expectations.” In January, the Chief Executive Officer submits to the P&C Committee a performance assessment and compensation recommendation for each of the named executive officers as well as for most other executive officers. The performance evaluations are based on factors such as achievement of Company and individual objectives as well as contributions to the financial performance of Ashland. Individual performance of the named executive officers is used by the Chief Executive Officer and P&C Committee in consideration of individual merit base salary increases.

Individual performance goals for the other named executive officers include the achievement of sales, operating income and working capital efficiency objectives compared to targeted goals. They also include specific goals related to: cost reduction, planned expansion into designated markets and geographical areas, organizational effectiveness, operational excellence, process improvement and safety.

Individual performance is used in consideration of awards under the individual performance pool of the incentive compensation plan. Individual performance pool awards range from 5-20% of the individual’s target annual incentive award. No named executive officer received an individual performance pool award for fiscal 2014.

Tally Sheets

In January 2014, the P&C Committee reviewed the compensation tally sheet for Mr. O’Brien. The P&C Committee primarily uses the tally sheet information as an overview of total compensation including base salary, annual incentive awards, the value of benefits and perquisites paid, the value of equity holdings at the end of the fiscal year, an inventory of SARs, LTIP performance units and RS, and an analysis of the realized value of equity awards earned, vested or exercised in the past two fiscal years. In addition, the P&C Committee reviews a summary of severance benefits that would be paid upon termination of employment under various scenarios to determine the appropriateness of such benefits. The scenarios included in the review are: termination without cause or for good reason after a change in control; termination by Ashland without cause in the absence of a change of control; and voluntary termination. The tally sheet analysis provides the P&C Committee with a comprehensive overview of the executive compensation components and serves as background information for future compensation decisions. Based on the review of the tally sheet conducted in January 2014, the P&C Committee concluded that Ashland’s executive compensation program was working as intended and that no significant changes were needed.

Elements of Ashland’s Executive Compensation Program

The executive compensation program consists of the following elements of pay:

Annual Cash Compensation

•	Base Salary

•	Annual Incentive Compensation

Long-Term Incentive Compensation

•	LTIP

•	SARs

•	RS

Retirement Benefits

Health and Welfare Benefits

Executive Perquisites

Severance Pay Plan

Change in Control Agreements

[Reminder of page intentionally left blank]

Pay Mix

For fiscal 2014, base salaries, annual incentive targets and long-term incentives were generally targeted at the market median. Base salary represented 16% of the Chief Executive Officer’s target total direct compensation and 29%, on average of other named executive officers’ target total direct compensation. On average, 71% of annual total direct compensation for Ashland’s named executive officers varies each year based primarily upon Ashland’s financial performance because this portion of compensation is at risk. The following charts show the fiscal 2014 total direct compensation* mix (based on targeted compensation).

*

Total Direct Compensation represents the sum of base salary + target annual incentive + target long-term incentive. The base salary is the only fixed compensation component. At-risk compensation is equal to the sum of target annual incentive + target long-term incentive.

Annual Cash Compensation

Annual cash compensation consists of market competitive base salary and annual incentive compensation.

Base Salary

Base salaries are the foundation for the compensation programs provided to named executive officers, as annual incentive payments, long-term incentive grants and most employee benefits are linked to base salary. Base salary is designed to compensate executives for services rendered during the fiscal year and for their sustained performance. Base salaries are targeted at the 50th percentile of salaries for individuals having similar jobs in similarly-sized companies in the specialty chemical and general industries. Competitive base salary ranges are established for executive positions (including each named executive officer) with the midpoint of the base salary range representing the approximate median level of base salary in the competitive market for each position.

Ashland believes that base salary is within the range of competitive practice if it is 20% above or below the desired target. The executive compensation review conducted by the compensation consultant in January 2014 showed that the average base salary of the named executive officers, as a group, was 2.1% below the 50th percentile.

Base salary increases are a reflection of individual performance and of an individual’s pay relative to the base salary range midpoint for his or her position. The merit increase process (merit guideline) that is used for most employees, including the named executive officers, provides for greater increases to the highest-performing employees, up to the salary range maximum. The merit guideline also provides for greater increases to employees who are below their base salary range midpoint and are meeting acceptable performance levels. For fiscal 2014, the merit guideline provided for increases between 0% and 8.5%, depending on an individual’s performance and their position relative to the base salary range midpoint for their job.

The Chief Executive Officer uses the merit guideline as the basis for his base salary increase recommendations for named executive officers (excluding himself) and other corporate officers. The Chief Executive Officer has the discretion to adjust merit increase recommendations from the merit guideline suggested amount based upon such factors as internal equity and individual performance. The P&C Committee reviews the market data provided by the compensation consultant and the individual performance evaluations and merit increase recommendations submitted by the Chief Executive Officer to approve base salary increases for the named executive officers and other corporate officers.

The same merit guidelines are used by the P&C Committee when evaluating the merit increase for the Chief Executive Officer. After reviewing the merit guideline, the competitive market data and the Chief Executive Officer’s individual performance relative to pre-established objectives (including a review of the Chief Executive Officer’s self-assessment), the P&C Committee, in executive session without management present, develops a recommended base salary increase for the Chief Executive Officer. Final compensation actions for the Chief Executive Officer are approved by the independent Board members.

After consideration, the P&C Committee rated Mr. O’Brien’s performance as “meeting expectations” under Ashland’s performance management system for fiscal 2013. The P&C Committee used the merit guideline to establish a recommended base salary increase for Mr. O’Brien. The combination of Mr. O’Brien’s performance evaluation with his pay level relative to the established base salary range midpoint, resulted in a merit guideline recommended increase of approximately 1.0% and an actual base salary increase of $12,190. Using the same methodology, the base salary increases which became effective in April 2014 for all other named executive officers were as follows:

Named Executive Officer	Base Salary Increases (%)
Mr. Willis*	26.7%
Mr. Ganz	3.0%
Mr.Harris	2.0%
Mr. Fernandez-Moreno	2.5%

*

In connection with his appointment to Senior Vice President and Chief Financial Officer on May 3, 2013, Mr. Willis’s base salary was increased from $375,000 to $475,000 for fiscal 2014, approved by P&C Committee as part of a 3-year plan.

Annual Incentive Compensation

The annual cash incentive is designed to compensate executives for the achievement of annual, primarily short-term performance goals. The named executive officers and approximately 160 additional senior employees participated in the fiscal 2014 incentive compensation plan. The plan provides an opportunity for each participant to earn a targeted percentage of base salary based on achievement of company-wide or business unit performance targets. The target annual incentive opportunity is higher for the Chief Executive Officer relative to the other named executive officers based upon market competitive data. The table below reflects the targeted annual incentive opportunity for fiscal 2014:

Named Executive Officer	Annual Incentive Target as a Percentage of Base Salary	Target Annual Incentive
Mr. O’Brien	120%	$1,476,528
Mr. Willis	90%	$427,500
Mr. Ganz	75%	$367,013
Mr. Harris	75%	$340,875
Mr. Fernandez-Moreno	75%	$353,625

In November 2013, the P&C Committee reviewed and approved measures and target performance levels for the fiscal 2014 incentive compensation. The approved performance measures were Operating Income and Working Capital Efficiency. The Operating Income measurement is an indication of the profitability of Ashland and each business unit. Operating Income may be adjusted by the Committee for unplanned or one-time tems, such as gains or losses on the disposition of assets, impairment or restructuring changes. The Working Capital Efficiency measurement focused on three key cash flow drivers (accounts receivable, inventory and accounts payable) and was measured as a percentage of sales. This measurement was chosen because Working Capital Efficiency, like Operating Income, was viewed as an important measure of Ashland’s ability to optimize cash flow and value. The P&C Committee believes the use of both of these measures helps balance management decision-making on both profit growth and working capital management. The P&C Committee also believes that these objectives represent measures that are important to Ashland’s shareholders. The weighting and business unit focus of the measures for each named executive officer for fiscal 2014 was as follows:

Messrs. O’Brien, Willis, and Ganz	90% weight on Ashland’s “Operating Income”* performance
10% weight on Ashland’s “Working Capital Efficiency”** performance

Mr. Harris	55% weight on Ashland’s Operating Income performance
35% weight on Ashland Performance Materials’ Operating Income Performance
10% weight on Ashland Performance Materials’ Working Capital Efficiency Performance

Mr. Fernandez-Moreno***	20% weight on Ashland’s Operating Income performance
70% weight on Ashland Specialty Ingredients’ Operating Income Performance
10% weight on Ashland Specialty Ingredients’ Working Capital Efficiency Performance

*	“Operating Income” is generally net operating income under generally accepted accounting principles adjusted for certain key items described below.

**	“Working Capital Efficiency” is defined as (accounts receivable + inventory – accounts payable)/sales measured on a thirteen month average basis.

***	Mr. Fernandez-Moreno was scored against Ashland Water Technologies Operating Income and Working Capital Efficiency for the first 13 days of October 2013.

For each of the measures previously listed, the P&C Committee established a minimum (hurdle), target and maximum performance level. For fiscal 2014, the target annual incentive opportunity for each of the named executive officers was positioned at approximately the 50th percentile in order to drive financial performance and align compensation with market competitive practices. To assess the rigors of the goals under the annual incentive plan, the P&C Committee compared Ashland’s 2014 performance targets to actual fiscal 2013 results, to the fiscal 2014 operating plan and to EBITDA goals. Based on this review, the P&C Committee confirmed that Ashland’s targeted level of performance required high levels of performance in order to achieve target-level incentive award payouts.

Consistent with past practice and based on a core set of principles and adjustment criteria established at the beginning of the performance period, the P&C Committee adjusted the results on which fiscal 2014 operating income incentives were determined to account for the effect of pension actuarial gain, restructuring severance costs, integration expenses and the sale of Water Technologies. These adjustments are consistent with established policy. The adjustments were intended to ensure that award payments represent the underlying performance of the business and are not artificially inflated or deflated due to such items. Adjustments are reviewed thoroughly as soon as practical after they are identified. No adjustments were made to Working Capital Efficiency.

On an adjusted basis, Operating Income performance for fiscal 2014 relative to target was as follows:

Operating Income Performance and Incentive Compensation Scores

FY2014—Adjusted

($, Thousands)

Operating Unit	Hurdle (20% Payout)	Target (100% Payout)	Maximum (155.5% Payout)*	Adjusted Operating Income	Operating Income Component Percent of Target Award Earned
Specialty Ingredients	$229,050	$305,400	$366,480	$271,180	64.1%
Water Technologies	$92,251	$123,001	$147,601	$123,001	100.0%
Performance Materials	$76,307	$101,743	$122,092	$119,552	148.6%
Valvoline	$229,160	$305,547	$366,656	$322,788	115.7%
Ashland Inc.	$663,618	$872,541	$1,039,679	$890,494	106.0%

*

The maximum payout for Operating Income is 155.5% because the maximum payout for Working Capital Efficiency is 100% (see below). If Ashland or a commercial unit achieved maximum performance for both measures, the maximum payout would be 150%.

For fiscal 2014, the Working Capital Efficiency measure was limited to a 100% payout. The 100% payout level is both the targeted performance level and maximum payout of the component. Working Capital Efficiency performance for fiscal 2014 relative to target was as follows:

Working Capital Efficiency (“WCE”) Performance and Incentive Compensation Scores

FY2014

Operating Unit	Hurdle (20% Payout)	Target and Maximum (100% Payout)	WCE	WCE Component Percent of Target Award Earned
Specialty Ingredients	28.50%	27.40%	27.40%	100.00%
Water Technologies	14.77%	14.20%	14.20%	100.00%
Performance Materials	11.02%	10.60%	10.60%	100.00%
Valvoline	14.66%	14.10%	14.16%	93.40%
Ashland Inc.	18.41%	17.70%	17.28%	100.00%

To reflect the importance of safety matters within Ashland, a safety modifier may be added or deducted up to 10 percentage points based on a combination of the Operating Unit’s Total Recordable Rate (“TRR”) and safety activity based performance by the executive. The safety modifier may not increase the incentive paid above 150% of target. The safety modifier adjusted the incentive compensation earned as follows:

Named Executive Officer	Positive 10 Percentage Points added if TRR was less than	No adjustment if TRR is between	Negative 10 Percentage Points added if TRR was more than	TRR Achieved	Safety Modifier Percentage Points Earned
Mr. O’Brien	0.88	0.89 to 1.09	1.10	1.01	0 pts.
Mr. Willis	0.88	0.89 to 1.09	1.10	1.01	0 pts.
Mr. Ganz	0.88	0.89 to 1.09	1.10	1.01	0 pts.
Mr. Harris	0.88	0.89 to 1.09	1.10	1.01	0 pts.
Mr. Fernandez-Moreno	0.71	0.72 to 0.87	0.88	0.61	+10 pts.

Based on these results, the annual incentives earned for fiscal 2014 performance were as follows:

Named Executive Officer	Annual Incentive Target as a Percentage of Base Salary	Target Annual Incentive	Percent of Target Annual Incentive Earned *	Actual Annual Incentive Paid
Mr. O’Brien	120%	$ 1,476,528	105.4%	$ 1,556,261
Mr. Willis	90%	$ 427,500	105.4%	$ 450,586
Mr. Ganz	75%	$ 367,013	105.4%	$ 386,832
Mr. Harris	75%	$ 340,875	135.2%	$ 410,108
Mr. Fernandez-Moreno	75%	$ 353,625	86.1%	$ 306,120

*	Includes safety modifier.

The actual payout levels for the annual incentive compensation plan vary from year to year and have averaged 82% at the Ashland Inc. level for the last 5 years as shown in the chart below. The Committee believes the variability in actual payouts demonstrates the degree of rigor built into the annual performance targets.

Incentive Compensation (Fiscal Year)	Weighted Score as a % of Target (100% Payout)*
2014	105.4%
2013	7.2%
2012	91.2%
2011	72.1%
2010	135.5%

*	Weighted Score as a % of target includes the safety modifier discussed above.

Long-Term Incentive Compensation

Ashland’s long-term incentive compensation is designed to reward key employees for achieving and exceeding long-term goals and driving shareholder return. It is also designed to foster stock ownership among executives. The performance measures used in Ashland’s long-term plan are different than those used in the annual incentive program. This is an intentional design element. The P&C Committee believes that shareholders’ interests are best served by balancing the focus of executives’ decisions between short-term and longer-term measures. Long-term incentive compensation is comprised primarily of three elements: SARs, RS and LTIP awards. RS can also be granted on a selective basis.

An overall long-term incentive target opportunity is established based on competitive data, current base salaries and pay band or position. For fiscal 2014, the long-term incentive targets for each of the named executive officers were generally positioned at the median of competitive practice. For each of the named executive officers, the target long-term incentive opportunity is expressed as a percentage of base salary. Mr. O’Brien’s total long-term incentive target relative to that of the other named executive officers is a reflection of the competitive market data for similarly situated executives. The total long-term incentive target guidelines for Ashland’s named executive officers for fiscal 2014 are as follows:

Named Executive Officer	Total Long-Term Incentive Target as a % of Salary
Mr. O’Brien	400%
Mr. Willis	225%
Mr. Ganz	150%
Mr. Harris	135%
Mr. Fernandez-Moreno	135%

The total Long-Term Incentive Target as a percentage of salary is allocated 25% to SARs, 25% to RS and 50% to LTIP awards for the named executive officers and all other executives that participate in these programs. Targets are typically established by the P&C Committee at its November meeting. Ashland’s process for establishing the grant date well in advance provides assurance that grant timing is not being manipulated for employee gain.

LTIP—Performance Units

The LTIP for the named executive officers and certain key employees is a long-term incentive tied to Ashland’s overall financial and total shareholder return performance. It is designed to encourage and reward executives for achieving long-term performance that meets or exceeds absolute and/or relative financial and total shareholder return performance targets.

Awards under the LTIP are granted annually, with each award covering a three-year performance cycle. The number of units awarded is based on a targeted percentage of the employee’s base salary and valued by the average of the closing prices of Ashland Common Stock for the last 20 business days of the prior fiscal year. Awards under the LTIP are not adjusted for, nor entitled to receive, cash dividends during the performance period.

2014-2016 LTIP Performance Units Awards

The following calculation showing how Mr. O’Brien’s target fiscal 2014–2016 LTIP grant was determined is illustrative of the overall grant determination process:

Mr. O’Brien’s base salary as of October 1, 2013	$1,218,250
LTIP target as a percent of salary:	200%

Target fiscal 2014–2016 LTIP value:	$2,436,500
Target fiscal 2014–2016 grant: $2,436,500/$90.69* = 26,900 performance units (rounded up to the nearest hundred units)

*

Average of closing prices of Ashland Common Stock for the 20 business days ended September 30, 2013. The twenty business day average is used to reduce stock volatility and better represents the Company’s stock price.

Actual grants under the fiscal 2014–2016 LTIP for Ashland’s named executive officers were as follows:

Named Executive Officer	LTIP Target as a % of Salary	Number of LTIP Units Granted
Mr. O’Brien	200.0%	26,900
Mr. Willis	112.5%	7,200
Mr. Ganz	37.50%	4,000
Mr. Harris	33.75%	3,400
Mr. Fernandez-Moreno	33.75%	3,400

In November 2013, the P&C Committee reviewed and approved measures and target performance levels for the fiscal 2014–2016 LTIP. The performance period for this LTIP began on October 1, 2013 and ends on September 30, 2016. For all participants, including the named executive officers, the performance measures are Ashland’s return on investment (“ROI”) and Ashland’s total shareholder return (“TSR”) performance. Each of the performance measures in the LTIP is weighted equally and evaluated separately. In choosing these measures, the P&C Committee considered the performance measures used in the other components of Ashland’s executive compensation programs. The P&C Committee believes that ROI and TSR represent an appropriate balance to the shorter-term operating income and working capital efficiency measures used in the annual incentive plan. By balancing the performance measures used, the overall program design encourages management to focus on the overall performance of Ashland and on value creation for Ashland’s shareholders.

ROI is an absolute performance measurement of the effective use of capital, and it is generally determined by dividing net income (excluding certain key items as disclosed in Ashland’s financial statements) over a specified period by the average equity and debt outstanding over such period.

TSR is a measure of shareholder value creation, and it is defined as the change in Ashland’s stock price plus aggregate dividend payments over the performance period divided by the stock price at the beginning of the performance period. Ashland’s TSR performance is measured against the entire S&P MidCap 400 and the S&P 500 Materials Group (the “Performance Peer Group”). Ashland believes that the use of these indices better represents shareholder interests and reduces the volatility of the TSR calculation. The use of these indices applies to the fiscal 2014-2016 LTIP grant. Ashland must achieve median performance relative to the Performance Peer Group for eligible executives to earn a target award for the TSR portion of the award. Prior LTIP grants that have not yet vested continue to use their established performance peer groups.

Each of the performance measures has a minimum performance hurdle that must be achieved to earn a payout under the stated objectives. For the fiscal 2014–2016 LTIP, the TSR hurdle was set at the 35th percentile. If Ashland’s performance is below the 35th percentile of the Performance Peer Group, no TSR award is earned. To earn the target award, Ashland’s TSR performance must be at the 50th percentile (median) relative to the Performance Peer Group. The performance maximum represents a level of performance that is at the 90th percentile or above, relative to the respective Performance Peer Group. The P&C Committee has established similar internal hurdle, target and maximum performance goals for the ROI portion of the LTIP awards. If the maximum performance is achieved for both ROI and TSR, the award earned is 200% of the award opportunity at target. The following chart illustrates these award percentages based on performance levels:

Performance Level	Percent of Target Award Earned
Hurdle	25%
Target	100%
Maximum	200%

In the event performance falls between hurdle and target or target and maximum, the LTIPs are calculated on a linear basis. The earned amount of the LTIP award is paid in Ashland Common Stock.

2012-2014 LTIP Performance Unit Award Results and Payment

The fiscal 2012-2014 LTIP was paid in December 2014 for the performance period of October 1, 2011 to September 30, 2014. The following chart illustrates these award levels and the corresponding relative TSR and ROI performance required:

Performance Level	Percentile Performance Relative to Performance Peer Group	Percent of Target Award Earned
Hurdle	35th percentile	25%
Target	50th percentile	100%
Maximum	90th percentile	200%

For this performance period, relative TSR performance was at the 81st percentile of the applicable performance peer group, which resulted in a payout of 177.6% for the TSR performance. ROI as measured against internal goals yielded a score 56.9%. This results in a total weighted average of 117.25%

The chart below provides the actual 2012-2014 LTIP payout amounts:

Named Executive Officer	Number of LTIP Units Granted	LTIP Award as a % of Target	Number of Shares Paid
Mr. O’Brien	48,400	117.25%	56,749
Mr. Willis*	2,600	117.25%	3,049
Mr. Ganz	7,100	117.25%	8,325
Mr. Harris	5,900	117.25%	6,918
Mr. Fernandez-Moreno**	—	—	—

*	Mr. Willis’s LTIP target as a percentage of salary prior to May 3, 2013 was 45.0%. His fiscal 2012-2014 LTIP grant in December 2011 was based on 45%.

**	Mr. Fernandez-Moreno was not eligible for the 2012-2014 LTIP because he was not an Ashland employee at the time of grant.

The LTIP is a performance-based plan. Actual payout levels have averaged 98.6% of target that last 5 years, which the Committee believes reflect the rigor of the goals set during these performance periods and the Company’s strong relative TSR. The chart below reflects the LTIP weighted scores for the last five years:

LTIP Plan Year	Date of Payment	Weighted Score as a % of Target (100% Payout)
2012-2014	November, 2014	117.25%
2011-2013	November, 2013	128.55%
2010-2012	November, 2012	111.75%
2009-2011	December, 2011	119.65%
2008-2010	December, 2010	15.75%

SARs

Ashland’s SARs program is a long-term incentive plan designed to link executive compensation with increased shareholder value over time. The grants of SARs typically occur annually in November.

SARs awarded utilizes a variable approach based on a target value determined as a percentage of an individual’s actual base salary or midpoint of the assigned pay band. The actual number of SARs granted is then determined by taking the target value for each participant and dividing by the Black-Scholes value for SARs using the average of the closing prices of Ashland Common Stock for the last twenty business days of the prior fiscal year.

The following calculation showing how Mr. O’Brien’s target fiscal 2014 SAR grant was determined is illustrative of the overall grant determination process:

Mr. O’Brien’s base salary as of October 1, 2013		$1,218,250
x	Target SAR value as a percent of salary:	100%

=	Target fiscal 2014 SAR value:	$1,218,250

Target SAR grant: $1,218,250/$24.34* = 50,100 SARs (rounded up to the nearest hundred units)

*

Black-Scholes value using the average of closing prices of Ashland Common Stock for the twenty business days ended September 30, 2013. The 20 day average is used to reduce stock volatility and better represents the Company’s stock price.

Actual SAR grants for fiscal 2014 for Ashland’s named executive officers were as follows:

Named Executive Officer	SARs Target as a % of Salary	Number of SARs Granted
Mr. O’Brien	100.00%	50,100
Mr. Willis	56.25%	13,500
Mr. Ganz	37.50%	7,400
Mr. Harris	33.75%	6,300
Mr. Fernandez-Moreno	33.75%	6,500

All SARs are granted with an exercise price equal to the closing price of Ashland Common Stock on the NYSE on the date of grant and are not re-valued if the stock price declines below the exercise price. SARs expire on the tenth anniversary plus one month from the date of grant. SARs vest over a three-year period as follows: 50% vest on the first anniversary of the grant date; an additional 25% vest on the second anniversary of the grant date; and the final 25% vest on the third anniversary of the grant date.

Restricted Shares

Ashland’s RS program is a long-term incentive plan designed to link executive compensation with increased shareholder value over time. The grants of RS typically occur annually in November.

The number of shares awarded is based on a targeted percentage of the employee’s base salary or midpoint of the assigned pay band period. The actual number of the RS granted is then determined by taking the target value for each participant and divided by the average of the closing prices of Ashland Common Stock for the last 20 business days of the prior fiscal year. RS awards are adjusted for whole shares dividends. Fractional shares are cancelled.

The following calculation showing how Mr. O’Brien’s target fiscal 2014 RS grant was determined is illustrative of the overall grant determination process:

Mr. O’Brien’s base salary as of October 1, 2013		$1,218,250
x	Target RS value as a percent of salary:	100%

=	Target fiscal 2014 RS value:	$1,218,250

Target RS grant: $1,218,250/$90.69* = 13,500 RS (rounded up to the nearest hundred units)

*

Average of closing prices of Ashland Common Stock for the 20 business days ended September 30, 2013. The 20 business day average is used to reduce stock volatility and better represents the Company’s stock price.

Actual RS grants for fiscal 2014 for Ashland’s named executive officers were as follows:

Named Executive Officer	RS Target as a % of Salary	Number of RS Granted
Mr. O’Brien	100.00%	13,500
Mr. Willis	56.25%	3,700
Mr. Ganz	37.50%	2,000
Mr Harris	33.75%	1,700
Mr. Fernandez-Moreno	33.75%	1,800

RS vests over a three-year period as follows: 33.4% vest on the first anniversary of the grant date; an additional 33.3% vest on the second anniversary of the grant date; and the final 33.3% vest on the third anniversary of the grant date.

In connection with becoming President of Ashland Specialty Ingredients on October 14, 2013, Mr. Fernandez-Moreno received an award of 15,000 shares of restricted Ashland Common Stock ($1,345,350 approximate grant date fair value) effective November 13, 2013 that will vest 5,000 shares on November 13, 2014, 5,000 shares November 13, 2015 and 5,000 shares on November 13, 2017. This award was in addition to the annual RS grant shown in the preceding table.

In connection with the Chief Executive Officer search, Mr. Fernandez-Moreno and Mr. Harris each received an award of 10,000 shares of RS ($1,036,600 approximate grant date fair value) effective May 14, 2014 which vests 100% on May 14, 2017. These awards are in addition to the annual RS grant shown in the preceding table.

Stock Ownership Guidelines

Equity compensation encourages executives to have a long-term shareholder’s perspective in managing Ashland. Consistent with this philosophy, the P&C Committee has established stock ownership guidelines for Ashland’s executive officers and designated key employees. Employees are subject to the stock ownership requirements if they are eligible to participate in Ashland’s LTIP. Under these guidelines, each employee has five years from the date he or she becomes subject to a particular guideline to reach the minimum levels of Ashland Common Stock ownership identified by the P&C Committee.

The current ownership guidelines are the lesser of the following two metrics:

	Dollar Value of Ashland Common Stock	or	Number of Shares of Ashland Common Stock
Mr. O’Brien	5 x salary		125,000
Mr. Willis	3 x salary		30,000
Messrs. Ganz, Harris and Fernandez-Moreno	3 x salary		25,000
Range for other LTIP participants	1-3 x salary		500-25,000

Ashland Common Stock ownership includes the following: shares held in Ashland’s 401(k) plan and LESOP; equivalent shares held in the non-qualified deferred compensation plan; unvested RS that will vest within five years of the ownership guidelines date; and shares held by employees outside of Ashland plans.

The P&C Committee reviews progress towards achieving the ownership guidelines for the covered employees on an annual basis. All of the named executive officers, met their stock ownership requirements or are within the five year accumulation period. If an executive officer has not reached his or her ownership requirement under the guidelines, the P&C Committee has discretion to reduce or to not make future award grants until ownership guidelines are reached.

Risk Assessment

The Company’s compensation program is designed to motivate and reward employees and executive officers for their performance during the fiscal year and over the long-term and for taking appropriate business risks. The P&C Committee asked its compensation consultant to conduct a risk assessment of the Company’s incentive compensation plans in May 2014. Based on its review of the risk assessment, a review of the Company’s internal controls and the risk mitigating components of the Company’s compensation programs, the P&C Committee determined that the Company’s compensation programs do not encourage executives or other employees to take inappropriate risks that are reasonably likely to have a material adverse effect on the Company.

Executive Compensation Recovery “Clawback” Policy

Ashland has an Executive Compensation Recovery Policy (“Clawback Policy”) effective for plan years beginning on or after October 1, 2009 for executive officers. This policy further strengthens the risk mitigation program by defining the economic consequences that misconduct has on the executive officer’s incentive-related compensation. In the event of a financial restatement due to fraudulent activity or intentional misconduct as determined by the Board of Directors, the culpable executive officer is required to reimburse Ashland for incentive-related compensation paid to him or her. In addition, the Board of Directors has the discretion to determine whether any of the named executive officers will be required to repay incentive-related compensation, whether or not such named executive officer was involved in the fraudulent activity or misconduct. Ashland has a period of three years after the payment or award is made to seek reimbursement.

Anti-Hedging Policy

Ashland’s insider trading policy prohibits any director or officer from purchasing any financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of equity securities of Ashland: (i) granted to such person by Ashland as part of the person’s compensation or (ii) held, directly or indirectly, by such person.

Anti-Pledging Policy

In July 2014, our Board adopted a policy that prohibits all Ashland directors and officers from directly or indirectly pledging equity securities of Ashland. Under the policy, the term “pledging” includes the intentional creation of any form of pledge, security interest, deposit, lien or other hypothecation, including the holding of shares in a margin account, that entitles a third-party to foreclose against, or otherwise sell, any equity securities, whether with or without notice, consent, default or otherwise. The equity securities attributable to a director or officer for these purposes shall include equity securities attributable to the director or officer under applicable securities laws.

Retirement Benefits

The combination of tax-qualified and non-qualified retirement plans is designed to assist the named executive officers in building savings for retirement over the term of their employment.

The Company’s pension and 401(k) plans are tax-qualified vehicles to provide retirement benefits to the named executive officers and their families. The benefits in these plans are available to most U.S.-based employees. The benefits are funded through trusts and are separate from the assets of Ashland and by law are protected from Ashland’s creditors.

The benefits that may be provided under the tax-qualified plans are limited by the Internal Revenue Code of 1986, as amended (the “Code”). These plans, standing alone, do not provide sufficient retirement income to the named executive officers when compared to their pay as an active employee. To make up for this gap in potential replacement income in retirement, Ashland offers the named executive officers non-qualified retirement plans that complement each other and the tax-qualified plans. A detailed description of the non-qualified plans for the applicable named executive officers is included in the Pension Benefits section of this proxy statement.

The 401(k) plan contributions are also limited by law, which means their potential Ashland matching contributions are also limited. The Ashland match that could not be made to the 401(k) plan is paid to the named executive officers (as well as any affected employee) as additional compensation.

Ashland also has employee deferral plans that allow the named executive officers to annually make a separate deferral election so that the named executive officers can save amounts from their own pay in addition to amounts they are allowed to save in the savings plans.

Health and Welfare Benefits

The health of all employees is important to Ashland as is the need to provide for financial security to the families of employees who may become ill, disabled or die during active employment. To these ends, Ashland provides a wide variety of health and welfare benefit plans to a majority of its active U.S. workforce. These same plans are offered to the named executive officers for the same reasons as they are offered to the majority of the rest of the active workforce. These plans include medical, dental, vision, life, accidental death and dismemberment, business travel and accident coverage and long-term care insurance. These benefits are targeted at median competitive levels.

Executive Perquisites

Ashland provides the named executive officers and other selected executives with financial planning (including tax preparation) and home security systems and monitoring. Mr. O’Brien participated in the financial planning and home security programs during fiscal 2014. The other named executive officers participated in only the financial planning program.

The P&C Committee reviews the perquisites provided to executive officers as part of their overall review of executive compensation. The P&C Committee has determined the perquisites to be within the appropriate range of compensation practices.

Severance Pay Plan

The named executive officers are covered by the Severance Pay Plan that provides benefits in the event of a covered termination in absence of a change in control. A covered termination is the direct result of the permanent closing of a facility, job discontinuance or other termination action of Ashland’s initiative as determined by Ashland. The plan excludes certain terminations such as, but not limited to, termination for cause and voluntary resignation.

A detailed description of this plan is included in the “Potential Payments upon Termination or Change in Control” section of this proxy statement.

Change in Control Agreements

Each named executive officer has a change in control agreement that sets forth the economic consequences and entitlements for termination without cause or for good reason after a change in control. The primary purpose of these protections is to align executive and shareholder interests by enabling the executives to assess possible corporate transactions without regard to the affect such transactions could have on their employment. Change in Control agreements entered into after July 2009 does not include a “gross-up” for excise and related taxes.

A detailed description of these agreements is included in the “Potential Payments upon Termination or Change in Control” section of this proxy statement.

Deductibility of Compensation

Ashland attempts to maximize the tax deductibility of the compensation paid to its executives. However, tax rules may limit the tax deductibility of certain types of non-performance based compensation paid to the named executive officers. As a result of these rules, it is expected that approximately $475,000 of named executive officer compensation paid in fiscal 2014 will be nondeductible.

Ashland considers the tax deductibility of compensation awarded to the named executive officers, and weighs the benefits of: (1) awarding compensation that may be nondeductible against (2) contingencies required by the tax laws. The P&C Committee believes that in certain circumstances the benefit of awarding nondeductible compensation exceeds the benefit of awarding deductible compensation that is subject to contingencies derived from the tax laws.

In addition, Ashland considers various other tax rules governing named executive officer compensation including (but not limited to) tax rules relating to fringe benefits, qualified and non-qualified deferred compensation and compensation triggered by a change in control.

[Remainder of page intentionally left blank]

PERSONNEL AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The P&C Committee has reviewed the Compensation Discussion and Analysis appearing on pages 32 through 53 of this proxy statement and discussed it with management. Based on its review and discussions with management, the P&C Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Ashland’s Annual Report on Form 10-K for fiscal 2014 and Ashland’s proxy statement for its 2015 Annual Meeting of Shareholders. This report is provided by the following independent directors who comprise the P&C Committee:

PERSONNEL AND COMPENSATION COMMITTEE

Barry W. Perry, Chairman

Vada O. Manager

George A. Schaefer, Jr.

Janice J. Teal

Michael J. Ward

The P&C Committee report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Ashland specifically incorporates the P&C Committee report by reference.

Summary Compensation Table

The following table is a summary of compensation information for the last three fiscal years, the most recent of which ended September 30, 2014, for Ashland’s Chief Executive Officer, Chief Financial Officer and each of the other three most highly compensated executive officers in fiscal 2014.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (1) ($)	Option Awards (2) ($)	Non- Equity Incentive Plan Compen- sation (3) ($)	Change in Pension Value and Non- Qualified Deferred Compen- sation Earnings (4) ($)	All Other Compen- sation (5) ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
J. J. O’Brien	2014	1,223,876	-	3,575,863	1,751,496	1,556,261	1,241,218	71,800	9,420,514
Chairman of the Board and Chief Executive Officer	2013 2012	1,205,386 1,178,669	- -	2,366,700 3,061,784	3,200,370 2,170,692	104,965 1,306,678	- 775,679	77,469 68,586	6,954,890 8,562,088

J. K. Willis Senior Vice President and Chief Financial Officer	2014 2013	421,154 307,485	-	964,877 282,277	471,960 273,467	450,586 18,481	926,363 -	34,201 18,844	3,269,141 900,554

P. J. Ganz	2014	481,672	-	531,060	258,704	386,832	-	41,656	1,699,924
Senior Vice President, General Counsel and Secretary	2013 2012	468,784 455,192	- -	345,450 449,146	463,605 315,216	25,584 315,392	- -	162,225 7,600	1,465,648 1,542,546

T.L. Harris	2014	449,697	-	1,488,001	220,248	410,108	379,257	45,669	2,983,980
Senior Vice President and President of Ashland Performance Materials	2013 2012	438,591 425,815	- -	294,000 373,234	391,821 265,068	28,974 337,023	- 345,449	39,987 52,827	1,193,373 1,799,416

L. Fernandez-Moreno	2014	456,457	-	2,842,320	227,240	306,120		40,537	3,872,674
Senior Vice President and President of Ashland Specialty Ingredients

(1)

The values in column (e) represent the aggregate grant date fair value of fiscal 2014-2016 LTIP and RS awards computed in accordance with FASB ASC Topic 718. The assumptions made when calculating the amounts for column (e) are found in Note P to the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2014 (the “2014 Form 10-K”). For LTIP awards, the grant date fair value is based on the probable outcome of performance conditions. The grant date fair values of fiscal 2014-2016 LTIP awards assuming the maximum level of performance are as follows: Mr. O’Brien, $4,730,096; Mr. Willis, $1,266,048; Mr. Ganz, $703,360; Mr. Harris, $597,856 and Mr. Fernandez-Moreno, $597,856.

(2)

The values in column (f) represent the aggregate grant date fair value of SAR awards computed in accordance with FASB ASC Topic 718. The assumptions made when calculating the amounts for column (f) are found in Note P to the Notes to Consolidated Financial Statement included in the 2014 Form 10-K.

(3)	The values in column (g) represent the amounts earned with respect to annual incentive awards under the Amended and Restated 2011 Ashland Inc. Incentive Plan (the “2011 Incentive Plan”).

(4)

Ashland’s non-qualified deferred compensation arrangements do not provide above-market or preferential earnings; therefore, for 2014 the amounts in column (h) represent only the one-year change between September 30, 2013 and September 30, 2014 in the present value of accrued benefits under Ashland’s qualified and non-qualified defined benefit plans. These plans are more fully discussed in the narrative to the Pension Benefits table in this proxy statement.

The present values at September 30, 2013 and September 30, 2014 were calculated based on the earliest age that a participant could receive an unreduced benefit (see the discussion under the Pension Benefits table in this proxy statement regarding the earliest retirement age under the various plans).

(5)	Amounts reported in column (i) for fiscal 2014 are composed of the following items:

	J.J. O’Brien	J.K. Willis	P.J. Ganz	T.L. Harris	L. Fernandez- Moreno
Ashland 401(k) Plan Match (a)	$10,400	$10,855	$14,286	$21,706	$14,831
Supplemental Ashland 401(k) Plan Match (b)	38,555	5,992	8,881	7,982	4,674
Ashland Contribution to Non-Qualified Defined Contribution Plan (c)	-	-	12,212	-	17,908
Life Insurance Premiums (d)	2,650	858	1,125	858	1,125
Other (e)	20,195	16,496	5,152	15,123	1,999

Total	$71,800	$34,201	$41,656	$45,669	$40,537

(a)	The amounts in this row represent the contributions by Ashland to the accounts of each of the named executive officers in the Ashland 401(k) Plan.

(b)

The amounts in this row represent payments by Ashland to the named executive officers that would have been made as matching contributions to the Ashland 401(k) Plan, but for the limitations placed on such contributions under the Code.

(c)	The amounts in this row represent the contributions by Ashland to the account of the named executive officers pursuant to the Non-Qualified Defined Contribution Plan.

(d)	The amounts in this row represent the value of life insurance premiums paid on behalf of the named executive officers.

(e)

In accordance with SEC rules, disclosure of perquisites and other personal benefits is omitted if the aggregate amount of such compensation for an executive officer is less than $10,000 for the given year. If the total amount exceeds $10,000, each perquisite or personal benefit must be identified by type, and if the amount of a perquisite or personal benefit exceeds the greater of $25,000 or 10% of total perquisites and personal benefits, its value must be disclosed. The amounts in this row represent the amount of aggregate incremental cost to Ashland with respect to any tax and financial planning services and monitoring of home security systems, none of which exceeded the greater of $25,000 or 10% of total perquisites as a category for any named executive officer.

Grants of Plan-Based Awards

The following table sets forth certain information regarding the annual and long-term incentive awards, SARs and RS granted during fiscal 2014 to each of the named executive officers.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#) (4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock And Option Awards ($) (5)

		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
J. J. O’Brien		295,306	1,476,528	2,214,792
	11/13/13				6,725	26,900	53,800				2,365,048
	11/13/13								50,100	89.69	1,751,496
	11/13/13							13,500			1,210,815

J. K. Willis		85,500	427,500	641,250
	11/13/13				1,800	7,200	14,400				633,024
	11/13/13								13,500	89.69	471,960
	11/13/13							3,700			331,853

P.J. Ganz		73,403	367,013	550,519
	11/13/13 11/13/13				1,000	4,000	8,000		7,400	89.69	351,680 258,704
	11/13/13							2,000			179,380

T.L. Harris		668,175	340,875	511,313
	11/13/13				850	3,400	6,800				298,928
	11/13/13								6,300	89.69	220,248
	11/13/13							1,700			152,473
	05/14/14							10,000			1,036,600

L. Fernandez-Moreno		70,725	353,625	530,438
	11/13/13 11/13/13				850	3,400	6,800		6,500	89.69	298,928 227,240
	11/13/13							16,800			1,506,792
	05/14/14							10,000			1,036,600

(1)

The dollar amounts in these columns represent the potential annual incentive payouts under the 2011 Incentive Plan for fiscal 2014. The actual dollar amounts earned were paid in December 2014 and are included in column (g) in the fiscal 2014 row of the Summary Compensation Table.

(2)	The amounts in these columns represent potential payments under LTIP awards for the fiscal 2014-2016 performance period under the 2011 Incentive Plan.

(3)

On November 13, 2013, Mr. Fernandez-Moreno received an additional grant of 15,000 shares of restricted Ashland Common Stock pursuant to the 2011 Incentive Plan. The grant will vest as follows: 5,000 shares on November 13, 2014, 5,000 shares on November 13, 2015 and 5,000 shares on November 2017. On May 14, 2014, Messrs. Harris and Fernandez-Moreno received an additional grant of 10,000 shares each of restricted Ashland Common Stock pursuant to the 2011 Incentive Plan. The grants will vest in full on May 14, 2017.

(4)

The amounts in column (j) represent the number of shares of Ashland Common Stock that may be issued to named executive officers on exercise of SARs granted under the 2011 Incentive Plan in fiscal 2014. All SARs were granted at an exercise price of $89.69 per share, the closing price of Ashland Common Stock as reported on the NYSE on November 13, 2013, the date of grant.

(5)

The dollar amounts in column (l) are calculated in accordance with FASB ASC Topic 718 and assume (i) payment of LTIP awards at target calculated using a Monte-Carlo simulation valuation ($86.14 per unit for the ROI portion and $89.69 per unit for the TSR portion, for a weighted average price of $87.92 per unit); (ii) valuation of all SARs using the Black-Scholes valuation model ($34.96 per SAR granted on November 13, 2013) and (iii) the grant date fair value for RS awards using the closing price of Ashland Common Stock of $89.69 as reported on the NYSE on November 13, 2013 and $103.66 on May 14, 2014. For further information on the Black-Scholes model and related stock price assumptions utilized during fiscal 2014, see Note P to the Notes to Consolidated Financial Statements in the 2014 From 10-K.

Annual Incentive Compensation

Incentive compensation for executives is primarily awarded annually, contingent upon meeting applicable targets. After the beginning of each fiscal year, performance hurdle, target and maximum objectives are established for the upcoming year. Awards for the Chief Executive Officer and certain other executive officers are based upon overall Ashland performance as well as the performance of Ashland’s business segments. Awards for other executives and employees are based upon the performance of Ashland’s divisions. Awards for division employees are based primarily on division performance.

The performance hurdle, target and maximum objectives for fiscal 2014 included measures of Operating Income and Working Capital Efficiency, as well as a “safety modifier.” The Compensation Discussion and Analysis section in this proxy statement discusses the fiscal 2014 performance goals as well as other aspects of this program.

Long-Term Incentive Plan

LTIP awards are available to certain key employees. LTIP awards are long-term incentives tied to Ashland’s return on investment (ROI) and total shareholder return (TSR) over the performance period. Awards are granted annually, with each award covering a three-year performance period.

After the beginning of the performance period, performance hurdle, target and maximum objectives are established for the performance period. The initial number of performance units awarded is based on the employee’s salary or midpoint of salary band depending on salary band. The Compensation Discussion and Analysis section in this proxy statement discusses fiscal 2014-2016 LTIP awards.

Stock Appreciation Rights

Ashland’s employee SARs program is a long-term plan designed to link executive compensation with increased shareholder value over time. In determining the amount of SARs to be granted annually to key employees, a target number of shares for each employee grade level is established. All SARs are granted with an exercise price equal to the fair market value of Ashland Common Stock on the date of grant. Vesting of SARs occurs over a period of three years, as more fully described in footnote (1) of the Outstanding Equity Awards at Fiscal Year-End table in this proxy statement. For accelerated vesting events, see the SARs/Stock Options, Incentive Compensation, RS and LTIP subsection of the Potential Payments upon Termination or Change in Control section in this proxy statement. SARs are not re-valued if the stock price declines below the grant price. The Compensation Discussion and Analysis section in this proxy statement discusses the aspects of this program.

Restricted Stock

Ashland RS program is a long-term incentive plan designed to link executive compensation with increased shareholder value over time. In determining the amount to RS to be granted annually to key employees, a target number of share for each employee grade level is established. All RS is granted with a price equal to the fair market value of Ashland’s Common Stock on the day of grant. Vesting of RS occurs over a period of three-years, as more fully described in footnote (2) of the Outstanding Equity Awards at Fiscal Year-End table in this proxy statement.

The P&C Committee may award restricted shares of Ashland Common Stock and/or restricted share units to named executive officers. Restricted share awards are intended to reward superior performance and encourage continued employment with Ashland. For vesting periods applicable to restricted Ashland Common Stock granted to named executive officers, see footnote (2) of the Outstanding Equity Awards at Fiscal Year-End table in this proxy statement.

Restricted shares may not be sold, assigned, transferred or otherwise encumbered during the restricted period. Dividends are paid on the restricted shares with additional shares of RS which are subject to the same vesting requirements. For accelerated vesting events, see the SARs/Stock Options, Incentive Compensation, RS and LTIP subsection of the Potential Payments upon Termination or Change in Control section in this proxy statement.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information regarding SARs, LTIP, and RS held by each of the named executive officers at September 30, 2014.

	Option Awards							Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options Exercisable (1) (#) (b)		Number of Securities Underlying Unexercised Options Unexercisable (1) (#) (c)		Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (2) (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested (2) (#) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (3) (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (3) ($) (j)
J.J. O’Brien	0		50,100	(4)	0	$89.69	12/13/2023
	53,500	(5)	53,500	(5)	0	70.37	12/14/2022
	68,175	(6)	22,725	(6)	0	55.56	01/02/2022
	85,000		0		0	51.86	12/17/2020
								70,432	7,331,971
										59,100	6,152,310

J. K. Willis	0		13,500	(4)	0	$89.69	12/13/2023
	1,311		1,312	(7)	0	87.86	06/03/2023
	0		2,900	(5)	0	70.37	12/14/2022
	0		1,225	(6)	0	55.56	01/02/2022
								19,062	1,984,354
										9,000	936,900

P. J. Ganz	0		7,400	(4)	0	$89.69	12/13/2023
	7,750		7,750	(5)	0	70.37	12/14/2022
	0		3,300	(6)		55.56	01/02/2022
								26,003	2,706,912
										8,700	905,670

T.L. Harris	0		6,300	(4)	0	$89.69	12/13/2023
	6,550		6,550	(5)	0	70.37	12/14/2022
	8,325		2,775	(6)	0	55.56	01/02/2022
	9,300		0	(8)	0	51.86	12/17/2020
	7,300		0	(9)	0	65.78	12/15/2016
								18,703	1,946,982
										7,400	770,340

L. Fernandez-Moreno	0		6,500	(4)	0	$89.69	12/13/2023
	5,750		5,750	(10)	0	69.15	12/26/2022
								27,090	2,820,069
										7,000	728,700

(1)

The numbers in columns (b) and (c) relate to SARs which vest over a three-year period measured from the date of grant. Fifty percent vest after the first year and 25% vest in each of the remaining two years.

(2)

The numbers in column (g) and the dollar values in column (h) represent the number of shares earned for the fiscal 2012-2014 LTIP performance period (which is payable in stock) and/or unvested shares of restricted Ashland Common Stock. The number of shares of Ashland Common Stock earned for the fiscal 2012-2014 LTIP awards was determined by the P&C Committee in November 2014 and became vested when paid in December 2014. For Messrs. O’Brien, Willis, Ganz, Harris, the amount reported in column (g) and (h) represent 56,479; 3,049; 8,325; 6,918 shares of Ashland Common Stock, respectively. For Mr. O’Brien, the amounts reported in columns (g) and (h) also represent 13,500 shares of restricted Ashland Common Stock granted on November 13, 2013 vested 4,500 shares on November 13, 2014, 4,500 shares will vest on November 13, 2015, and 4,500 shares will vest on November 13, 2016; and 183 shares earned from dividends. For Mr. Willis, the amounts reported in columns (g) and (h) also represent 3,700 shares of restricted Ashland Common Stock granted on November 13, 2013 vested 1,234 shares on November 13, 2014, 1,233 shares will vest on November 13, 2015, and 1,233 shares will vest on November 13, 2016. In addition, Mr. Willis was granted 1,707 shares of restricted Ashland Common Stock on May 3, 2013 that will vest 100% on May 3, 2016; 10,000 shares of restricted Ashland Common

Stock on November 17, 2010 that vested 100% on November 17, 2014; and 606 shares earned from dividends. For Mr. Ganz, the amounts reported in columns (g) and (h) also represent 2,000 shares of restricted Ashland Common Stock granted on November 13, 2013 that vested 667 shares on November 13, 2014, 667 shares will vest on November 13, 2015, and 666 shares will vest on November 13, 2016. In addition, Mr. Ganz was granted 15,000 shares of restricted Ashland Common Stock on July 13, 2011 that will vest 100% on July 13, 2015 and 678 shares earned from dividends. For Mr. Harris, the amounts reported in columns (g) and (h) also represent 1,700 shares of restricted Ashland Common Stock granted on November 13, 2013 that vested 567 shares on November 13, 2014, 567 shares will vest on November 13, 2015, and 566 shares will vest on November 13, 2016. In addition, Mr. Harris was granted 10,000 shares of restricted Ashland Common Stock on May 14, 2014 that will vest 100% on May 14, 2017 and 85 shares earned from dividends. For Mr. Fernandez-Moreno, the amounts reported in columns (g) and (h) also represent 1,800 shares of restricted Ashland Common Stock granted on November 13, 2013 that vested 600 shares will vest on November 13, 2014, 600 shares will vest on November 13, 2015, and 600 shares on November 13, 2016. In addition, Mr. Fernandez-Moreno was granted 15,000 shares of restricted Ashland Common Stock on November 13, 2013 that vested 5,000 shares on November 13, 2014, 5,000 shares will vest on November 13, 2015, and 5,000 shares will vest on November 13, 2017; 10,000 shares of restricted Ashland Common Stock on May 14, 2014 that will vest 100% on May 14, 2017; and 290 shares earned from dividends.

(3)

The numbers in column (i) represent the estimated units granted through September 30, 2014 under the LTIP for the fiscal 2013-2015 and the fiscal 2014-2016 performance periods. The estimated number is computed assuming that the target performance goals are achieved. The dollar amounts in column (j) correspond to the units identified in column (i). The dollar value is computed by converting the units to shares of Ashland Common Stock on a one-for-one basis. The number of shares is then multiplied by the closing price of Ashland Common Stock of $104.10 as reported on the NYSE on September 30, 2014. Payment, if any, under LTIP awards will be in Ashland Common Stock for the fiscal 2013-2015 and the fiscal 2014-2016 performance periods.

(4)	These numbers relate to SARs granted on November 13, 2013 that vest over the three-year period referenced in footnote (1) above.

(5)	These numbers relate to SARs granted on November 14, 2012 that vest over the three-year period referenced in footnote (1) above.

(6)	These numbers relate to SARs granted on December 2, 2011 that vest over the three-year period referenced in footnote (1) above.

(7)	These numbers relate to SARs granted on May 3, 2013 that vest over the three-year period referenced in footnote (1) above.

(8)	These numbers relate to SARs granted on November 18, 2010 that vest over the three-year period referenced in footnote (1) above.

(9)	These numbers relate to SARs granted on November 15, 2006 that vest over the three-year period referenced in footnote (1) above.

(10)	These numbers relate to SARs granted on November 26, 2012 that vest over the three-year period referenced in footnote (1) above.

Option Exercises and Stock Vested

The following table sets forth certain information regarding the value realized by each named executive officer during fiscal 2014 upon the exercise of SARs and LTIP awards.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (1)	Value Realized on Exercise (1)	Number of Shares Acquired on Vesting (2)	Value Realized on Vesting (2)
Name	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)
J. J. O’Brien	215,000	7,806,700	60,676	5,442,030

J. K. Willis	13,575	551,208	1,800	161,442

P. J. Ganz	9,900	407,880	0	0

T.L. Harris	24,412	1,306,929	6,685	599,578

L. Fernandez-Moreno	0	0	0	0

(1)	The amounts in column (b) represent the gross number of shares acquired on exercise of SARs. The amounts in column (c) represent the value realized on exercise.

(2)

For Messrs. O’Brien, Willis, Ganz and Harris, the amounts in column (d) represent only the shares of Ashland Common Stock received in settlement of the fiscal 2011-2013 LTIP award. The dollar amounts in column (e) represent the value of the fiscal 2011-2013 LTIP award (computed by multiplying the number of shares awarded by $89.69, the closing price of Ashland Common Stock as reported on the NYSE on November 13, 2013, the date the P&C Committee approved the payment). The weighted score for the 2011-2013 LTIP was 128.55%.

Pension Benefits

The following table shows the actuarial present value of the named executive officers’ (other than Peter J. Ganz and Luis Fernandez-Moreno) accumulated benefits under each of Ashland’s qualified and non-qualified pension plans, calculated as of September 30, 2014. Messrs. Ganz and Fernandez-Moreno are not eligible to participate in the Pension Plan, the Excess Plans or the SERP (as defined in footnote 1). Mr. Ganz joined Ashland in July 2011 and Mr. Fernandez-Moreno joined Ashland in November 2012, and these plans were closed to new participants on January 1, 2011.

Name (a)	Plan Name (1) (b)	Number of Years Credited Service (2) (#) (c)	Present Value of Accumulated Benefit ($) (d)	Payments During Last Fiscal Year ($) (e)
J. J. O’Brien	Ashland Hercules Pension Plan	35 years 4 months	1,768,851	0
	Ashland Inc. Excess Benefit Pension Plan	35 years 4 months	5,414,266	0
	Ashland Inc. Supplemental Early Retirement Plan for Certain Employees	20 years	6,354,135	0

J. K. Willis	Ashland Hercules Pension Plan	25 years 9 months	818,867	0
	Ashland Inc. Excess Benefit Pension Plan	25 years 9 months	153,871	0
	Ashland Inc. Supplemental Early Retirement Plan for Certain Employees	20 years	1,641,902	0

T.L. Harris	Ashland Hercules Pension Plan	9 years 3 months	92,063	0
	Ashland Inc. Excess Benefit Pension Plan	15 years 5 months	31,630	0
	Ashland Inc. Supplemental Early Retirement Plan for Certain Employees	10 years 8 months	1,454,009	0

(1)

The Ashland Hercules Pension Plan (the “Pension Plan”) is a tax-qualified plan under Section 401(a) of the Code. The Ashland Inc. Excess Benefit Pension Plan (the “Ashland Excess Plan”) and the Hercules Inc. Employee Pension Restoration Plan (the “Hercules Excess Plan” and together with the Ashland Excess Plan, the “Excess Plans”) are non-qualified plans that are coordinated with the tax-qualified plan. The Ashland Inc. Supplemental Early Retirement Plan for Certain Employees (the “SERP”) is a non-qualified plan. The material terms of each of these plans are described in the narrative below.

(2)

The maximum number of years of credited service under the SERP is 20 years. The number of years of service for the SERP is measured from the date of hire. The number of years of service under the Pension Plan and the Excess Plans is measured from the date the named executive officer began participating in the Pension Plan.

Assumptions

The present values of the accumulated benefits were calculated as of September 30, 2014 based on the earliest age a participant could receive an unreduced benefit. For Messrs. O’Brien and Willis, age 62 is the earliest age that an unreduced benefit is available under the qualified Pension Plan and the applicable non-qualified Excess Plan because their benefits are calculated under the traditional annuity pension formula. For Mr. Harris, age 55 is the earliest age he may receive unreduced benefits under the qualified Pension Plan and the non-qualified Ashland Excess Plan because his qualified Pension Plan benefits are calculated under the cash balance pension formula. Mr. O’Brien is currently eligible to receive a reduced benefit because he is 55 or older. The programs were closed to new participants on January 1, 2011.

Messrs. O’Brien and Willis have a benefit in Ashland’s qualified LESOP. The LESOP was completely allocated on March 31, 1996 and no additional benefits are accruing. The LESOP and the qualified Pension Plan are in a floor-offset arrangement. The value of the shares allocated to a participant’s LESOP offset account reduces the value of the participant’s Pension Plan benefit. A participant may elect to transfer his or her LESOP offset account to the Pension Plan at the time of his or her termination in order to receive an unreduced Pension Plan benefit. The calculations in the Pension Benefits table assume that the other named executive officers with a LESOP benefit elect to transfer their LESOP offset accounts to the Pension Plan.

The SERP provides an umbrella (or gross) benefit that is subject to certain reductions. The amount in the Pension Benefits table for the SERP benefit for applicable named executive officers is the net benefit under the SERP, after applicable reductions. The reductions referred to in this paragraph are described in the Ashland Inc. Supplemental Early Retirement Plan for Certain Employees (SERP) section below.

Under the SERP, the earliest age a named executive officer could receive an unreduced benefit is the earlier of age 55 or when the sum of the named executive officer’s age and service equals at least 80, provided that the officer has at least 20 years of service under the plan. Messrs. O’Brien and Willis are the only named executive officers that have at least 20 years of service.

The valuation method and all material assumptions applied in quantifying the present value of the accumulated benefit are incorporated by reference from Note M to the Notes to Consolidated Financial Statements in the 2014 Form 10-K.

Ashland Hercules Pension Plan (Pension Plan)

The Pension Plan is a tax-qualified defined benefit pension plan under Code Section 401(a). The Pension Plan provides retirement income for eligible participants. Beginning in January 2011, the Pension Plan was closed to new participants and to additional credits in the retirement growth account.

The Pension Plan has two benefit formulas—a traditional formula, referred to as the annuity benefit, and a cash balance formula, referred to as the retirement growth account. The traditional formula produces an annuity benefit at retirement based on a percentage of final average compensation multiplied by years of plan service (see the description in the Traditional Benefit/Annuity Formula section below). The cash balance formula produces a hypothetical account balance based on the sum of contribution credits and interest on those contribution credits (see the description in the Retirement Growth Account Benefit/Cash Balance Formula section below). In general, participants who were actively employed on June 30, 2003 with at least 10 years of service remained in the annuity benefit formula. All other participants moved to the retirement growth account formula. The formula under which a participant’s benefit is computed is a matter of plan design and not participant election.

If a participant has a benefit payable from the LESOP, then the participant’s LESOP offset account reduces the amount payable to the participant, regardless of the formula under which the participant’s benefit is paid. At termination from employment, the participant may elect to transfer the LESOP offset account to the Pension Plan and receive an unreduced Pension Plan benefit.

Years of service in addition to what is actually incurred under the Pension Plan cannot be granted. However, in the case of an acquisition, prior service with the acquired business is often counted for purposes of vesting and eligibility, but not for purposes of benefit accrual under the annuity benefit formula. These same rules apply equally to the Excess Plans.

Traditional Benefit/Annuity Formula

Under this formula, for certain highly compensated employees, compensation only includes base compensation, up to the maximum allowed under Code Section 401(a)(17). For all other participants, compensation includes bonus amounts. This applies to both the annuity formula and the cash balance formula. The final average compensation formula is the average for a 48 consecutive month period producing the highest average for the last 120 months of credited service. For participants who were employees of Hercules prior to the acquisition, the final average compensation is the average for the 60 consecutive month period producing the highest average for the last 120 months of credited service.

The annual annuity benefit formula is:

(1.08% x final average compensation up to $10,700) + (1.5% x final average compensation exceeding $10,700)

x

(years of credited service, which means years as a participant in the plan up to a maximum of 35 years)

For participants who were employees of Hercules prior to the acquisition, the annual annuity benefit formula is:

(1.2% x final average compensation up to $53,400) + (1.6% x final average compensation exceeding $53,400)

x

(years of credited service)

The normal form of benefit payment under the annuity benefit is a single life annuity. However, as required by federal law, the normal form of benefit for a married participant is a joint and survivor annuity, unless the spouse consents to a different benefit distribution. A participant may also elect a non-spousal joint and survivor annuity or a 10-year term certain annuity. All payment forms are actuarially equivalent.

The normal retirement age is 65, but an unreduced benefit is paid for retirement at age 62. A participant may retire early once the participant is either at least age 55 or when the sum of the participant’s age and service equals at least 80.

Retirement Growth Account Benefit/Cash Balance Formula

Under this formula, contribution credits are accumulated in a notional account. Interest credits are allocated to each participant’s account monthly. The interest rate is from a minimum of 4.0% to a maximum of 7.0% and is set at the beginning of each plan year. The interest rate for fiscal 2014 was 4.0%.

The accrued benefit under this formula is the balance in the retirement growth account. The benefit is payable in the same forms that apply to the annuity benefit formula or may be paid as a single lump sum.

The normal retirement age under the retirement growth account formula is also age 65. The earliest that a participant can receive an unreduced benefit is at age 55 with at least five years of service.

Non-Qualified Excess Benefit Pension Plans (Excess Plans) and Non-Qualified Defined Contribution Plan

The Excess Plans are unfunded, non-qualified plans of deferred compensation providing a benefit payable, based on the applicable named executive officer’s pension plan eligibility, equal to the difference between the benefit under the Pension Plan in the absence of the Code limits (the gross benefit) and the actual benefit that would be payable under the Pension Plan.

The Excess Plans cover employees (i) who are eligible for the Pension Plan and whose benefit under the Pension Plan is limited because of either Code Section 401(a)(17) or Section 415(b) and (ii) who are not terminated for cause as defined in the Excess Plans. For purposes of computing the Excess Plans’ benefits, a participant’s compensation is defined the same as it is for the Pension Plan. However, the limits on the compensation under the Pension Plan that are imposed by the Code do not apply under the Excess Plans.

The benefit under the Excess Plans is payable in a lump sum and may be transferred to the Employees’ Deferral Plan. A benefit payable to a named executive officer and certain other highly compensated participants cannot be paid for six months following separation from service. All named executive officers, except Mr. Ganz, participate in an Excess Plan.

Messrs. Ganz and Fernandez-Moreno participate in the Non-Qualified Defined Contribution Plan (the “NQDC Plan”). The NQDC Plan provides a contribution equivalent to the company match on annual incentive compensation not permitted in the qualified 401(k) plan. The account balance may be invested in the mutual funds available in the Employees’ Deferral Plan (described on page 65). The benefit payable under the NQDC Plan will be made in installments or as a lump sum based on distribution elections. Named executive officers and certain other highly compensated participants cannot begin to receive distributions for six months following separation from service.

Ashland Inc. Supplemental Early Retirement Plan for Certain Employees (SERP)

The SERP is an unfunded, non-qualified plan of deferred compensation and covers a select group of highly compensated employees. Beginning January 1, 2011, the eligibility for this program was restricted to only highly compensated employees participating in the Pension Plan on December 31, 2010. Employees who would have otherwise been eligible to participate in the SERP will now participate only in the NQDC Plan.

The SERP benefit formula covering the applicable named executive officers and certain other highly compensated participants provides a benefit of 25% of final average compensation multiplied by the participant’s years of service up to 20 years. For this purpose, the final average compensation formula is total compensation (base plus incentive compensation) for the 48 months out of the 96 months before retirement that produces the highest average.

The applicable named executive officers may retire on the earlier of age 55 with three years of service or when the sum of the executive’s age and service equals at least 80. The benefit produced by the above described formula is subject to proportionate reduction for each year of service credited to the participant that is less than 20 years of service. Additionally, the benefit is reduced by the sum of the following:

•	The participant’s qualified Pension Plan benefit (assuming the LESOP offset account is transferred to the Pension Plan);

•	The participant’s Excess Plans benefit; and

•	50% of any shares of Ashland Common Stock that could not be allocated to the participant’s account in the LESOP due to Code limits.

Mr. O’Brien is eligible to retire and commence his SERP benefits. SERP benefits become vested upon attaining three years of service. Mr. Willis is vested in the SERP, but he is not retirement eligible.

The SERP benefit is payable in a lump sum and may be transferred to the Employees’ Deferral Plan. Distributions to the applicable named executive officers and certain other highly compensated participants cannot begin until six months after separation from service.

The SERP contains a non-compete provision. Any executive who, within a period of five years after his or her termination of employment, accepts a consulting or employment engagement that is in direct and substantial conflict with the business of Ashland will be deemed to have breached the SERP provisions. A breach in the SERP provisions requires the executive to reimburse Ashland for any distributed benefits and to forfeit benefits that have not yet been paid under the plan.

Ordinarily, years of service in addition to what is actually incurred are not granted. However, in the case of an acquisition, prior service with the acquired business is counted for purposes of vesting but not for calculating benefits under the SERP.

Non-Qualified Deferred Compensation

The following table sets forth certain information for each of the named executive officers regarding non-qualified deferred compensation for fiscal 2014.

Name (a)	Executive Contributions in Last FY (1) ($) (b)	Registrant Contributions in Last FY (2) ($) (c)	Aggregate Earnings in Last FY (3) ($) (d)	Aggregate Withdrawals/ Distributions in Last FY ($) (e)	Aggregate Balance at September 30, 2014 ($) (f)
J. J. O’Brien	0	0	1,960,316	0	16,429,412

J.K. Willis	0	0	193,131	16,017	1,555,279

P. J. Ganz	2,558	12,212	6,374	0	93,453

T.L. Harris	89,939	0	40,995	0	805,241

L. Fernandez-Moreno.	0	17,908	272	0	18,180

(1)

The contribution for Mr. Ganz in column (b) relates to the deferral of a portion of his incentive compensation award paid in December 2013, which was included in the Summary Compensation Table for fiscal 2013. The contribution for Mr. Harris included in column (b) relates to the deferral of a portion of his salary in fiscal 2014 and is included in column (c) of the Summary Compensation Table in this proxy statement.

(2)

The contribution in column (c) for Messrs. Ganz and Fernandez-Moreno relates to a contribution by Ashland to the NQDC Plan (net of taxes) in an amount equal to Ashland’s match on annual incentive compensation that is not permitted in the qualified 401(k) plan and is reported in column (i) of the Summary Compensation Table (inclusive of taxes) in this proxy statement.

(3)

Aggregate earnings are comprised of interest, dividends, capital gains and appreciation/depreciation of investment results. These earnings are not included in the Summary Compensation Table in this proxy statement.

Ashland Inc. Employees’ Deferral Plan

The Employees’ Deferral Plan is an unfunded, non-qualified deferred compensation plan for a select group of highly compensated employees. Participants may elect to have up to 50% of base pay and up to 100% of their incentive compensation and/or LTIP awards contributed to the plan. Elections to defer compensation must be made before the period for which the service relating to the particular kind of compensation is incurred.

Participants elect how to invest their account balances from among a diverse set of mutual fund offerings and a hypothetical Ashland Common Stock fund. No guaranteed interest or earnings are available and there are no above market rates of return on investments in the plan. Beginning October 1, 2000, investments in Ashland Common Stock units must remain so invested and must be distributed as Ashland Common Stock. In all other events, participants may freely elect to change their investments. Withdrawals are allowed for an unforeseeable emergency (single sum payment sufficient to meet the emergency), disability (lump sum payment), upon separation from employment (payable as lump sum or installments per election) and at a specified time (paid as single sum). In addition, for pre-2005 contributions, participants may elect to have withdrawals paid in a lump sum (subject to a penalty of up to 10%).

Potential Payments upon Termination or Change in Control

The following table summarizes the estimated amounts payable to each named executive officer in the event of a termination from employment or change in control as of September 30, 2014. A narrative description follows the table. Different termination events are identified in columns (b)-(g). Column (a) enumerates the types of potential payments for each named executive officer. As applicable, each payment or benefit is estimated across the table under the appropriate column or columns.

These estimates are based on the assumption that the various triggering events occur on September 30, 2014, the last day of the 2014 fiscal year. Other material assumptions used in calculating the estimated compensation and benefits under each triggering event are noted below. The actual amounts that would be paid to a named executive officer upon certain terminations of employment or upon a change in control can only be determined at the time an actual triggering event occurs.

Potential Payments upon Termination or Change in Control Table

Name/Kinds of Payments (a)	Termination prior to a Change in Control of Company without Cause ($) (b)	Disability (6) ($) (c)	Voluntary Resignation or Involuntary Termination for Cause (7) ($) (d)	Retirement (8) ($) (e)	Change in Control without Termination (9) ($) (f)	Termination after Change in Control of Company without Cause or by Executive for Good Reason ($) (g)
J. J. O’Brien
Cash severance	2,657,277	0	0	0	0	8,317,301
Accelerated SARs (1)	0	0	0	0	721,941	0
Restricted stock	0	0	0	0	1,443,138	0
LTIP (2)	9,075,710	9,075,710	0	9,075,710	9,075,710	2,984,171
Incentive compensation (3)	1,556,261	1,556,261	0	1,556,261	1,556,261	0
Welfare benefit	33,267	2,493,146	0	0	0	33,267
Outplacement	7,000	0	0	0	0	7,000
Financial planning	12,500	0	0	0	0	12,500
280G excise tax gross-up (4)	0	0	0	0	0	0
Present value of retirement benefits (5)	0	0	0	0	0	0

Total	$13,342,015	$13,125,117	$0	$10,631,971	$12,797,050	$11,354,240

J. K. Willis
Cash severance	777,813	0	0	0	0	1,870,313
Accelerated SARs (1)	0	0	0	0	455,355	0
Restricted stock	0	0	0	0	1,666,953	0
LTIP (2)	692,161	692,161	0	692,161	692,161	562,140
Incentive compensation (3)	450,586	450,586	0	450,586	450,586	0
Welfare benefit	29,441	1,534,067	0	0	0	29,441
Outplacement	7,000	0	0	0	0	7,000
Financial planning	7,500	0	0	0	0	7,500
280G excise tax gross-up (4)	0	0	0	0	0	0
Present value of retirement benefits (5)	0	0	0	0	240,548	0

Total	$1,964,500	$2,676,813	$0	$1,142,747	$3,505,603	$2,476,393

Name/Kinds of Payments (a)	Termination prior to a Change in Control of Company without Cause ($) (b)	Disability (6) ($) (c)	Voluntary Resignation or Involuntary Termination for Cause (7) ($) (d)	Retirement (8) ($) (e)	Change in Control without Termination (9) ($) (f)	Termination after Change in Control of Company without Cause or by Executive for Good Reason ($) (g)
P. J. Ganz
Cash severance	765,080	0	0	0	0	1,743,780
Accelerated SARs (1)	0	0	0	0	359,196	0
Restricted stock	0	0	0	0	1,840,280	0
LTIP (2)	1,331,617	1,331,617	0	1,331,617	1,331,617	440,686
Incentive compensation (3)	386,832	386,832	0	386,832	386,832	0
Welfare benefit	30,046	1,371,564	0	0	0	30,046
Outplacement	7,000	0	0	0	0	7,000
Financial planning	5,000	0	0	0	0	5,000
280G excise tax gross-up (4)	0	0	0	0	0	0
Present value of retirement benefits (5)	0	0	0	0	0	0

Total	$2,525,575	$3,090,013	$0	$1,718,449	$3,917,924	$2,226,512

T. L. Harris
Cash severance	739,000	0	0	0	0	1,648,000
Accelerated SARs (1)	0	0	0	0	329,112	0
Restricted stock	0	0	0	0	1,226,819	0
LTIP (2)	1,115,747	1,115,747	0	1,115,747	1,115,747	374,756
Incentive compensation (3)	401,108	401,108	0	401,108	401,108	0
Welfare benefit	29,441	1,368,418	0	0	0	29,441
Outplacement	7,000	0	0	0	0	7,000
Financial planning	5,000	0	0	0	0	5,000
280G excise tax gross-up (4)	0	0	0	0	0	0
Present value of retirement benefits (5)	0	0	0	0	941,794	0

Total	$2,297,295	$2,885,273	$0	$1,516,855	$3,072,786	$2,064,197

L. Fernandez-Moreno
Cash severance	738,079	0	0	0	0	1,681,079
Accelerated SARs (1)	0	0	0	0	676,650	0
Restricted stock	0	0	0	0	2,820,069	0
LTIP (2)	364,353	364,353	0	364,353	364,353	364,347
Incentive compensation (3)	306,120	306,120	0	306,120	306,120	0
Welfare benefit	29,687	1,275,316	0	0	0	29,687
Outplacement	7,000	0	0	0	0	7,000
Financial planning	5,000	0	0	0	0	5,000
280G excise tax gross-up (4)	0	0	0	0	0	0
Present value of retirement benefits (5)	0	0	0	0	0	0

Total	$1,450,239	$1,945,789	$0	$670,473	$4,167,192	$2,087,113

(1)

A change in control without termination results in unvested SARs becoming immediately vested. See the Outstanding Equity Awards at Fiscal Year-End table in this proxy statement for the number of SARs outstanding for each named executive officer.

(2)

The LTIP amounts identified in all of the columns except for column (g) are based on the actual results for the fiscal 2012-2014 performance period and pro-rata payments of the LTIPs for the fiscal 2013-2015 and fiscal 2014-2016 performance periods at their respective targets. If one of the events represented by columns (b), (c) or (e) occurred, the pro-rata payments would be based on actual results, rather than target. However, pursuant to the executive change in control agreement, in the event of a change in control without termination as of September 30, 2014 as reported in column (f), the calculation would be based on the actual results for the fiscal 2012-2014 performance period and the pro-rata target payment for the fiscal 2013-2015 and fiscal 2014-2016 performance periods.

The amount identified in column (g) of this table for each named executive officer represents the LTIP units that are outstanding being paid at target, reduced by the amount the executive would receive as a result of a change in control identified in column (f).

(3)

The amounts identified in the Incentive Compensation row of columns (b), (c) and (e) represent a payment of the fiscal 2014 annual incentive compensation based on actual results for the entire performance period pursuant to the change in control agreement. Upon a change in control, the performance period relating to any incentive award will be accelerated and payment will be made based upon achievement of the performance goals up to the date of the change in control. The amounts identified in the Incentive Compensation row of column (f) reflect this payment, based on actual results for the fiscal year.

(4)

Section 280G of the Code applies if there is a change in control of Ashland, compensation is paid to a named executive officer as a result of the change in control (“parachute payments”), and the present value of the parachute payments is 300% or more of the executive’s “base amount,” which equals the average W-2 income for the five-calendar-year period immediately preceding the change in control. If Section 280G applies, then the named executive officer is subject to an excise tax, under Section 4999(a) of the Code, equal to 20% of the amount of the parachute payments in excess of the base amount (the “excess parachute payments”), in addition to income and employment taxes. Moreover, Ashland is denied a federal income tax deduction for the excess parachute payments. The amounts in the 280G Excise Tax Gross-Up row of columns (f) and (g) reflect a tax gross-up, if any, for the excise and related taxes, as required under the terms of the executive change in control agreements described below. The calculations are based on the following assumptions: (i) an excise tax rate of 20% and a combined federal, state and local income and employment tax rate of 51%, (ii) a discount rate of 0.43%, and (iii) no amounts were allocated to the non-solicitation of non-competition covenants contained in the executive change in control agreements.

(5)

The present value of each applicable named executive officer’s total retirement benefits as of September 30, 2014 (absent a change in control) is in the Pension Benefits table to this proxy statement. The account balances for each named executive officer as of September 30, 2014 in the Employees’ Deferral Plan are identified in the Non-Qualified Deferred Compensation table to this proxy statement.

A change in control results in an additional three years of age and service being credited to the calculation of each named executive officer’s benefit under the SERP. The present value of this incremental additional benefit is identified in the Present Value of Retirement Benefits row of this table in column (f) for the applicable named executive officer. Messrs. O’Brien and Willis gain no incremental additional benefit under the SERP. Mr. Harris gains a benefit from the additional age and service because (1) he has less than the 20 years necessary for a full SERP benefit, therefore, the additional service brings him closer to a full SERP benefit; and (2) the change in control makes it possible that he will be eligible for immediate retirement in the event of termination without cause or for good reason, thereby eliminating any discount. The additional age and service does not apply to the calculation of the Pension Plan and Excess Plans benefits. Messrs. Ganz and Fernandez-Moreno are not eligible to participate in the Pension Plan, the Excess Plans or the SERP.

(6)

For purposes of column (c), it is assumed that the named executive officer incurred a disabling event on September 30, 2014. The amounts in the Welfare Benefit row for column (c) represent the present value of the disability payments available under a supplemental Long Term Disability Plan for the incremental benefit above what would be payable under the generally available Long Term Disability Plan. No pre-retirement mortality assumption applies and the interest rate used is 8.01%. Subject to coordination with other income received while disabled, the Long Term Disability Plan provides a benefit equal to 60% of base compensation. The compensation covered by the plan is limited in 2014 to $10,000 per month. If the named executive officer died, his beneficiaries would receive the same accelerated vesting of the LTIP award as the named executive officer would in the event of disability. The named executive officers also participate in a group variable universal life plan (GVUL) that is available to certain highly compensated employees. In the event of death, the executive receives the same benefits as identified with regard to disability in addition to the face amount of the policy plus their own invested amounts. For Messrs. O’Brien, Willis, Ganz, Harris and Fernandez-Moreno, respectively, the death benefits as of September 30, 2014 would be: $1,000,905; $ $1,942,795; $500,020; $2,318,342 and $500,011 respectively.

(7)	Ashland does not maintain any plans or arrangements that would provide additional or enhanced benefits to the named executive officers solely as a result of a voluntary termination.

(8)	The requirements for retirement and receiving benefits under the retirement plans are described under the Pension Benefits table to this proxy statement.

(9)

Under the Employees’ Deferral Plan, in an event of a change in control, the named executive officers will receive an automatic lump sum distribution of the benefit for deferrals made before January 1, 2005. Deferrals made on or after January 1, 2005 will not be automatically distributed upon a change in control, but rather will be distributed pursuant to each employee’s election and valued at the time of the distribution. To the extent that an executive’s account is invested in hypothetical shares of Ashland Common Stock, those shares would be valued at the highest price for which Ashland Common Stock closed during the 30 days preceding the change in control.

(10)	In 2013, due to an incorrect change in control benefit calculation, Mr. Wills’ present value of retirement benefits in column F should have been $276,550.

Severance Pay Plan

The named executive officers are covered by the Severance Pay Plan that provides benefits in the event of a covered termination from employment in absence of a change in control. A termination for which benefits under the plan will be considered include those directly resulting from the permanent closing of a facility, job discontinuance, or other termination at Ashland’s initiative for which Ashland elects to provide benefits. Certain terminations are excluded from coverage by the Severance Pay Plan (for example, refusal to sign a severance agreement and release; discharge for less than effective performance, absenteeism or misconduct; or voluntary resignation).

In order for any executive to receive benefits and compensation payable under the Severance Pay Plan, the executive must agree to a general release of liability which relates to the period of employment or termination. In addition, the executive must agree to refrain from engaging in competitive activity against Ashland and refrain from soliciting persons working for Ashland, soliciting customers of Ashland or otherwise interfering with Ashland’s business for a period of 24 months following the termination. The executive must also agree not to disclose Ashland’s confidential information.

The benefit payable under the Severance Pay Plan to the Chief Executive Officer is 104 weeks of base pay and for all other named executive officers is 78 weeks of base pay. Payments will be made as payroll continuation in bi-weekly increments if the executive is retirement eligible (or would be at the end of the payroll continuation period). If the executive is not retirement eligible or paying the benefit as payroll continuation will not make the executive retirement eligible, the benefit is paid as a lump sum. Payment of such amounts may be subject to a six-month deferral in order to comply with Section 409A of the Code.

Any executive who receives payroll continuation may also remain in the medical, dental, vision, group life and pension plans for the executive’s benefit continuation period. The benefit continuation period in that case is two weeks for each completed year of service, with a maximum of 52 weeks. Any executive who receives a lump sum severance benefit will be eligible to elect COBRA continuation of coverage at active employee rates for a period of three months.

Executive Change in Control Agreements

The named executive officers and certain other executives have change in control agreements with Ashland. These agreements describe the payments and benefits to which an executive is entitled if terminated after a change in control of Ashland.

If within two years after a change in control (see the Definitions section below) an executive’s employment is terminated without cause or the executive terminates employment for good reason (see the Definitions section below), the executive is entitled to the following:

•

For the Chief Executive Officer, payment of three times the sum of his highest annual base compensation and highest target percentage annual incentive compensation in respect of the prior three fiscal years preceding the fiscal year in which the termination occurs in a lump sum paid in the seventh month following termination;

•

For the other named executive officers, payment of two times the sum of his highest annual base compensation and highest target percentage annual incentive compensation in respect of the prior three fiscal years preceding the fiscal year in which the termination occurs in a lump sum paid in the seventh month following termination;

•	Continued participation in Ashland’s medical, dental and group life plans through December 31 of the second calendar year following the calendar year in which the executive was terminated;

•	Full payment at target in cash of any LTIP awards existing at the executive’s termination (less any amounts already paid under the LTIP plan because of the change in control);

•	Payment in cash of all prior existing incentive compensation not already paid and pro-rata payment of any incentive compensation for the fiscal year in which the executive terminates at target level;

•	Outplacement services and financial planning services for one year after termination;

•	Payment of all unused, earned and accrued vacation in a lump sum in the seventh month following termination; and

•	Immediate vesting of all outstanding RS, stock options and SARs.

As a condition to receiving the benefits and compensation payable under the agreement, each executive has agreed for a period of 24 months following the termination, absent prior written consent of Ashland’s General Counsel, to refrain from engaging in competitive activity against Ashland; and to refrain from soliciting persons working for Ashland, soliciting customers of Ashland or otherwise interfering with Ashland’s business relationships. Pursuant to the agreement, each executive has also agreed not to disclose confidential information. If an executive breaches the agreement, Ashland has the right to recover benefits that have been paid to the executive. Finally, an executive may recover legal fees and expenses incurred as a result of Ashland’s unsuccessful legal challenge to the agreement or the executive’s interpretation of the agreement.

In addition, each agreement with a named executive officer entered into prior to August 2009 provides a “gross-up” for excise and related taxes in the event (and to the extent) the severance compensation and other payments or distributions to a named executive officer, whether pursuant to an employment agreement, stock option, SAR, RS, LTIP award or otherwise would constitute “excess parachute payments,” as defined in Section 280G of the Code. In the event the aggregate parachute value of all severance and other change in control payments to the named executive officer does not exceed the greater of (i) the maximum amount that may be paid under Section 280G of the Code without the imposition of an excise tax plus $50,000; or (ii) 110% of such maximum amount, the named executive officer’s payments under the agreement will be reduced to the extent necessary to avoid imposition of the excise tax on “excess parachute payments.”

Change in control agreements entered into with executives after July 2009 do not include a provision for the “gross-up” of excise and related taxes.

Definitions

“Cause” is any of the following:

•	Willfully failing to substantially perform duties after a written demand for such performance (except in the case of disability);

•	Willfully engaging in gross misconduct demonstrably injurious to Ashland after a written request to cease such misconduct; or

•	Conviction or plea of nolo contendre for a felony involving moral turpitude.

To be terminated for cause, the Board of Directors must pass a resolution by three quarters vote finding that the termination is for cause.

“Good reason” includes any of the following that occurs after a change in control:

•	Adverse change in position, duties or responsibilities;

•	Reduction to base salary;

•	Failure to continue incentive plans, whether cash or equity, or any other plan or arrangement to receive Ashland securities; or

•	Material breach of the executive change in control agreement or a failure to assume such agreement.

“Change in control” is a complex definition, but may be summarized to include any of the following:

•

The consolidation or merger of Ashland into an unrelated entity in which the former Ashland shareholders own less than 50% of the outstanding shares of the new entity, except for a merger under which the shareholders before the merger have substantially the same proportionate ownership of shares in the entity immediately after the merger;

•	The sale, lease, exchange or other transfer of 80% or more of Ashland’s assets;

•	A shareholder approved liquidation or dissolution;

•	The acquisition of 25% or more of the outstanding shares of Ashland by an unrelated person without approval of the Board; or

•

Changes to Ashland’s Board during two consecutive years that result in a majority of the Board changing from its membership at the start of such two consecutive year period, unless two-thirds of the remaining Directors at the start of such two consecutive year period voted to approve such changes.

SARs/Stock Options, Incentive Compensation, Restricted Stock and LTIP

The following table summarizes what may happen to SARs, stock options, incentive compensation, RS and LTIP grants upon termination from employment; death; disability or retirement; or in the event of a change in control.

	Termination from Employment*	Death, Disability or Retirement*	Change in Control
SARs/Stock Options	Termination within one year of grant results in forfeiture; otherwise lesser of 30 days or the exercise period within which to exercise the vested SARs/stock options	May exercise during the remainder of the exercise period	Immediately vest

Incentive Compensation	In general, termination before payment results in forfeiture. Pro-rata payment based on actual achievement for entire performance period if terminated prior to a change in control without “cause”	Pro-rata payment based on actual achievement for entire performance period	Accelerate the performance period and pay based on actual achievement through the date of the change in control

Restricted Stock	Termination before vesting results in forfeiture	Occurrence of event before payment results in forfeiture	Immediately vest

LTIP	In general, termination before payment results in forfeiture. Pro-rata payment based on actual achievement for entire performance period if terminated prior to a change in control without “cause”	Pro-rata payment based on actual achievement for entire performance period	Accelerate the performance period and pay based on actual achievement for the period through the date of the change in control

*	P&C Committee has discretion to accelerate vesting of these benefits.

For purposes of the above table, the term “change in control” is defined in the applicable plan and has substantially the same meaning as it does in the executive change in control agreements.

SERP, Excess Plans, Qualified Pension Plan and Employees’ Deferral Plan

For payments and benefits under the SERP, the Excess Plans and the qualified Pension Plan, except in the event of a change in control, see the Pension Benefits table and the narrative thereunder in this proxy statement. For payments and benefits under the Employees’ Deferral Plan, except in the event of a change in control, see the Non-Qualified Deferred Compensation table and the narrative thereunder in this proxy statement.

The SERP contains a non-compete provision. Any executive who, within a period of five years after his or her termination of employment, accepts a consulting or employment engagement that is in direct and substantial conflict with the business of Ashland will be deemed to have breached the SERP provisions. A breach of the SERP provisions requires the executive to reimburse Ashland for any distributed benefits and to forfeit benefits that have not yet been paid under the plan.

After a Change in Control

The term “change in control” is defined in the applicable plan and has substantially the same meaning as it does in the executive change in control agreements.

The occurrence of a change in control under the SERP for the applicable named executive officers has the following consequences:

•	Accelerates vesting;

•	Nullifies the non-compete;

•	Distributes benefits upon a participant’s termination from employment without cause or resignation for good reason; and

•	Adds three years to age and service computation.

For the qualified Pension Plan and the Excess Plans, no enhanced benefit results from a change in control. Under the Employees’ Deferral Plan, a change in control results in an automatic lump sum distribution of the benefit for deferrals made before January 1, 2005. Deferrals made on and after January 1, 2005 will not be automatically distributed upon a change in control, but rather will be distributed pursuant to each employee’s election and valued at the time of the distribution.

(Reminder of page intentionally left blank)

AUDIT COMMITTEE REPORT

The Audit Committee currently is composed of five independent directors and operates under a written charter adopted by the Board of Directors. At its November 2014 meeting, the Board determined that all current Audit Committee members—Messrs. Cummins, Kirk, Manager, Rohr, and Schaefer—are independent as defined by SEC rules, the listing standards of the New York Stock Exchange, which apply to Ashland, and Ashland’s Standards. The Board also determined that each member of the Audit Committee is an audit committee financial expert as defined by SEC rules.

The Audit Committee assists in fulfilling the oversight responsibilities of the Board relating to the integrity of the Company’s financial statements and financial reporting process, the integrity of the Company’s systems of internal accounting and financial controls, the performance of the Company’s internal audit function and independent auditors, the independent auditors’ qualifications, independence and audit of the Company’s financial statements, the Company’s risk management policies and processes, the Company’s financial affairs, and legal and regulatory compliance requirements. During fiscal 2014, the Audit Committee met eleven times, including teleconferences to discuss and review Ashland’s quarterly financial performance, associated news releases and quarterly reports on Form 10-Q.

The Company’s management has primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements and for the public reporting process. The independent auditors are responsible for expressing opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles and on management’s assessment of the effectiveness of the Company’s internal control over financial reporting.

PricewaterhouseCoopers LLP (“PwC”), an independent registered public accounting firm, was engaged to audit Ashland’s consolidated financial statements for fiscal 2014 and to issue an opinion on whether such statements present fairly, in all material respects, Ashland’s consolidated financial position, results of operations and cash flows in conformity with U.S. generally accepted accounting principles. PwC was also engaged to audit and to issue an opinion on the effectiveness of Ashland’s internal control over financial reporting. Prior to any engagement of PwC by Ashland, the engagement was approved in accordance with established policies and procedures. The Audit Committee reviewed and discussed with management and PwC the audited financial statements, management’s assessment of the effectiveness of Ashland’s internal control over financial reporting and PwC’s evaluation of Ashland’s internal control over financial reporting. The Audit Committee further reviewed PwC’s judgment as to the quality and acceptability of Ashland’s accounting principles, financial reporting process and controls and such other matters as are required to be discussed with the Audit Committee under the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”). In addition, the Audit Committee received and reviewed PwC’s independence from management and Ashland including the matters in the written disclosures required by the PCAOB.

The Audit Committee has adopted strict guidelines on the use of the independent registered public accounting firm to provide non-audit services. The Audit Committee must pre-approve any non-audit services performed by the independent registered public accounting firm. In circumstances where the engagement of independent auditors to perform work beyond the scope of and not contemplated in the original pre-approval occurs, specific pre-approval of the additional services and budget is required by management or the Audit Committee Chair prior to the engagement of the independent auditors for those services and must be subsequently approved by the Audit Committee at its next meeting. In fiscal 2014, approval was sought and granted to PwC to perform certain non-audit related services. The Audit Committee has considered whether the provision of audit-related and other non-audit services by PwC is compatible with maintaining PwC’s independence and has concluded that PwC’s independence is not compromised by providing such services.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that Ashland’s consolidated financial statements be accepted for inclusion in its Annual Report on Form 10-K for the fiscal year ended September 30, 2014, for filing with the SEC.

As a result of a request for proposal process undertaken by the Audit Committee, on July 16, 2014, the Audit Committee appointed Ernst & Young LLP (“EY”) as Ashland’s independent registered public accounting firm for the fiscal year ending September 30, 2015, effective immediately following the Company’s filing of its Annual Report on Form 10-K for the year ended September 30, 2014.

On July 16, 2014, the Audit Committee dismissed PwC as Ashland’s independent registered public accounting firm effective upon the completion of its audit of Ashland’s consolidated financial statements and the filing of Ashland’s Annual Report on Form 10-K for the fiscal year ended September 30, 2014.

During Ashland’s fiscal years ended September 30, 2013 and 2012, and subsequent interim period through July 16, 2014, neither Ashland nor anyone on its behalf has consulted with EY regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on Ashland’s financial statements, and neither a written report nor oral advice was provided to Ashland that EY concluded was an important factor considered by Ashland in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K). In deciding to select EY, the Audit Committee reviewed auditor independence, including existing commercial relationships with EY and concluded that EY has no commercial relationship with Ashland that would impair its independence.

PwC’s reports on Ashland’s consolidated financial statements for each of the two most recent fiscal years ended September 30, 2014 and 2013 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the two most recent fiscal years ended September 30, 2014 and 2013, and in the subsequent interim period through November 24, 2014, there were no disagreements between Ashland and PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the subject matter of the disagreement in its reports on the consolidated financial statements for such years.

During the two most recent fiscal years ended September 30, 2014 and 2013, there was the following “reportable event” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K). As disclosed in the Company’s Form 10-K for the fiscal year ended September 30, 2013 and the Form 10-Q for the quarter ended December 31, 2013, the Company determined that its internal controls over financial reporting were not effective as of the end of such periods due to the existence of a material weakness related to the valuation of inventory for the Elastomers division. As disclosed in the Form 10-Q for the quarter ended March 31, 2014, the Company concluded that the material weakness had been remediated after remediation measures had been tested and were found to be operating effectively during the first two fiscal quarters of 2014.

Other than as disclosed above, there were no reportable events during the fiscal years ended September 30, 2014 and 2013 and in the subsequent interim period through November 24, 2014. The Audit Committee discussed the subject matter of the reportable event with PwC. The Company authorized PwC to respond fully and without limitation to all requests of EY concerning all matters related to the audited periods by PwC, including with respect to the subject matter of the reportable event.

AUDIT COMMITTEE

George A. Schaefer, Jr., Chairman

Brendan M. Cummins

Stephen F. Kirk

Vada O. Manager

Mark C. Rohr

The Audit Committee report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing under the Securities Act of 1933, or the Securities Exchange Act of 1934, except to the extent that Ashland specifically incorporates the audit committee report by reference therein.

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Item 2

The Audit Committee of the Board of Directors has recommended to the Board, and the Board has approved, the appointment of EY to audit Ashland’s Consolidated Financial Statements and Internal Controls Over Financial Reporting for fiscal 2015, subject to ratification by the shareholders at the Annual Meeting.

Fees (including out-of-pocket costs) paid to Ashland’s previous auditor, PwC, for fiscal years 2014 and 2013 totaled $13,660,000 and $9,654,385, respectively. The following table presents fees for professional services rendered by PwC for fiscal years 2014 and 2013.

	2014	2013
Audit Fees (1)	$12,301,550	$8,298,060
Audit-Related Fees (2)	62,000	65,020
Tax Fees (3)	1,293,750	1,288,605
All Other Fees (4)	2,700	2,700

(1)

Audit fees include fees and expenses associated with the annual audit of Ashland’s consolidated financial statements and internal controls over financial reporting and interim reviews of Ashland’s consolidated financial statements. Audit fees also include fees associated with various audit requirements of Ashland’s foreign subsidiaries (statutory requirements), and procedures related to debt, refinancing and legal reorganization matters. Audit fees for fiscal 2014 also included fees related to (a) carve-out audits of stand-alone financial information of the Water Technologies and Elastomers businesses, (b) procedures related to financial reporting for the Water Technologies business including discontinued operations and other divestiture-related financial reporting, and (c) procedures related to other fiscal 2014 financial reporting matters including restructuring and share repurchase-related activities. Audit fees for fiscal 2013 included fees related to (a) comfort letters, registration statements and SEC comment letters associated with the issuance, registration and exchange of $2.3 billion of 3.000% Senior Notes due 2016, 3.875% Senior Notes due 2018, 4.750% Senior Notes due 2022 and 6.875% Senior Notes due 2043, (b) integration activities associated with the integration of ISP and (c) audit services in connection with potential sale transactions.

(2)	Audit-related fees include amounts paid for the agreed upon procedures reports that are required to be issued by Ashland’s independent registered public accounting firm.

(3)	Tax fees include fees principally incurred for assistance with international tax planning and compliance.

(4)	These fees represent fees for access to PwC’s Comperio database information.

Representatives of EY and PwC will attend the Annual Meeting to respond to questions from shareholders and will be given the opportunity to make a statement.

The shareholders are being asked to ratify the Audit Committee’s appointment of EY. The appointment of EY will be deemed ratified if votes cast in its favor exceed votes cast against it. Abstentions will not be counted as votes cast either for or against the proposal. If the shareholders fail to ratify this appointment, the Audit Committee may, but is not required to, reconsider whether to retain that firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different accounting firm at any time during the year if it determines that such a change would be in the best interests of Ashland and its shareholders.

If no voting specification is made on a properly returned or voted proxy card, William A. Wulfsohn or Peter J. Ganz (proxies named on the proxy card) will vote FOR the ratification of EY as Ashland’s independent registered public accountants for fiscal 2015.

The Board of Directors recommends a vote FOR the ratification of EY as Ashland’s independent registered public accountants for fiscal 2015.

NON-BINDING ADVISORY RESOLUTION APPROVING THE COMPENSATION PAID TO

ASHLAND’S NAMED EXECUTIVE OFFICERS

Item 3

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in July 2010 (the “Dodd- Frank Act”), the shareholders of Ashland are entitled to vote at the Annual Meeting upon a resolution approving the compensation paid to Ashland’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

In January 2011, the Board of Directors approved a resolution providing that the executive compensation vote described in this Item 3 shall be submitted to the shareholders annually.

Accordingly, the shareholders are being asked to vote upon, and the Board has approved, the following non-binding advisory resolution:

RESOLVED, that the compensation paid to Ashland’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.

Pursuant to the Dodd-Frank Act, the shareholder vote on executive compensation is an advisory vote only, and it is not binding on Ashland or the Board of Directors. Although the vote is non-binding, the P&C Committee and the Board value the opinions of the shareholders and will consider the outcome of the vote when making future compensation decisions.

As described more fully in the Compensation Discussion and Analysis section of this proxy statement, Ashland’s executive compensation program is designed to attract, motivate and retain individuals with the skills required to formulate and drive Ashland’s strategic direction and achieve annual and long-term performance goals necessary to create shareholder value. The program seeks to align executive compensation with shareholder value on an annual and long-term basis through a combination of base pay, annual incentives and long-term incentives. The annual incentive payout is based on company-wide and/or business segment operating income and working capital efficiency, and it is limited to 150% of the target opportunity. In addition, long-term incentive awards are comprised of (i) SARs, which are designed to link executive compensation with increased shareholder value over time, and (ii) LTIP, which are based on Ashland’s Return on Investment (ROI) relative to an internal goal and Total Shareholder Return (TSR) relative to its Performance Peer Group. Further indicative of the alignment between executive compensation and shareholder value is the mix of at-risk compensation for the Chief Executive Officer and the other named executive officers. Specifically, the target of Total Direct Compensation that is at-risk is 84% for the Chief Executive Officer and is 71% on average for the other named executive officers.

Ashland also has several governance programs in place to align executive compensation with shareholder interests and mitigate risks in its plans. These programs include: stock ownership guidelines, limited perquisites, an anti-hedging policy, use of tally sheets and a clawback policy.

Ashland’s financial performance in fiscal 2014 marked another step forward on our path to becoming a top-tier specialty chemicals company. The strategic actions we took over the past year to improve our business have created a stronger, more nimble organization with a clearer focus on specialty chemicals. We saw good growth in many of our core businesses, and the benefits from Ashland’s restructuring helped to drive margin expansion. Ashland’s accomplishments in fiscal 2014 include: operational enhancements and a keen focus on the Company’s core business which led to improved financial performance; Ashland Specialty Ingredients capped a strong year with three consecutive quarters of sequential margin improvement as a business realignment and sharpened customer focus led to accelerated growth; Ashland Performance Materials achieved volume gains in core businesses; Valvoline reported record profitability for the year; a global restructuring program improved Ashland’s operating model and competitive position; and continued executing on our strategy of becoming the world’s best specialty chemicals company. Please see “Compensation Discussion and Analysis—Executive Summary” for further information about Ashland’s fiscal 2014 review and accomplishments.

The non-binding advisory resolution regarding the compensation of the named executive officers described in this Item 3 shall be approved if the votes cast in favor of the resolution exceed the votes cast against the resolution. Abstentions will not be counted as either votes cast for or against the resolution.

If no voting specification is made on a properly returned or voted proxy card, William A. Wulfsohn or Peter J. Ganz (proxies named on the proxy card) will vote FOR the approval of the compensation of the named executive officers as disclosed in this proxy statement and described in this Item 3.

The Board has adopted a policy providing for annual say-on-pay advisory votes. Unless the Board modifies this policy, the next say-on-pay advisory vote will be held at Ashland’s 2016 Annual Meeting.

The Board of Directors recommends a vote FOR a non-binding advisory resolution approving the compensation paid to Ashland’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

APPROVAL OF THE 2015 ASHLAND INC. INCENTIVE PLAN

Item 4

Overview.  On November 12, 2014, Ashland’s Board of Directors adopted the 2015 Ashland Inc. Incentive Plan (the “2015 Incentive Plan”), subject to approval by Ashland’s shareholders. Ashland has used stock incentive plans as part of its compensation program for many years. If approved by the shareholders, the 2015 Incentive Plan would succeed the 2011 Ashland Inc. Incentive Plan (the “Prior Plan”).

As of November 19, 2014, approximately 1,257,568 shares remained eligible for issuance and 2,754,207 shares were subject to outstanding awards under the Prior Plan. Upon approval of the 2015 Incentive Plan by the shareholders no further awards will be made under the Prior Plan, except for shares issued in payment of dividend equivalents with respect to outstanding awards. Outstanding awards made under the Prior Plan (and earlier plans) will continue to be governed by the terms of those plans.

The Company is asking shareholders to authorize a number of shares available under the 2015 Incentive Plan at a level that the Company believes, on the basis of current grant practices and plan design, to be sufficient for awards for approximately 5 years, beginning in 2015. Approval of the 2015 Incentive Plan will authorize 2,475,000 shares of Ashland Common Stock for issuance as awards under the plan. None of the remaining shares from the Prior Plan will be carried over into the 2015 Incentive Plan.

The 2015 Incentive Plan will employ a “fungible” plan design that assigns a higher cost to “full-value” awards (all awards other than stock options and stock appreciation rights (or “SARs”)) by reducing the share pool on a greater than one-for-one basis when full-value shares are granted. Consistent with the Prior Plan, we have maintained a fungible rate of 2.75 shares of Ashland Common Stock per full-value award in the 2015 Incentive Plan.

The 2015 Incentive Plan, if approved by shareholders, is also designed to enable Ashland to grant “incentive stock options” within the meaning of Section 422(b) of the Internal Revenue Code (the “Code”) to employees, as well as to grant certain awards to Ashland’s senior executive officers that are intended to meet the requirements for tax deductibility under Section 162(m) of the Code. Section 162(m) of the Code generally provides that Ashland may not deduct compensation paid to certain of its executive officers in excess of $1 million in any one year. However, compensation that qualifies as performance-based compensation for purposes of Section 162(m) is exempt from the $1 million limitation on tax deductibility (the “Performance-Based Exception”). If the 2015 Incentive Plan is approved by shareholders, Ashland will be authorized, but not required, to grant awards under the 2015 Incentive Plan that are intended to meet the requirements of the Performance-Based Exception.

Key Considerations in Adoption of the 2015 Incentive Plan.  Ashland’s Board of Directors determined that the 2015 Incentive Plan is needed to promote the interests of Ashland and its shareholders by offering both annual and long-term incentives to those employees who will be largely responsible for the long-term profitable growth of Ashland. In addition, the Board of Directors believes that the 2015 Incentive Plan will encourage those employees to remain with Ashland and will encourage qualified persons to seek and accept employment with Ashland. The 2015 Incentive Plan will also provide an incentive for qualified persons, who are not officers or employees of Ashland, to serve on the Board of Directors of Ashland.

The P&C Committee was advised by its compensation consultant, Deloitte Consulting LLP (“Deloitte”), with respect to the design of the 2015 Incentive Plan. Deloitte provided the P&C Committee with an analysis of current trends, competitive practices and investor attitudes relating to various aspects of the plan, such as the number of shares authorized for issuance and usage of stock for long-term incentive awards, including the following:

Outstanding Equity Awards.  As of November 19, 2014, there were approximately 663,681 full-value awards issued and outstanding and approximately 2,070,526 options and SARs outstanding under the Prior Plan, with an approximate weighted average exercise price of the outstanding options and SARs of $67.66 and an approximate weighted average remaining contractual term for the outstanding options and SARs of 5.95 years.

Burn Rate.  Burn rate is an important factor in determining, among other things, the expected remaining life of our equity plans and shareholder dilution. Burn rate is calculated by dividing the aggregate number of stock options, SARs and full-value awards granted during the year by our weighted average shares of Common Stock outstanding during the year. For purposes of calculating the burn rate, full-value awards are counted as 2.50 shares of Common Stock. Ashland’s burn rate experience for the past three fiscal years has been:

2014	1.73%
2013	1.77%
2012	2.00%
Three Year Average	1.83%

At similar burn rate levels, the 1,257,568 shares of Common Stock remaining available for issuance under the Prior Plan could be depleted after the issuance of equity awards for our 2016 fiscal year (or earlier). Unless our shareholders authorize the issuance of shares of Common Stock under the 2015 Incentive Plan, we may be required to increase the cash component of our compensation mix which may limit our ability to align our executives’ interests with the interests of our shareholders, to recruit new executives and directors, and to retain and motivate our current executives over in the long term.

Overhang.  Overhang is used to measure the dilutive impact of equity programs. The overhang is equal to the number of shares of Ashland Common Stock subject to outstanding equity compensation awards plus the number of shares available to be granted, divided by the total shares of Ashland Common Stock outstanding. The 2,475,000 shares of Ashland Common Stock being requested would bring our aggregate overhang to approximately 7.6%.

Requested Shares.  Based on the current range of our stock price, our current compensation practices, our anticipated future growth, our three-year burn rate experience, and our anticipated overhang level, we are requesting authority to issue up to 2,475,000 shares of Common Stock in connection with 2015 Incentive Plan awards. At our fungible rate of 2.75, this will permit us to issue full-value awards covering up to 900,000 shares. We believe this request will be sufficient for us to grant equity awards for approximately 5 years. Our actual share usage will vary based on a number of factors, including the number of employees receiving equity awards, the price per share of Ashland Common Stock, the methodology used to value and determine the size of equity awards, the mix of award types provided to participants, and regulatory guidance regarding incentive compensation.

The following description sets forth the material terms of the 2015 Incentive Plan. It does not purport to be complete and is qualified in its entirety by reference to the provisions of the 2015 Incentive Plan attached as Appendix A to this Proxy Statement.

Key Features of the 2015 Incentive Plan.  Some of the key features of the 2015 Incentive Plan are described below. The design of the 2015 Incentive Plan reflects Ashland’s commitment to pay-for-performance principles, sound governance and effective management of its incentive compensation program.

Limit on Shares Authorized

If the 2015 Incentive Plan is approved, no more than 2,475,000 total shares of Common Stock will be authorized for issuance, which represents approximately 3.6% of Ashland’s issued and outstanding Common Stock as of November 19, 2014. Shareholder approval will be required before any additional shares can be authorized under the 2015 Incentive Plan.

Fungible Plan Design

The 2015 Incentive Plan employs a “fungible” plan design that assigns a higher cost to full-value awards by reducing the share pool on a greater than one-for-one basis when full-value awards granted. Full-value awards, which include all awards other than stock options and SARs, will reduce the share reserve on a 2.75-to-1 basis.

Annual Limit on Awards to Directors	No more than 5,000 shares of Common Stock may be associated with any Awards made in any calendar year to a single non-employee director.
Responsible Share Counting Provisions

Only shares of Common Stock relating to Awards that expire or are forfeited, cancelled or settled in cash will become available again for issuance under the 2015 Incentive Plan. Common Stock used to pay the exercise price of stock options, withheld by Ashland to satisfy tax withholding obligations or repurchased by Ashland with stock option proceeds will not be recycled back into the total number of shares available for issuance under the 2015 Incentive Plan. Further, the full number of shares of Common Stock covered by a stock-settled SAR will be counted against the share reserve of the 2015 Incentive Plan.

No Discounted Stock Options or SARs	All stock options and SARs must have an exercise price equal to or greater than the fair market value of Ashland’s Common Stock on the date of grant.
No Re-Pricing of Stock Options or SARs	The 2015 Incentive Plan prohibits “re-pricing” of stock options and SARs without shareholder approval, including re-pricing by exchange for cash or a new or different type of Award.
Clawback and Forfeiture Provisions

The 2015 Incentive Plan authorizes the P&C Committee to provide for the forfeiture of awards if a recipient competes with Ashland, engages in activity detrimental to Ashland’s best interests, or breaches any agreement or covenant with Ashland (such as a non-solicitation, non-disclosure, confidentiality or assignment of inventions or works agreement). Awards granted under the 2015 Incentive Plan are also subject to recovery by Ashland to the extent provided in Ashland’s Executive Compensation Recovery Policy (or any other applicable Ashland clawback policy).

No Dividends or Dividend Equivalents on Unvested Performance Awards	The 2015 Incentive Plan prohibits payment of dividends and dividend equivalents on performance-based Awards until those awards are earned and vested.
Administered by an Independent Committee

The 2015 Incentive Plan will be administered by the P&C Committee, except for non-employee director awards, which will be administered by the G&N Committee. Each of the members of the P&C Committee and the G&N Committee qualify as “independent” under the listing standards of the New York Stock Exchange.

Eligibility, Awards, Performance Goals and Administration. The 2015 Incentive Plan authorizes the grant of equity-based awards (“Awards”) to officers and employees in the form of: stock options (“Options” or “Option Awards”), stock appreciation rights (“SARs” or “SAR Awards”), restricted stock (“Restricted Stock” or “Restricted Stock Awards”), restricted stock units (“RSUs” or “RSU Awards”), incentive awards (“Incentive Awards”), performance unit awards (“Performance Unit Awards”) and merit awards (“Merit Awards”). Directors may also be granted Awards other than incentive stock options (“ISOs”), Incentive Awards, Performance Awards or Merit Awards.

Awards under the 2015 Incentive Plan may only be granted to regular, full-time or part-time employees of the Company or any of its subsidiaries (“Participants”) and directors who are not employees (“Outside Directors,” and together with Participants referred to herein from time to time as “Recipients”). All non-employee directors and approximately 380 employees would currently be eligible to participate in the 2015 Incentive Plan.

Certain Awards are based on the attainment of “Performance Goals,” which means performance goals as may be established in writing by the P&C Committee. Such goals may be absolute in their terms or measured against or in relation to other companies comparably or otherwise situated. Such Performance Goals may be relative to stock market indices or such other published or special indices as the P&C Committee deems appropriate and/or may be based on the performance of the Company generally or one or more of its subsidiaries, divisions, departments, units, functions, partnerships, joint ventures or minority investments, product lines or products, and/or the performance of the individual Participant.

The Performance Goals applicable to any Award that is intended to qualify for the Performance-Based Exception shall be based on one or more of the following criteria:

(i)

Earnings measures, including net earnings on either a LIFO, FIFO or other basis and including earnings, earnings before interest, earnings before interest and taxes, earnings before interest, taxes and depreciation or earnings before interest, taxes, depreciation and amortization;

(ii)	Operating measures, including operating income, operating earnings, or operating margin;

(iii)	Income or loss measures, including net income or net loss, and economic profit;

(iv)	Cash flow measures, including cash flow or free cash flow;

(v)	Revenue measures;

(vi)	Reductions in expense measures;

(vii)	Operating and maintenance, cost management, and employee productivity measures;

(viii)	Company return measures, including return on assets, investments, equity, or sales;

(ix)

Share price (including attainment of a specified per-share price during the performance period, growth measures, total return to shareholders or attainment of a specified price per share for a specified period of time);

(x)

Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market share, market penetration, business expansion targets, project milestones, production volume levels, or cost targets;

(xi)	Accomplishment of, or goals related to, mergers, acquisitions, dispositions, public offerings, or similar extraordinary business transactions; or

(xii)	Achievement of business or operational goals such as market share, business development and/or customer objectives, and debt ratings; or

(xiii)	Growth or rate of growth of any of the performance criteria set out above.

The P&C Committee will have the exclusive authority to administer the 2015 Incentive Plan for Participants and may, to the extent permitted by applicable laws, delegate authority under the Plan to one or more directors or employees. The G&N Committee will have the exclusive authority to administer the 2015 Incentive Plan for Outside Directors. (The P&C Committee and the G&N Committee are referred to from time to time (individually or collectively) as the “Committee”). The Board of Directors may reserve to itself any or all of the authority of the P&C Committee and/or the G&N Committee under the Plan.

Shares Subject to the 2015 Incentive Plan. An aggregate of 2,475,000 shares of Ashland Common Stock will be reserved for issuance under the 2015 Incentive Plan, and any or all of those shares may be delivered with respect to ISOs. The following limits will apply with respect to Awards that are intended to qualify for the Performance-Based Exception: (i) the maximum aggregate number of shares of Ashland Common Stock that may be subject to Options or SARs granted in any calendar year to any one Participant will be 500,000 shares; (ii) the maximum aggregate number of Restricted Stock Awards and shares of Ashland Common Stock issuable or deliverable under RSU Awards granted in any calendar year to any one Participant will be 100,000 shares; and (iii) the maximum aggregate number of shares of Ashland Common Stock issuable under Performance Share Unit Awards granted in any calendar year to any one Participant shall be 100,000 shares of Ashland Common Stock or, in the case of Performance Unit Awards established in cash, an amount of cash equal to the fair market value (as of the first day of the Performance Period) of 100,000 shares of Ashland Common Stock. Additionally, the maximum aggregate number of shares of Ashland Common Stock that may be associated with any Awards made under the Plan in any calendar year to any one Outside Director will be 5,000 shares. The 2015 Incentive Plan provides for appropriate adjustments in the number of shares available in the event of changes in capitalization, including stock dividends and splits or in the event of any distribution to common shareholders other than normal cash distributions.

In the event that any Award is paid solely in cash, no shares will be deducted from the number of shares available for issuance under the 2015 Incentive Plan by reason of such Award. Shares of Ashland Common Stock subject to Awards that are forfeited, terminated, canceled or settled without the delivery of Ashland Common Stock under the 2015 Incentive Plan will again be available for Awards under the 2015 Incentive Plan, provided however, that the aggregate number of shares of Ashland Common Stock that may be issued under the 2015 Incentive Plan shall not be increased by: (i) shares of Ashland Common Stock tendered in full or partial payment of the exercise price of an Option, (ii) shares of Ashland Common Stock withheld by the Company or any subsidiary to satisfy a tax withholding obligation, and (iii) shares of Ashland Common Stock that are repurchased by the Company with Option proceeds. Moreover, all shares of Ashland Common Stock covered by a SAR, to the extent that it is exercised and settled in shares, and whether or not shares are actually issued or delivered to the Recipient upon exercise of the SAR, shall be considered issued or delivered pursuant to the 2015 Incentive Plan.

Any shares of Ashland Common Stock underlying Restricted Stock Awards, RSU Awards, Merit Awards, Incentive Awards, Performance Unit Awards and dividend equivalents that are issued or that become available for issuance under the Plan will reduce or increase, respectively, the shares available under the Plan by 2.75 shares for every one share of Common Stock.

2015 Incentive Plan Awards Generally.

Restricted Stock and Restricted Stock Unit Awards. Recipients may receive one or more Restricted Stock Awards or RSU Awards as the Committee may from time to time determine. Except as otherwise provided in an Award agreement (“Award Agreement”), upon a termination of employment or pursuant to a change in control, a Restricted Stock Award or RSU Award granted to a Participant shall have a minimum restricted period (the “Restricted Period”) of (i) one year in the case of restrictions that lapse based on the achievement of Performance Goals; and (ii) three years in the case of restrictions that lapse based solely on the passage of time, which period may, at the discretion of the P&C Committee, lapse on a pro-rated, graded, or cliff basis; provided that in the P&C Committee’s sole discretion, no more than five percent (5%) of the shares of Ashland Common Stock available for issuance as Restricted Stock Awards or pursuant to RSU Awards may have a Restricted Period of less than three years. Upon a change in control, there shall be an acceleration of any Restricted Period relating to any Restricted Stock Award or any RSU Award, and such Awards shall be free of all other restrictions for the full number of awarded shares or RSUs less such number as may have been previously acquired.

Holders of Restricted Stock will be entitled to all rights incident to ownership of Ashland Common Stock of the Company with respect to his or her Restricted Stock, including, but not limited to, the right to vote such shares of Restricted Stock and to receive dividends thereon when, as and if paid, in cash, shares of Restricted Stock or dividend equivalents, as set forth in the applicable Award Agreement or as determined by the Committee, in its discretion. Each such grant of Restricted Stock may be made without additional consideration or in consideration of payment by such Recipient that is less than the fair market value per share of Ashland Common Stock at the date of grant. Restricted Stock may not be sold, assigned, transferred, pledged, or otherwise encumbered during a Restricted Period.

A Recipient who receives an RSU Award shall not have any rights as a shareholder with respect to the shares of Ashland Common Stock subject to such RSUs until such time, if any, that shares of Ashland Common Stock are delivered to a Recipient pursuant to the terms of the applicable Award Agreement. A Recipient of an RSU Award shall have such rights, if any, to dividend equivalents as are set forth in the applicable Award Agreement or as determined by the Committee, in its discretion. Payment of earned Restricted Stock Units (and dividend equivalents, if applicable) may be made in one or more installments and may be made wholly in cash, wholly in shares of Ashland Common Stock or a combination thereof as determined by the Committee.

Except as otherwise provided in the Agreement or as determined by the Committee, in the event that a Restricted Stock Award or RSU Award has been made to a Recipient whose employment or service as a director is subsequently terminated for any reason prior to the lapse of all restrictions thereon, such Restricted Stock or RSU shall be forfeited in its entirety by such Recipient.

Incentive Awards. Any Participant may receive one or more Incentive Awards, as the P&C Committee may from time to time determine. No later than 120 days (90 days or such shorter period for awards intended to qualify for the Performance-Based Exception) after the commencement of each performance period, the P&C Committee shall establish in writing one or more Performance Goals that must be reached by a Participant in order to receive an Incentive Award for such performance period. Except with respect to awards intended to qualify for the Performance-Based Exception, the P&C Committee shall have the discretion to later revise the Performance Goals and the amount to be paid out upon the attainment of such goals for any reason including the reflection of promotions, transfers or other changes in a Participant’s employment so long as such changes are consistent with the Performance Goals established for other Participants in the same or similar positions. Performance Goals established for awards intended to qualify for the Performance-Based Exception may only be adjusted to reduce or eliminate the amount of compensation otherwise payable upon attainment of the Performance Goals.

The target Incentive Award shall be a fixed percentage of a Participant’s base salary paid during the year. For awards intended to qualify for the Performance-Based Exception, the maximum aggregate compensation that can be paid pursuant to an Incentive Award granted in any calendar year to any one Participant shall be six million dollars ($6,000,000) or a number of shares of Ashland Common Stock having an aggregate fair market value not in excess of such amount. Payments may be made in one or more installments and may be made in cash, shares of Ashland Common Stock or a combination thereof as determined by the P&C Committee.

Upon a change in control, there shall be an acceleration of any performance period relating to any Incentive Award, and payment of any Incentive Award shall be made in cash within 30 days after such change in control based upon achievement of the Performance Goals applicable to such Award up to the date of the change in control. Further, the Company’s obligation with respect to such Incentive Award shall be assumed, or new obligations substituted therefor, by the acquiring or surviving corporation after such change in control. Prior to the date of such change in control, the P&C Committee, in its sole judgment, may make adjustments to any Incentive Award as may be appropriate to reflect such change in control; provided that, unless otherwise determined by the P&C Committee, any such adjustment that is made with respect to an Incentive Award that is intended to qualify for the Performance-Based Exception shall be made at such times and in such manner as will not cause such Incentive Award to fail to qualify under the Performance-Based Exception.

Unless otherwise provided in an Agreement or determined and directed by the P&C Committee, an Incentive Award shall terminate if the Participant does not remain continuously employed and in good standing with the Company or any of its subsidiaries until the last business day of the month immediately preceding the month in which such Incentive Award is otherwise payable. Unless otherwise provided in an Agreement or determined and directed by the P&C Committee, in the event a Participant’s employment is terminated because of death, disability, retirement, or other employment termination event determined in the discretion of the P&C Committee, the Participant (or his or her beneficiaries or estate) shall receive the prorated portion of the payment of an Incentive Award for which the Participant would have otherwise been eligible based upon the portion of the performance period during which he or she was so employed so long as the Performance Goals are subsequently achieved.

Performance Unit Awards. Any Participant may receive one or more Performance Unit Awards, as the P&C Committee shall from time to time determine. Each Performance Unit Award shall be established in dollars or shares of Ashland Common Stock, or a combination of both, as determined by the P&C Committee. The Performance Goals and performance period applicable to a Performance Unit Award shall be set forth in writing by the P&C Committee no later than 120 days (90 days or such shorter period as applicable for those Participants subject to the limitations imposed by Section 162(m) of the Code) after the commencement of the performance period. Except with respect to awards intended to qualify for the Performance-Based Exception, the P&C Committee shall have the discretion to later revise the Performance Goals and the amount to be paid out upon the attainment of such goals for any reason including the reflection of promotions, transfers or other changes in a Participant’s employment so long as such changes are consistent with the Performance Goals established for other Participants in the same or similar positions. Goals established for awards intended to qualify for the Performance-Based Exception may only be adjusted to reduce or eliminate the amount of compensation otherwise payable upon attainment of the Performance Goals.

The amount of payment with respect to Performance Unit Awards shall be determined by the P&C Committee and shall be based on the original amount of such Performance Unit Award (including any dividend equivalents with respect thereto) adjusted to reflect the attainment of the Performance Goals during the performance period. Payment may be made in one or more installments and may be made wholly in cash, wholly in shares of Ashland Common Stock or a combination thereof as determined by the P&C Committee.

Upon a change in control, there shall be an acceleration of any performance period relating to any Performance Unit Award, and payment of any Performance Unit Award shall be made in cash within 30 days after such change in control (or such other time as required in order to comply with Section 409A of the Code and as set forth in the Award Agreement) based upon achievement of the Performance Goals applicable to such Performance Unit Award up to the date of the change in control. If such Performance Unit Award was established in shares of Ashland Common Stock, the amount of cash to be paid to a Participant with respect to the Performance Unit Award shall be determined by multiplying (x) the number of shares of Ashland Common Stock relating to such Performance Unit Award, by (y) the fair market value of the Ashland Common Stock on the date of the change in control. Further, the Company’s obligation with respect to such Performance Unit Award shall be assumed, or new obligations substituted therefor, by the acquiring or surviving corporation after such change in control. Prior to the date of such change in control, the P&C Committee, in its sole judgment, may make adjustments to any Performance Unit Award as may be appropriate to reflect such change in control; provided that, unless otherwise determined by the P&C Committee, any such adjustment that is made with respect to a Performance Unit Award that is intended to qualify for the Performance-Based Exception shall be made at such times and in such manner as will not cause such Performance Unit Award to fail to qualify under the Performance-Based Exception.

Unless otherwise provided in an Agreement or determined and directed by the P&C Committee, a Performance Unit Award (including any dividend equivalents with respect thereto) shall terminate for all purposes if the Participant does not remain continuously employed and in good standing with the Company or any of its subsidiaries until the last business day of the month immediately preceding the month in which such Performance Unit Award is otherwise payable. Unless otherwise provided in an Agreement or determined and directed by the P&C Committee, a Participant (or his or her beneficiaries or estate) whose employment was terminated because of death, disability, retirement or other employment termination event determined in the discretion of the P&C Committee will receive a prorated portion of the payment of his or her Performance Unit Award (including any dividend equivalents with respect thereto) based upon the portion of the performance period during which he or she was so employed so long as the Performance Goals are subsequently achieved.

Merit Awards.  Any Participant may receive a Merit Award of shares of Ashland Common Stock for such reasons and in such amounts as the P&C Committee may from time to time determine.

Option and SAR Awards.  Any Recipient may receive one or more Option or SAR Awards, as the Committee shall from time to time determine. Any Option may be granted as an ISO or as a nonqualified stock option (“NQSO”) as designated by the Committee at the time of the grant of such Option; provided that only Participants may be granted ISOs. Every ISO shall provide for a fixed expiration date of not later than ten years from the date such ISO is granted. Every NQSO and SAR shall provide for a fixed expiration date of not later than ten years and one month from the date such NQSO or SAR is granted.

The exercise price of Ashland Common Stock issued pursuant to each Option or SAR shall be fixed by the Committee at the time of the grant; provided, however, that such exercise price shall in no event ever be less than 100% of the fair market value of the Ashland Common Stock on the date such Option or SAR is granted subject to adjustment upon changes in capitalization. The Committee may, in its sole discretion, provide for Options or SARs granted to be exercisable in whole or in part; provided, however, that no Option or SAR shall be exercisable prior to the first anniversary of the date of its grant, except as provided in the event of a change in control or as the Committee otherwise determine in accordance with the 2015 Incentive Plan.

Except as otherwise provided in the 2015 Incentive Plan, the exercise price for the Ashland Common Stock subject to an Option shall be paid in full when the Option is exercised. Subject to such rules as the Committee may impose, the exercise price may be paid in whole or in part: (i) in cash; (ii) by tendering (either by actual delivery or attestation) unencumbered shares of Ashland Common Stock previously acquired by the Recipient exercising such Option having an aggregate fair market value at the time of exercise equal to the total exercise price; (iii) by a combination of such methods of payment; or (iv) by such other consideration as shall constitute lawful consideration for the issuance of Ashland Common Stock and approved by the Committee (including, without limitation, effecting a cashless exercise of the Option with a broker).

A SAR shall entitle the holder thereof, upon exercise, to surrender the SAR and receive in exchange therefore an amount equal to (i) the excess, if any, of (x) the fair market value of a share of Ashland Common Stock at the time the SAR is exercised over (y) the exercise price specified in such SAR, (ii) multiplied by the number of shares of Ashland Common Stock covered by such SAR, or portion thereof, which is so surrendered. Such amount shall be paid to the holder in shares of Ashland Common Stock the number of which shall be determined by dividing such amount by the fair market value of the Ashland Common Stock at the time the holder makes an effective exercise of the right to receive such amount; provided that the exercise of any SAR may be settled wholly in cash or a combination of cash and shares of Ashland Common Stock as set forth in the Award Agreement or as determined by the Committee.

The Committee may, in its sole discretion, provide for Options or SARs granted under the 2015 Incentive Plan to be exercisable in whole or in part; provided, however, that no Option or SAR shall be exercisable prior to the first anniversary of the date of its grant, except as provided in the 2015 Incentive Plan or as the Committee otherwise determines in accordance with the 2015 Incentive Plan, and in no case may an Option or SAR be exercised at any time for fewer than 25 shares (or the total remaining shares covered by the Option or SAR if fewer than 25 shares) during the term of the Option or SAR. The specified number of shares of Ashland Common Stock will be issued after receipt by the Company of (i) notice from the holder thereof of the exercise of an Option or SAR, and (ii) with respect to Options, payment to the Company of the exercise price for the number of shares with respect to which the Option is exercised. Each such notice and payment shall be delivered or mailed to the Company at such place and in such manner as the Company may designate from time to time.

Upon a change in control, any Option Award or SAR Award shall become immediately exercisable for the full number of awarded shares or any part thereof, less such numbers as may have been theretofore acquired under the Option Award or SAR Award from and after the date of such change in control, unless otherwise provided in the Award Agreement.

No Re-Pricing.  The 2015 Incentive Plan prohibits the “re-pricing” of Options or SARs without shareholder approval. That is, except for adjustments made to changes in capitalization or in the event of any distribution to common shareholders other than normal cash distributions, the Board of Directors or the Committee will not, without the further approval of the shareholders of the Company, authorize the amendment of any outstanding Option or SAR to reduce the exercise price, and no Option or SAR will be cancelled and replaced with cash or with another Award except as provided in the event of a change in control. Further, no Option or SAR will provide for the payment, at the time of exercise, of a cash bonus or grant or sale of another Award without further approval of the shareholders of the Company.

Forfeiture.  Unless the Award Agreement specifies otherwise, the Committee may, in its discretion, require a Recipient to forfeit all unexercised, unearned, unvested or unpaid Awards if:

(1) the Recipient, without written consent of the Company, engages directly or indirectly in any manner or capacity as principal, agent, partner, officer, director, employee or otherwise in any business or activity competitive with the business conducted by the Company or any of its subsidiaries, as determined by the Committee;

(2) the Recipient performs any act or engages in any activity that is detrimental to the best interests of the Company or any of its subsidiaries, as determined by the Committee; or

(3) the Recipient breaches any agreement or covenant with, or obligation or duty to, the Company or any subsidiary, including without limitation, any non-competition agreement, non-solicitation agreement, confidentiality or non-disclosure agreement, or assignment of inventions or ownership of works agreement, as determined by the Committee.

Additionally, Awards granted under the Plan shall be subject to forfeiture or repayment pursuant to the terms of any applicable compensation recovery policy adopted by the Company as in effect from time to time.

Foreign Awards.  In order to comply with the laws in other countries in which the Ashland operates or has employees or otherwise to foster and promote achievement of the purposes of this Plan, the P&C Committee, in its sole discretion, has authority, without amending the 2015 Incentive Plan Plan, to: (i) determine which non-United States subsidiaries shall be covered by the plan; (ii) determine which foreign nationals and employees outside the United States are eligible to participate; (iii) modify the terms and conditions of Awards granted to foreign nationals who are employed outside the United States or are otherwise subject to the laws of one or more foreign jurisdictions; (iv) grant Awards to Participants who are foreign nationals, who are employed outside the United States or who are otherwise subject to the laws of one or more non-U.S. jurisdictions, on terms and conditions that are different from those specified in the 2015 Incentive Plan; (v) modify exercise procedures and other terms and procedures with respect to foreign Participants; and (vi) take any action, before or after an Award is made, that the P&C Committee deems necessary or advisable to obtain approval or comply with any local government regulatory exemptions, approvals or requirements.

Amendment and Termination. Subject to any shareholder approval that may be required by law or the rules of the New York Stock Exchange, the Board of Directors may amend, alter, suspend or terminate the 2015 Incentive Plan in whole or in part and at any time. Unless terminated earlier by the Board of Directors, the 2015 Incentive Plan will terminate 10 years after approval by Ashland’s shareholders, and no Awards may be granted under the 2015 Incentive Plan after that date.

Federal Income Tax Considerations. The following discussion summarizes the principal federal income tax consequences of Awards granted under the 2015 Incentive Plan, as of the date of this Proxy Statement. This summary is not intended to be a complete statement of federal income tax consequences, nor does it address state, local or foreign tax considerations.

Restricted Stock. A Recipient who is granted Restricted Stock generally will be subject to tax at ordinary income rates on the fair market value of the Restricted Stock (reduced by any amount paid by the Recipient) at the time that the shares are no longer subject to a risk of forfeiture or restrictions on transfer for purposes of Section 83 of the Code. However, a Participant who makes a “Section 83(b) election” within 30 days of the date of grant of the Restricted Stock will have taxable ordinary income on the date of grant equal to the excess of the fair market value of the Ashland Common Stock on the date of grant (determined without regard to the risk of the forfeiture or restrictions on transfer) over any purchase price paid for the Ashland Common Stock. If a Section 83(b) election has not been made, any dividends received with respect to Restricted Stock that are subject at that time to a risk of forfeiture and restrictions on transfer generally will be treated as additional compensation income and not as dividend income.

Restricted Stock Units. Generally, no income will be recognized upon the award of RSUs. A Recipient who is granted RSUs generally will be subject to tax at ordinary income rates on the fair market value of unrestricted Ashland Common Stock on the date that such shares are transferred to the Recipient under the Award (reduced by any amount paid by the Recipient for such RSUs), and the capital gains/loss holding period for such shares will also commence on such date.

Incentive Awards and Performance Units. Generally, no income will be recognized upon the grant of Incentive Awards or Performance Units. Upon payment in respect of the earn-out of Incentive Awards or Performance Units, the Recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted Ashland Common Stock received.

Merit Awards. The grantee of a Merit Award generally will be subject to tax on the fair market value of the Ashland Common Stock received as a Merit Award.

Options. For federal income tax purposes, no income is recognized by a Recipient upon grant of a NQSO. Upon exercise of a NQSO, the excess of the fair market value of the shares acquired on the date of exercise of such Option over the exercise price is taxable to the Recipient as ordinary income and is generally deductible to Ashland. The Recipient’s basis for capital gains purposes in the shares acquired is equal to the sum of the exercise price and the amount taxable as ordinary income. Gain or loss on a subsequent disposition of shares acquired pursuant to a NQSO will be treated as capital gain or loss for the Recipient.

For federal income tax purposes, ISO holders will generally incur no income upon grant of an ISO or upon exercise of such options. The excess of fair market value of a share at the time of exercise and the per share exercise price of the ISO will, however, constitute a tax preference item for purposes of the alternative minimum tax at the time of exercise. If the Participant holds shares acquired upon exercise of the ISO beyond the later of (1) two years following the date the option was granted and (2) one year after the ISO is exercised, the Participant generally will recognize no compensation income with respect to the Option, and the difference between the amount realized upon the disposition of the shares and the Participant’s basis in the shares (usually, the exercise price) generally will be treated as capital gain or loss, as the case may be. Assuming both the holding periods are satisfied, no deduction will be allowable to Ashland for federal income tax purposes in connection with the grant or exercise of the ISO or the subsequent disposition of the shares. If, within two years of the date of grant or one year from the date of exercise, the Participant disposes of shares acquired upon exercise of an ISO (a “disqualifying disposition”), then in most cases the lesser of (1) any excess of the fair market value of the shares at the time of exercise of the Option over the amount paid for the shares and (2) the excess of the amount realized on the disposition of the shares over the Participant’s tax basis in the shares (generally, the exercise price) will be treated as compensation income to the Participant and will be taxed as ordinary income to the Participant in the year of the disposition, and such amount generally will be deductible by Ashland for federal income tax purposes. The difference between the amount realized by the Participant as the result of a disqualifying disposition and the sum of (1) the Participant’s tax basis in the shares immediately prior to their disposition (generally, the exercise price) and (2) the amount of ordinary income recognized by the Participant in connection with the disqualifying disposition, will generally be treated as capital gain or loss.

Stock Appreciation Rights. No taxable income is recognized by a Recipient upon the grant of a SAR under the Plan. Upon the exercise of a SAR, the Recipient will realize ordinary income in an amount equal to the fair market value of the shares of Ashland Common Stock received and the amount of cash received. Shares of Ashland Common Stock received upon the exercise of a SAR will, upon subsequent sale, be eligible for capital gains treatment, with the capital gains holding period commencing on the date of exercise of the SAR. Ashland is generally entitled to a deduction for compensation paid to a Participant at the same time and in the same amount as the Participant realizes ordinary income upon exercise of the SAR.

Section 409A of the Code. It is intended that Awards granted under the 2015 Incentive Plan will be either exempt from, or comply with, the requirements of Section 409A of the Code. However, Ashland does not warrant that any Award under the 2015 Incentive Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local or non-United States law.

Certain Tax Consequences to Ashland. To the extent that a Recipient recognizes ordinary income in the circumstances described above, Ashland generally will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation under Section 162(m) of the Code (as described above).

New Plan Benefits. Because Awards under the 2015 Incentive Plan are granted at the discretion of the Committee, it is not possible for Ashland to determine the amount of Awards that may be granted to the executives named in the Summary Compensation Table of this proxy statement or to any of the other 2015 Incentive Plan Recipients if the 2015 Incentive Plan is approved by the shareholders. Furthermore, no Awards or grants have been made under the 2015 Incentive Plan, and no Awards or grants will be made under the 2015 Incentive Plan unless the 2015 Incentive Plan is approved by the shareholders.

The closing price of Ashland Common Stock on the NYSE on December 1, 2014 was $115.75 per share.

The 2015 Incentive Plan will be approved if the votes cast in its favor exceed the votes cast against it. Abstentions will be counted as votes cast against the proposal.

If no voting specification is made on a properly returned or voted proxy card, William A. Wulfsohn or Peter J. Ganz (proxies named on the proxy card) will vote FOR the approval of the 2015 Incentive Plan.

The Board of Directors recommends a vote FOR the approval of the 2015 Ashland Inc. Incentive Plan.

Equity Compensation Plan Information

The following table summarizes the equity compensation plans under which Ashland Common Stock may be issued as of September 30, 2014. Except as disclosed in the narrative to the table, all plans were approved by shareholders of Ashland.

Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,329,723 (1)	$62.85 (2)	1,999,949 (3)
Equity compensation plans not approved by security holders	219,068 (4)	—	684,711 (5)

Total	1,548,791	$62.85 (2)	2,684,660

(1)

This figure includes (a) 5,874 stock options outstanding under the Amended and Restated Ashland Inc. 2011 Incentive Plan (“Amended Plan”) and (b) 102 stock options outstanding under the Hercules Incorporated Amended and Restated Long Term Incentive Compensation Plan. This figure also includes 12,563 net shares that could be issued under stock-settled SARs under the Amended Plan, 300,570 net shares that could be issued under stock-settled SARs under the 2006 Ashland Inc. Incentive Plan (“2006 Incentive Plan”) and 396,512 net shares that could be issued under stock-settled SARs under the Amended and Restated 2011 Incentive Plan, based upon the closing price of Ashland Common Stock on the NYSE as of September 30, 2014 of $104.10. Additionally, this figure includes 171,153 restricted shares granted under the Amended Plan and deferred, 162,769 performance share units for the fiscal 2012-2014 performance period, 110,137 performance share units for the fiscal 2013-2015 performance period, and 95,094 performance share units for the fiscal 2014-2016 performance period, payable in Ashland Common Stock under the 2006 Incentive Plan, 2011 Incentive Plan, respectively, estimated assuming target performance is achieved. Also included in the figure are 52,222 shares to be issued under the pre-2005 Deferred Compensation Plan for Employees and 22,727 shares to be issued under the pre-2005 Deferred Compensation Plan for Non-Employee Directors, payable in Ashland Common Stock upon termination of employment or service with Ashland.

(2)

The weighted-average exercise price excludes shares in Ashland Common Stock which may be distributed under the deferred compensation plans and the deferred restricted stock and performance share units which may be distributed under the Amended Plan, the 2006 Incentive Plan and the 2011 Incentive Plan, as described in footnotes (1) and (4) in this table.

(3)

This figure includes 1,562,654 shares available for issuance under the 2011 Incentive Plan, 146,468 shares available for issuance under the pre-2005 Deferred Compensation Plan for Employees and 290,827 shares available for issuance under the pre-2005 Deferred Compensation Plan for Non-Employee Directors.

(4)

This figure includes 37,949 shares to be issued under the Deferred Compensation Plan for Employees (2005), which is described in the “Non-Qualified Deferred Compensation—Ashland Inc. Employees’ Deferral Plan” section of Ashland’s proxy statement, and 181,119 shares to be issued under the Deferred Compensation Plan for Non-Employee Directors (2005), which is described in the “Compensation of Directors—Annual Retainer” and “Compensation of Directors—Restricted Shares/Units” sections of Ashland’s proxy statement, payable in Ashland Common Stock upon termination of employment or service with Ashland. Because these plans are not equity compensation plans as defined by the rules of the NYSE, neither plan required approval by Ashland’s shareholders.

(5)

This figure includes 391,120 shares available for issuance under the Deferred Compensation Plan for Employees (2005) and 293,591 shares available for issuance under the Deferred Compensation Plan for Non-Employee Directors (2005). Because these plans are not equity compensation plans as defined by the rules of the NYSE, neither plan required approval by Ashland’s shareholders.

MISCELLANEOUS

Proxy Solicitation Costs

Ashland is soliciting the proxies to which this proxy statement relates. All costs of soliciting proxies, including the cost of preparing and mailing the Notice and the proxy statement and any accompanying material, will be borne by Ashland. Expenses associated with this solicitation may also include charges and expenses of banks, brokerage houses and other custodians, nominees or fiduciaries for forwarding proxies and proxy materials to beneficial owners of shares. Solicitations may be made by mail, telephone, facsimile, electronic means and personal interview, and by officers and employees of Ashland, who will not be additionally compensated for such activity. Ashland has arranged for the services of Georgeson Shareholder Communications Inc. (“Georgeson”) to assist in the solicitation of proxies. Georgeson’s fees will be paid by Ashland and are estimated to be $15,000, excluding out-of-pocket expenses.

Shareholder Proposals for the 2016 Annual Meeting

Shareholders interested in presenting a proposal for consideration at the 2016 Annual Meeting may do so by following the procedures prescribed in SEC Rule 14a-8 of the Securities Exchange Act of 1934, as amended, and Ashland’s By-laws. To be eligible for inclusion in the proxy statement for the 2016 Annual Meeting, shareholder proposals must be received by Ashland’s Secretary no later than August 13, 2015.

Ashland’s By-laws provide that for business to be properly brought before an annual meeting by a shareholder, the shareholder must give written notice (as specified below) to the Secretary of Ashland not later than ninety days in advance of the annual meeting (provided that if the annual meeting of shareholders is held earlier than the last Thursday in January, such notice must be given within ten days after the first public disclosure of the date of the annual meeting) (such applicable notice deadline, the “By-law Notice Deadline”). The first public disclosure of that date may be a public filing with the SEC. Such notice must set forth as to each matter the shareholder proposes to bring before the annual meeting:

•

A brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting and, in the event that such business includes a proposal to amend either the Articles or By-laws of Ashland, the language of the proposed amendment;

•	The name and address of the shareholder proposing such business;

•

A representation that the shareholder is a holder of record of Ashland Common Stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business;

•	Any material interest of the shareholder in such business; and

•	A representation as to whether or not the shareholder will solicit proxies in support of the proposal.

The By-laws further provide that no business shall be conducted at any annual meeting except in accordance with the foregoing procedures and that the chair of any such meeting may refuse to permit any business to be brought before an annual meeting that is not made in compliance with the procedures described above or if the shareholder fails to comply with the representations set forth in the notice.

For any shareholder proposal that is not submitted for inclusion in next year’s proxy statement pursuant to SEC Rule 14a-8, but is instead sought to be considered as timely and presented directly at the 2016 Annual Meeting, SEC rules permit management to vote proxies in its discretion if: (1) Ashland receives written notice of the proposal before the By-law Notice Deadline, and Ashland advises shareholders in the 2016 Annual Meeting Proxy Statement about the nature of the matter and how management intends to vote on such matter; or (2) Ashland does not receive notice of the proposal prior to the By-law Notice Deadline.

Other Matters

As of the date of this proxy statement, Ashland does not know of any business to be presented for consideration at the Annual Meeting, other than the items referred to in this proxy statement. In the event that any additional matter is properly brought before the meeting for shareholder action, properly voted proxies will be voted in accordance with the judgment of the named proxies.

Please vote by telephone or over the Internet, or fill in, sign and date the proxy card and return it in the accompanying prepaid envelope. If you attend the Annual Meeting and wish to vote your shares in person, you may do so. Your cooperation in giving this matter your prompt attention is appreciated.

PETER J. GANZ

Senior Vice President, General Counsel

and Secretary

APPENDIX A

2015 ASHLAND INC. INCENTIVE PLAN

The 2015 Ashland Inc. Incentive Plan was approved by the Board of Directors on November 12, 2014, subject to the approval by the shareholders of the Company at the annual meeting on January 29, 2015 (the date of such shareholder approval being the “Effective Date”).

SECTION 1.         PURPOSE

The purpose of the 2015 Ashland Inc. Incentive Plan is to promote the interests of Ashland Inc. and its shareholders by providing incentives to its directors, officers and employees. Accordingly, the Company may grant to selected officers and employees Option Awards, Stock Appreciation Rights Awards, Restricted Stock Awards, Restricted Stock Unit Awards, Incentive Awards, Performance Unit Awards and Merit Awards in an effort to attract and retain in its employ qualified individuals and to provide such individuals with incentives to continue service with the Company, devote their best efforts to the Company and improve the Company’s economic performance, thus enhancing the value of the Company for the benefit of shareholders. This Plan also provides an incentive for qualified persons, who are not officers or employees of the Company, to serve on the Board of Directors of the Company and to continue to work for the best interests of the Company by rewarding such persons with Restricted Stock Awards, Restricted Stock Unit Awards, Option Awards or Stock Appreciation Rights Awards.

SECTION 2.         DEFINITIONS

“Agreement” shall mean either: (i) an agreement, either in written or electronic format, entered into by the Company and a Recipient setting forth the terms and provisions applicable to an Award granted under the Plan; or (ii) a statement, either in written or electronic format, issued by the Company to a Recipient describing the terms and provisions of such Award, which need not be signed by the Recipient.

“Award” shall mean an Option Award, a Stock Appreciation Right Award, a Restricted Stock Award, a Restricted Stock Unit Award, an Incentive Award, a Performance Unit Award or a Merit Award, in each case granted under this Plan.

“Beneficial Owner” shall have the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

“Beneficiary” shall mean the person or persons designated by a Recipient or if no designation has been made, the person or persons entitled by will or the laws of descent and distribution to receive the benefits specified under this Plan in the event of a Recipient’s death.

“Board” shall mean the Board of Directors of the Company.

“Change in Control” shall be deemed to have occurred if:

(i) there shall be consummated (A) any consolidation or merger of the Company (a “Business Combination”), other than a consolidation or merger of the Company into or with a direct or indirect wholly-owned subsidiary, as a result of which the shareholders of the Company own (directly or indirectly), immediately after the Business Combination, less than 50% of the then outstanding shares of common stock that are entitled to vote generally for the election of directors of the corporation resulting from such Business Combination, or pursuant to which shares of the Company’s Common Stock would be converted into cash, securities or other property, other than a Business Combination in which the holders of the Company’s Common Stock immediately prior to the Business Combination have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the Business Combination, or (B) any sale, lease, exchange or transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company, provided, however, that no sale, lease, exchange or other transfer of all or substantially all the assets of the Company shall be deemed to occur unless assets constituting at least 80% of the total assets of the Company are transferred pursuant to such sale, lease, exchange or other transfer;

(ii) the shareholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company;

(iii) any Person shall become the Beneficial Owner of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, as a result of a tender or exchange offer, open market purchases, privately-negotiated purchases or otherwise, without the approval of the Board; or

(iv) at any time during a period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board shall cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Company’s shareholders of each new director during such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such two-year period.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of (1) the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Common Stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions, or (2) the repurchase by the Company of outstanding shares of Common Stock or other securities pursuant to a tender or exchange offer.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Committee” shall mean the P&C Committee or the G&N Committee, as applicable in accordance with Section 4 hereof.

“Common Stock” shall mean the Common Stock of the Company ($.01 par value), subject to adjustment pursuant to Section 14 hereof.

“Company” shall mean Ashland Inc. or any successor thereto.

“Credited Service” shall mean periods of employment with the Company and its Subsidiaries for which credit is given under the Company’s Adjusted Service Date policy in effect when the Employee terminates.

“Disability” shall mean, (i) in the case of a Participant, when he or she becomes unable to perform the functions required by his or her regular job due to physical or mental illness and, in connection with the grant of an Incentive Stock Option, he or she falls within the meaning of that term as provided in Section 22(e)(3) of the Code; and (ii) in the case of an Outside Director, when he or she is unable to attend to his or her duties and responsibilities as a member of the Board because of incapacity due to physical or mental illness.

“Dividend Equivalents” means the equivalent value (in cash, shares of Common Stock, shares of Restricted Stock or RSUs) of dividends that would otherwise be paid on the shares subject to an Award but that have not been issued or delivered, as described in Section 16(N).

“Effective Date” shall have the meaning given in the preamble to this Plan.

“Employee” shall mean a regular, full-time or part-time employee of the Company or any of its Subsidiaries, provided, however, that for purposes of determining whether any individual may be a Participant for purposes of any grant of ISOs, the term “Employee” shall have the meaning given to such term in Section 3401(c) of the Code.

“Exercise Price” shall mean, with respect to each share of Common Stock subject to an Option or Stock Appreciation Right, the price fixed by the Committee at which such share may be purchased from the Company pursuant to the exercise of such Option or Stock Appreciation Right.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean (i) as of any date, the closing sale price per share of Common Stock as reported on the Composite Tape of the New York Stock Exchange, or if there are no sales on such day, on the next preceding trading day during which a sale occurred; (ii) with respect to an exercise of a Stock Appreciation Right, the sale price per share of Common Stock as reported on the Composite Tape of the New York Stock Exchange at the time of such exercise; and (iii) in the absence of such markets for the shares of Common Stock, the Fair Market Value shall be determined by the Committee in good faith (which determination shall, to the extent applicable, be made in a manner that complies with Section 409A of the Code), and such determination shall be conclusive and binding for all purposes.

“G&N Committee” shall mean the Governance and Nominating Committee of the Board, as from time to time constituted, or any successor committee of the Board with similar functions, or its delegate.

“Incentive Award” shall mean an Award made pursuant to Section 7 hereof, the payment of which is contingent upon the achievement of the Performance Goals for the particular Performance Period.

“Incentive Stock Option” or “ISO” shall mean an Option that is intended by the Committee to meet the requirements of Section 422 of the Code or any successor provision.

“ISO Award” shall mean an Award of an Incentive Stock Option pursuant to Section 10 hereof.

“Merit Award” shall mean an Award of Common Stock issued pursuant to Section 9 hereof.

“Nonqualified Stock Option” or “NQSO” shall mean an Option granted pursuant to this Plan which does not qualify as an Incentive Stock Option.

“NQSO Award” shall mean an Award of a Nonqualified Stock Option pursuant to Section 10 hereof.

“Option” shall mean the right to purchase Common Stock at a price to be specified and upon terms to be designated by the Committee or otherwise determined pursuant to this Plan. The Committee shall designate an Option as a Nonqualified Stock Option or an Incentive Stock Option.

“Option Award” shall mean an Award of an Option pursuant to Section 10 hereof.

“Outside Director” shall mean a director of the Company, who is not also an Employee, who is selected by the G&N Committee to receive an Award under this Plan.

“P&C Committee” shall mean the Personnel and Compensation Committee of the Board, as from time to time constituted, or any successor committee of the Board with similar functions, which shall consist of three or more members, each of whom shall be a “non-employee director” within the meaning of Rule 16b-3 issued under the Exchange Act, an “outside director” within the meaning of the regulations issued under Section 162(m) of the Code and an “independent director” within the meaning of the applicable rules of the New York Stock Exchange or any other securities exchange upon which the Company’s Common Stock is listed, or such committee’s delegate.

“Participant” shall mean an Employee who designated (whether individually or as a member of a specified group of Employees) by the P&C Committee to receive an Award under this Plan.

“Performance-Based Exception” shall mean the performance-based exception from the tax deductibility limitations of Section 162(m) of the Code.

“Performance Goals” shall mean performance goals as may be established in writing by the P&C Committee. Such goals may be absolute in their terms or measured against or in relation to other companies comparably or otherwise situated, and/or may be relative to stock market indices or such other published or special indices as the P&C Committee deems appropriate. Performance Goals may relate to the performance of the Company or one or more of its Subsidiaries, divisions, departments, units, functions, partnerships, joint ventures or minority investments, product lines or products, and/or the performance of the individual Participant. The Performance Goals applicable to any Award that is intended to qualify for the Performance-Based Exception shall be based on one or more of the following criteria (which may be measured either in the aggregate or on per share basis, and which may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, nonrecurring gain or loss):

(i)

Earnings measures, including net earnings on either a LIFO, FIFO or other basis and including earnings, earnings before interest, earnings before interest and taxes, earnings before interest, taxes and depreciation or earnings before interest, taxes, depreciation and amortization;

(ii)	Operating measures, including operating income, operating earnings, or operating margin;

(iii)	Income or loss measures, including net income or net loss, and economic profit;

(iv)	Cash flow measures, including cash flow or free cash flow;

(v)	Revenue measures;

(vi)	Reductions in expense measures;

(vii)	Operating and maintenance, cost management, and employee productivity measures;

(viii)	Company return measures, including return on assets, investments, equity, or sales;

(ix)

Share price (including attainment of a specified per-share price during the performance period, growth measures, total return to shareholders or attainment of a specified price per share for a specified period of time);

(x)

Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market share, market penetration, business expansion targets, project milestones, production volume levels, or cost targets;

(xi)	Accomplishment of, or goals related to, mergers, acquisitions, dispositions, public offerings, or similar extraordinary business transactions; or

(xii)	Achievement of business or operational goals such as market share, business development and/or customer objectives, and debt ratings; or

(xiii)	Growth or rate of growth of any of the performance criteria set forth herein.

“Performance Period” shall mean the period designated by the P&C Committee during which the Performance Goals shall be measured.

“Performance Unit Award” shall mean an Award made pursuant to Section 8 hereof, the payment of which is contingent upon the achievement of the Performance Goals for the particular Performance Period.

“Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or (iii) an underwriter temporarily holding securities pursuant to an offering on behalf of the Company.

“Personal Representative” shall mean the person or persons who, upon the Disability or incompetence of a Recipient, shall have acquired on behalf of the Recipient by legal proceeding or otherwise the right to receive the benefits specified in this Plan.

“Plan” shall mean this 2015 Ashland Inc. Incentive Plan.

“Recipient” shall mean a Participant or an Outside Director, as appropriate.

“Restricted Period” shall mean the period during which Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of Performance Goals, or upon the occurrence of other events as determined by the Committee, in its discretion).

“Restricted Stock” shall mean those shares of Common Stock issued pursuant to a Restricted Stock Award which are subject to the restrictions, terms, and conditions set forth in the related Agreement or designated by the Committee in accordance with the Plan.

“Restricted Stock Award” shall mean an Award of Restricted Stock pursuant to Section 6 hereof.

“Restricted Stock Unit(s)” or “RSUs” shall mean units (or other Common Stock equivalents) issued pursuant to a Restricted Stock Unit Award which are valued in terms of shares of Common Stock and are subject to the restrictions, terms, and conditions set forth in the related Agreement or designated by the Committee in accordance with the Plan.

“Restricted Stock Unit Award” or “RSU Award” shall mean an Award of Restricted Stock Units pursuant to Section 6 hereof.

“Retirement” shall mean:

(i) in the case of a Participant, termination of the Participant’s employment with the Company and its Subsidiaries at any time such that the Participant has at least five (5) years of Credited Service, and one of the following also applies: (A) the sum of the Participant’s age and years of Credited Service is at least 80, or (B) the Participant is age 55 or older; and

(ii) in the case of an Outside Director, termination of the Outside Director’s service on the Board as a result of a mandatory retirement date established by the G&N Committee.

“Stock Appreciation Right” or “SAR” shall mean a right pursuant to a Stock Appreciation Right Award to be paid an amount measured by the appreciation in the Fair Market Value of shares of Common Stock from the date of grant to the time of exercise of the SAR, with payment to be made wholly in cash, wholly in shares of Common Stock or a combination thereof as specified in the Agreement or determined by the Committee. A SAR may be granted only singly and may not be granted in tandem with an Option.

“Stock Appreciation Right Award” or “SAR Award” shall mean an Award of a Stock Appreciation Right pursuant to Section 10 hereof.

“Subsidiary” shall mean a corporation, company or other entity, whether U.S. or foreign, (i) more than fifty percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are now or hereafter, owned or controlled, directly or indirectly, by the Company, or (ii) which does not have outstanding shares or securities (as may be the case, for example, in a partnership, limited liability company, joint venture or unincorporated association), but more than fifty percent (50%) of whose ownership interests representing the right generally to make decisions for such other entity is now or hereafter, owned or controlled, directly or indirectly, by the Company; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, the term “Subsidiary” shall have the meaning given to such term in Section 424(f) of the Code, as interpreted by the regulations thereunder and applicable law.

“Tax Date” shall mean the date the withholding tax obligation arises with respect to an Award.

SECTION 3.         STOCK SUBJECT TO THIS PLAN

(A) Subject to adjustment as provided under Section 14 hereof, there will be reserved for issuance under this Plan an aggregate of 2,475,000 shares of Common Stock, any or all of which may be delivered with respect to ISO Awards. Subject to adjustment as provided under Section 14 hereof, the following limits shall apply with respect to Awards that are intended to qualify for the Performance-Based Exception: (i) the maximum aggregate number of shares of Common Stock that may be subject to Options or SARs granted in any calendar year to any one Participant shall be 500,000 shares; (ii) the maximum aggregate number of Restricted Stock Awards and shares of Common Stock issuable or deliverable under Restricted Stock Unit Awards granted in any calendar year to any one Participant shall be 100,000 shares; and (iii) the maximum aggregate number of shares of Common Stock issuable or deliverable under Performance Unit Awards granted in any calendar year to any one Participant shall be 100,000 shares of Common Stock or, in the case of Performance Unit Awards established in cash, an amount of cash equal to the Fair Market Value (as of the first day of the Performance Period) of 100,000 shares of Common Stock. The maximum aggregate number of shares of Common Stock that may be associated with any Awards made under the Plan in any calendar year to any one Outside Director shall be 5,000 shares.

(B) In the event that any Award is paid solely in cash, no shares shall be deducted from the number of shares available for issuance by reason of such Award. Shares of Common Stock subject to Awards that are forfeited, terminated, canceled or settled without the delivery of Common Stock under the Plan will again be available for Awards under the Plan and credited toward the Plan limit as set forth in Section 3(A) hereof. Notwithstanding any other provision herein, the aggregate number of shares of Common Stock that may be issued under the Plan shall not be increased by: (i) shares of Common Stock tendered in full or partial payment of the Exercise Price of an Option, (ii) shares of Common Stock withheld by the Company or any Subsidiary to satisfy a tax withholding obligation, and (iii) shares of Common Stock that are repurchased by the Company with Option proceeds. Moreover, all shares of Common Stock covered by a SAR, to the extent that it is exercised and settled in shares, and whether or not shares are actually issued or delivered to the Recipient upon exercise of the right, shall be considered issued or delivered pursuant to the Plan for purposes of Section 3(A) hereof.

(C) Any shares of Common Stock underlying Restricted Stock Awards, Restricted Stock Unit Awards, Merit Awards, Incentive Awards, Performance Unit Awards and Dividend Equivalents (collectively, “Full-Value Awards”) that are issued or delivered under the Plan shall reduce the shares available under Section 3(A) hereof by 2.75 shares for every one share of Common Stock issued or delivered in connection with such Full-Value Award, and any shares covered by an Award, other than a Full-Value Award, shall reduce the shares of Common Stock available under the Plan by one share for every one share of Common Stock issued or delivered under such Award. Any shares of Common Stock that again become available for issuance or delivery pursuant to Section 3(B) of the Plan shall be credited toward the Plan limit as set forth in Section 3(A) hereof in the same manner as such shares were originally deducted from the aggregate Plan limit pursuant to this Section 3(C).

SECTION 4.         ADMINISTRATION

The P&C Committee shall have the exclusive authority to administer this Plan; provided that the G&N Committee shall have the exclusive authority to administer this Plan with respect to Awards to Outside Directors.

In addition to any implied powers and duties that may be needed to carry out the provisions hereof, each of the P&C Committee and the G&N Committee, acting individually, shall have all the powers vested in it by the terms hereof, including exclusive authority to select the Recipients, to determine the type, size and terms of the Awards to be made to each Recipient, to determine the time when Awards will be granted, and to prescribe the form of the Agreement embodying Awards made under this Plan. The Committee shall be authorized to interpret this Plan and the Awards granted under this Plan, to establish, amend and rescind any rules and regulations relating to this Plan, to make any other determinations which it believes necessary or advisable for the administration hereof, and to correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems desirable to carry it into effect. To the extent permitted by applicable laws, the P&C Committee may, in its discretion, delegate to one or more directors or Employees any of the Committee’s authority under the Plan. The acts of any such delegates shall be treated hereunder as acts of the Committee with respect to any matters so delegated.

The Committee shall have no obligation to treat Recipients or eligible Employees or non-employee directors uniformly, and the Committee may make determinations under the Plan selectively among Recipients who receive, or Employees or directors who are eligible to receive, Awards (whether or not such Recipients or eligible Employees or directors are similarly situated). All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Committee shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, shareholders, Participants, Outside Directors, Employees, directors and their estates, Beneficiaries and Personal Representatives.

Notwithstanding any other provision of this Plan, the Board may reserve to itself any or all of the authority or responsibility of the Committee under the Plan or may act as the administrator of the Plan for any and all purposes. To the extent that the Board has reserved any such authority or responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the P&C Committee, the G&N Committee or the Committee (other than in this paragraph) shall include the Board. To the extent that any action of the Board under the Plan conflicts with any action of the Committee, the action of the Board shall control.

SECTION 5.         ELIGIBILITY

Awards may only be granted to Participants and Outside Directors, provided that Outside Directors may not be granted ISOs, Incentive Awards, Performance Awards or Merit Awards.

SECTION 6.         RESTRICTED STOCK AND RESTRICTED STOCK UNIT (RSU) AWARDS

(A)        Grant.  Any Recipient may receive one or more Restricted Stock Awards or RSU Awards, as the Committee shall from time to time determine.

(B)        Restricted Periods.

(1)        Participants.  The Restricted Period for each Restricted Stock Award or RSU Award to a Participant shall be set forth in the applicable Agreement. Except as otherwise provided in an Agreement upon a termination of employment or pursuant to Section 12 in the event of a Change in Control, a Restricted Stock Award or RSU Award granted to a Participant shall have a minimum Restricted Period of (i) one year in the case of restrictions that lapse based on the achievement of Performance Goals; and (ii) three years in the case of restrictions that lapse based solely on the passage of time, which period may, at the discretion of the P&C

Committee, lapse on a pro-rated, graded, or cliff basis (as specified in the Agreement); provided that in the P&C Committee’s sole discretion, no more than five percent (5%) of the shares of Common Stock available for issuance as Restricted Stock Awards or pursuant to RSU Awards under the Plan may be granted with a Restricted Period of less than three (3) years.

(2)        Termination of Employment or Service.  Except as otherwise provided in the Agreement or as determined by the Committee, in the event that a Restricted Stock Award or RSU Award has been made to a Recipient whose employment or service as a director is subsequently terminated for any reason prior to the lapse of all restrictions thereon, such Restricted Stock or RSU shall be forfeited in its entirety by such Recipient.

(C)        Certain Restricted Stock Award Provisions.

(1)        Shareholder Rights; Restrictions on Transferability.  Upon the granting of a Restricted Stock Award, a Recipient shall be entitled to all rights incident to ownership of Common Stock of the Company with respect to his or her Restricted Stock, including, but not limited to, the right to vote such shares of Restricted Stock and to receive dividends thereon when, as and if paid in cash, shares of Restricted Stock or Dividend Equivalents, as set forth in the applicable Agreement or as determined by the Committee, in its discretion. Each such grant of Restricted Stock may be made without additional consideration or in consideration of a payment by such Recipient that may be less than the Fair Market Value per share of Common Stock at the date of grant. Subject to Section 16(B) hereof, Restricted Stock may not be sold, assigned, transferred, pledged, or otherwise encumbered during a Restricted Period.

(2)        Restrictions; Dividends on Restricted Stock.  During the Restricted Period, (a) any certificates representing the Restricted Stock shall be registered in the Recipient’s name and bear a restrictive legend to the effect that ownership of such Restricted Stock, and the enjoyment of all rights appurtenant thereto are subject to the restrictions, terms, and conditions provided in this Plan and the applicable Agreement, and (b) all uncertificated shares of Restricted Stock shall be held by the Company (or its transfer agent) in book entry form with appropriate restrictions relating to the transfer of such shares of Restricted Stock and the other terms and conditions provided in the Plan. Any such certificates shall be deposited by the Recipient with the Company, together with stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Stock which shall be forfeited in accordance with this Plan and the applicable Agreement. Restricted Stock shall constitute issued and outstanding shares of Common Stock for all corporate purposes, with the exception that: (i) the Recipient will not be entitled to delivery of any stock certificates representing such Restricted Stock until the restrictions applicable thereto shall have expired; (ii) the Company will retain custody of all shares of Restricted Stock issued as a dividend or otherwise with respect to an Award of Restricted Stock (and such issued shares of Restricted Stock shall be subject to the same restrictions, terms and conditions as are applicable to the awarded Restricted Stock) until such time, if ever, as such shares of Restricted Stock shall have become vested, and Restricted Stock shall not bear interest or be segregated in separate accounts; (iii) subject to Section 16(B) hereof, the Recipient may not sell, assign, transfer, pledge, exchange, encumber, or dispose of any Restricted Stock during the Restricted Period; and (iv) unless otherwise determined and directed by the Committee, a breach of any restrictions, terms, or conditions provided in this Plan, the applicable Agreement or established by the Committee with respect to any Restricted Stock will cause a forfeiture of such awarded Restricted Stock (including any Restricted Stock issued as a dividend or otherwise) with respect thereto. Notwithstanding anything contained in this Section 6(C)(2) to the contrary, cash dividends or other distributions with respect to Restricted Stock Awards that vest based on the achievement of Performance Goals shall be accumulated until such Award is earned, and the cash dividends or other distributions shall not be paid if the Performance Goals are not satisfied.

(D)        Certain Restricted Stock Unit (RSU) Award Provisions.

(1)        General.  Each RSU Award shall constitute an agreement by the Company to issue or deliver shares of Common Stock or cash to the Recipient following the end of the applicable Restricted Period in consideration of the performance of services. Each such grant of Restricted Stock Units may be made without additional consideration or in consideration of a payment by such Recipient that may be less than the Fair Market Value per share of Common Stock at the date of grant.

(2)        No Shareholder Rights; Dividend Equivalents.  A Recipient who receives an RSU Award shall not have any rights as a shareholder with respect to the shares of Common Stock subject to such RSUs until such time, if any, that shares of Common Stock are delivered to the Recipient pursuant to the terms of the applicable Agreement. A Recipient who receives an RSU Award shall have such rights, if any, to Dividend Equivalents as shall be set forth in the applicable Agreement or as determined by the Committee, in its discretion.

(3)        Payment.  Unless otherwise determined by the Committee, each Agreement shall set forth the payment date for the RSU Award, which date shall not be earlier than the end of the applicable Restricted Period. Payment of earned Restricted Stock Units (and Dividend Equivalents, if applicable) may be made in one or more installments and may be made wholly in cash, wholly in shares of Common Stock or a combination thereof as determined by the Committee.

SECTION 7.         INCENTIVE AWARDS

(A)        Grant.  Any Participant may receive one or more Incentive Awards, as the P&C Committee shall from time to time determine.

(B)        Terms and Conditions.

(1)        Performance Goals.  No later than 120 days (90 days or such shorter period as is applicable for those Awards that are intended to qualify for the Performance-Based Exception) after the commencement of each Performance Period, the P&C Committee shall establish in writing one or more Performance Goals that must be reached by a Participant in order to receive an Incentive Award for such Performance Period. Except with respect to Awards that are intended to qualify for the Performance-Based Exception, the P&C Committee shall have the discretion to later revise the Performance Goals and the amount to be paid out upon the attainment of such goals for any reason including the reflection of promotions, transfers or other changes in a Participant’s employment so long as such changes are consistent with the Performance Goals established for other Participants in the same or similar positions. Performance Goals established for Awards that are intended to qualify for the Performance-Based Exception may only be adjusted to reduce or eliminate the amount of compensation otherwise payable upon attainment of the Performance Goals.

(2)        Award Limits.  The target Incentive Award shall be a fixed percentage of the Participant’s base salary paid during the year. The maximum aggregate compensation that can be paid pursuant to an Incentive Award granted in any calendar year to any one Participant shall be 6 million dollars ($6,000,000) or a number of shares of Common Stock having an aggregate Fair Market Value not in excess of such amount.

(C)        Payment.  Payment of Incentive Awards may be made in one or more installments and may be made wholly in cash, wholly in shares of Common Stock or a combination thereof as determined by the P&C Committee. Except as otherwise provided in the applicable Agreement, payments shall be made no later than the fifteenth day of the third month following the later of (i) the end of the tax year of the Participant in which the Performance Period ends and (ii) the end of the tax year of the Company in which the Performance Period ends.

If payment of an Incentive Award shall be made all or partially in shares of Common Stock, the number of shares of Common Stock to be delivered to a Participant on any payment date shall be determined by dividing (x) the dollar amount of such Incentive Award to be paid (or the part thereof determined by the P&C Committee to be delivered in shares) by (y) the Fair Market Value on the date the P&C Committee approves payment of the Incentive Award or such other date as the P&C Committee shall determine.

(D)        Termination.  Unless otherwise provided in an Agreement or determined and directed by the P&C Committee, an Incentive Award shall terminate if the Participant does not remain continuously employed and in good standing with the Company or any of its Subsidiaries until the last business day of the month immediately preceding the month in which such Incentive Award is otherwise payable. Unless otherwise provided in an Agreement or determined and directed by the P&C Committee, in the event a Participant’s employment is terminated because of death, Disability, Retirement or other employment termination event determined in the discretion of the P&C Committee, the Participant (or his or her Beneficiaries or estate) shall receive the prorated portion of the payment of an Incentive Award for which the Participant would have otherwise been eligible based upon the portion of the Performance Period during which he or she was so employed so long as the Performance Goals are subsequently achieved.

SECTION 8.         PERFORMANCE UNIT AWARDS

(A)        Grant.  Any Participant may receive one or more Performance Unit Awards, as the P&C Committee shall from time to time determine. Each Performance Unit Award shall be established in dollars or shares of Common Stock, or a combination of both, as determined by the P&C Committee.

(B)        Performance Goals.  The Performance Goals and Performance Period applicable to a Performance Unit Award shall be set forth in writing by the P&C Committee no later than 120 days (90 days or such shorter period as is applicable for those Awards that are intended to qualify for the Performance-Based Exception) after the commencement of the Performance Period. Except with respect to Awards that are intended to qualify for the Performance-Based Exception, the P&C Committee shall have the discretion to later revise the Performance Goals and the amount to be paid out upon the attainment of such goals for any reason including the reflection of promotions, transfers or other changes in a Participant’s employment so long as such changes are consistent with the Performance Goals established for other Participants in the same or similar positions. Goals established for Awards that are intended to qualify for the Performance-Based Exception may only be adjusted to reduce or eliminate the amount of compensation otherwise payable upon attainment of the Performance Goals.

(C)        Payment.

(1)        General.  The amount of payment with respect to Performance Unit Awards shall be determined by the P&C Committee and shall be based on the original amount of such Performance Unit Award (including any Dividend Equivalents with respect thereto) adjusted to reflect the attainment of the Performance Goals during the Performance Period. Payment may be made in one or more installments and may be made wholly in cash, wholly in shares of Common Stock or a combination thereof as determined by the P&C Committee. Except as otherwise provided in the applicable Agreement, payments shall be made no later than the fifteenth day of the third month following the later of (i) the end of the tax year of the Participant in which the Performance Period ends and (ii) the end of the tax year of the Company in which the Performance Period ends. Any payment may be subject to such restrictions and conditions as the P&C Committee may determine.

(2)        Payment in Common Stock.  If payment of a Performance Unit Award established in dollars is to be made in shares of Common Stock or partly in such shares, the number of shares of Common Stock to be delivered to a Participant on any payment date shall be determined by dividing (i) the amount payable with respect to such Performance Unit Award by (ii) the Fair Market Value of the Common Stock on the date the P&C Committee approves payment of the Performance Unit Award or on such other date as the P&C Committee shall determine.

(3)        Payment in Cash.  If payment of a Performance Unit Award established in shares of Common Stock is to be made in cash or partly in cash, the amount of cash to be paid to a Participant on any payment date shall be determined by multiplying (i) the number of shares of Common Stock to be paid in cash with respect to such Performance Unit Award, by (ii) the Fair Market Value of the Common Stock on the date the P&C Committee approves payment of the Performance Unit Award or on such other date as the P&C Committee shall determine.

(D)        Termination.  Unless otherwise provided in an Agreement or determined and directed by the P&C Committee, a Performance Unit Award (including any Dividend Equivalents with respect thereto) shall terminate for all purposes if the Participant does not remain continuously employed and in good standing with the Company or any of its Subsidiaries until the last business day of the month immediately preceding the month in which such Performance Unit Award is otherwise payable. Unless otherwise provided in an Agreement or determined and directed by the P&C Committee, a Participant (or his or her Beneficiaries or estate) whose employment was terminated because of death, Disability, Retirement or other employment termination event determined in the discretion of the P&C Committee will receive a prorated portion of the payment of his or her Performance Unit Award (including any Dividend Equivalents with respect thereto) based upon the portion of the Performance Period during which he or she was so employed so long as the Performance Goals are subsequently achieved.

SECTION 9.         MERIT AWARDS

Any Participant may receive a Merit Award under this Plan for such reasons and in such amounts as the P&C Committee may from time to time determine.

SECTION 10.         OPTIONS AND SAR AWARDS

(A)        Grant.  Any Recipient may receive one or more Option or SAR Awards, as the Committee shall from time to time determine.

(B)        Designation and Price.

(1)        Any Option granted under this Plan may be granted as an Incentive Stock Option or as a Nonqualified Stock Option as shall be designated by the Committee at the time of the grant of such Option. Only Participants may be granted ISOs. Each Option and SAR shall, at the discretion of the Committee, be evidenced by an Agreement, which Agreement shall specify the designation of the Option as an ISO or a NQSO, as the case may be, and shall contain such terms and conditions as the Committee, in its sole discretion, may determine in accordance with this Plan.

(2)        Every ISO shall provide for a fixed expiration date of not later than ten years from the date such ISO is granted. Every NQSO and SAR shall provide for a fixed expiration date of not later than ten years and one month from the date such NQSO or SAR is granted.

(3)        The Exercise Price of Common Stock issued pursuant to each Option or SAR shall be fixed by the Committee at the time of the granting of the Option or SAR; provided, however, that such Exercise Price shall in no event ever be less than 100% of the Fair Market Value of the Common Stock on the date such Option or SAR is granted, subject to adjustment as provided in Section 14.

(C)        Exercise.  The Committee may, in its sole discretion, provide for Options or SARs granted under this Plan to be exercisable in whole or in part; provided, however, that no Option or SAR shall be exercisable prior to the first anniversary of the date of its grant, except as provided in Section 12 hereof or as the Committee otherwise determines in accordance with this Plan, and in no case may an Option or SAR be exercised at any time for fewer than 25 shares (or the total remaining shares covered by the Option or SAR if fewer than 25 shares) during the term of the Option or SAR. The specified number of shares of Common Stock will be issued after receipt by the Company of (i) notice from the holder thereof of the exercise of an Option or SAR, and (ii) with respect to Options, payment to the Company (as provided in subsection (D) of this Section) of the Exercise Price for the number of shares with respect to which the Option is exercised. Each such notice and payment shall be delivered or mailed to the Company at such place and in such manner as the Company may designate from time to time.

(D)        Payment.

(1)        Options.  Except as otherwise provided in this Section 10, the Exercise Price for the Common Stock issuable pursuant to an Option shall be paid in full when the Option is exercised. Subject to such rules as the Committee may impose, the Exercise Price may be paid in whole or in part: (i) in cash; (ii) by tendering (either by actual delivery or attestation) unencumbered shares of Common Stock previously acquired by the Recipient exercising such Option having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price; (iii) by a combination of such methods of payment; or (iv) by such other consideration as shall constitute lawful consideration for the issuance of Common Stock and approved by the Committee (including, without limitation, effecting a cashless exercise of the Option with a broker).

(2)        Stock Appreciation Rights.  A SAR shall entitle the holder thereof, upon exercise, to surrender the SAR and receive in exchange therefore an amount equal to (i) the excess, if any, of (x) the Fair Market Value of a share of Common Stock at the time the SAR is exercised over (y) the Exercise Price specified in such SAR, (ii) multiplied by the number of shares of Common Stock covered by such SAR, or portion thereof, which is so surrendered. Such amount shall be paid to the holder in shares of Common Stock the number of which shall be determined by dividing such amount by the Fair Market Value of the Common Stock at the time the holder makes an effective exercise of the right to receive such amount; provided that, subject to Section 15 hereof, the exercise of any SAR may be settled wholly in cash or a combination of cash and shares of Common Stock as set forth in the Agreement or as determined by the Committee.

(E)        Expiration or Termination of Awards.

(1)        Participants.

(a)        Except as otherwise provided in the Agreement or as determined by the P&C Committee, and subject to the provisions of Section 12(D) hereof, every Option and SAR granted to a Participant shall provide that it may not be exercised in whole or in part for a period of one year after the date of granting such Option or SAR (unless otherwise determined by the P&C Committee) and if the employment of the Participant shall terminate prior to the end of such one year period (or such other period determined by the P&C Committee), the Option or SAR granted to such Participant shall immediately terminate.

(b)        Except as otherwise provided in the Agreement or as determined by the P&C Committee, in the event the Participant dies (i) while employed, (ii) during the periods in which Options or SARs may be exercised by a Participant determined to be Disabled, or (iii) after Retirement, such Option or SAR shall be exercisable, at any time or from time to time, prior to the fixed termination date set forth in the Option or SAR, by the Beneficiaries of the decedent for the number of shares which the Participant could have acquired under the Option or SAR immediately prior to the Participant’s death.

(c)        Except as otherwise provided in the Agreement or as determined by the P&C Committee, in the event the employment of any Participant shall cease by reason of Disability, as determined by the P&C Committee at any time during the term of the Option or SAR, such Option or SAR shall be exercisable, at any time or from time to time, prior to the fixed termination date set forth in the Option or SAR, by such Participant or his or her Personal Representative for the number of shares which the Participant could have acquired under the Option or SAR immediately prior to the Participant’s Disability. The determination by the P&C Committee of any question involving Disability of a Participant shall be conclusive and binding.

(d)        Except as otherwise provided in the Agreement or as determined by the P&C Committee, in the event the employment of any Participant shall cease by reason of Retirement, such Option or SAR shall be exercisable, at any time or from time to time, prior to the fixed termination date set forth in the Option or SAR, for the number of shares which the Participant could have acquired under the Option or SAR immediately prior to such Retirement.

(e)        Notwithstanding any provision of this Plan to the contrary, any Option or SAR may, in the discretion of the P&C Committee or as provided in the relevant Agreement, become exercisable, at any time or from time to time, prior to the fixed termination date set forth in the Option or SAR, for the full number of awarded shares or any part thereof, less such number as may have been theretofore acquired under the Option or SAR from and after the time the Participant ceases to be an Employee as a result of the sale or other disposition by the Company or any of its Subsidiaries of assets or property (including shares of any Subsidiary) in respect of which such Participant had theretofore been employed or as a result of which such Participant’s continued employment is no longer required.

(f)        Except as provided in subsections (b), (c), (d) and (e) of this Section 10(E)(1) and Section 12(D) and Section 16(H) hereof, every Option and SAR shall terminate on the earlier to occur of the fixed termination date set forth in the Option or SAR or thirty (30) days after cessation of the Participant’s employment for any cause in respect of the number of shares of Common Stock which the Participant could have acquired under the Option or SAR immediately prior to such cessation of employment; provided, however, that no Option or SAR may be exercised after the fixed termination date set forth in the Option or SAR.

(2)        Outside Directors.

(a)        Except as otherwise provided in the Agreement or as determined by the G&N Committee, and subject to the provisions of Section 12(D) hereof, every Option and SAR granted to an Outside Director shall provide that it may not be exercised in whole or in part for a period of one year after the date of granting such Option or SAR (unless otherwise determined by the G&N Committee) and if the service of the Outside Director shall terminate prior to the end of such one year period (or such other period determined by the G&N Committee), the Option or SAR granted to such Outside Director shall immediately terminate.

(b)        Except as otherwise provided in the Agreement or as determined by the G&N Committee, in the event the service of any Outside Director as a director of the Company ceases by reason of Retirement, death or Disability, then any unexercised Options or SARs granted to such Outside Director shall be exercisable, at any time or from time to time, prior to the fixed termination date set forth in the Option or SAR, by such Outside Director, his or her Personal Representative or his or her Beneficiaries for the number of shares which the Outside Director could have acquired under the Option or SAR immediately prior to the Outside Director’s Retirement, death or Disability, as applicable. The determination by the G&N Committee of any question involving Disability of an Outside Director shall be conclusive and binding.

SECTION 11.         CONTINUED EMPLOYMENT

Nothing in this Plan, or in any Award granted pursuant to this Plan, shall confer on any individual any right to continue in the employment of, or service (as an Outside Director or otherwise) to, the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any of its Subsidiaries to terminate the Participant’s employment at any time.

SECTION 12.         CHANGE IN CONTROL

(A)        Restricted Stock and RSU Awards.  Upon a Change in Control, there shall be an acceleration of any Restricted Period relating to any Restricted Stock Award or any RSU Award and such Awards shall be free of all other restrictions for the full number of awarded shares or RSUs less such number as may have been theretofore acquired under the Restricted Stock Award or RSU Award.

(B)        Incentive Awards.  Upon a Change in Control, there shall be an acceleration of any Performance Period relating to any Incentive Award, and payment of any Incentive Award shall be made in cash within 30 days after such Change in Control based upon achievement of the Performance Goals applicable to such Award up to the date of the Change in Control. Further, the Company’s obligation with respect to such Incentive Award shall be assumed, or new obligations substituted therefor, by the acquiring or surviving corporation after such Change in Control. In addition, prior to the date of such Change in Control, the P&C Committee, in its sole judgment, may make adjustments to any Incentive Award as may be appropriate to reflect such Change in Control; provided that, unless otherwise determined by the P&C Committee, any such adjustment that is made with respect to an Incentive Award that is intended to qualify for the Performance-Based Exception shall be made at such times and in such manner as will not cause such Incentive Award to fail to qualify under the Performance-Based Exception.

(C)        Performance Unit Awards.  Upon a Change in Control, there shall be an acceleration of any Performance Period relating to any Performance Unit Award, and payment of any Performance Unit Award shall be made in cash within 30 days after such Change in Control (or such other time as required in order to comply with Section 409A of the Code and as set forth in the Agreement) based upon achievement of the Performance Goals applicable to such Performance Unit Award up to the date of the Change in Control. If such Performance Unit Award was established in shares of Common Stock, the amount of cash to be paid to a Participant with respect to the Performance Unit Award shall be determined by multiplying (x) the number of shares of Common Stock relating to such Performance Unit Award, by (y) the Fair Market Value of the Common Stock on the date of the Change in Control. Further, the Company’s obligation with respect to such Performance Unit Award shall be assumed, or new obligations substituted therefor, by the acquiring or surviving corporation after such Change in Control. In addition, prior to the date of such Change in Control, the P&C Committee, in its sole judgment, may make adjustments to any Performance Unit Award as may be appropriate to reflect such Change in Control; provided that, unless otherwise determined by the P&C Committee, any such adjustment that is made with respect to a Performance Unit Award that is intended to qualify for the Performance-Based Exception shall be made at such times and in such manner as will not cause such Performance Unit Award to fail to qualify under the Performance-Based Exception.

(D)        Option and SAR Awards.  Upon a Change in Control, any Option Award or SAR Award shall become immediately exercisable for the full number of awarded shares or any part thereof, less such numbers as may have been theretofore acquired under the Option Award or SAR Award from and after the date of such Change in Control, unless otherwise provided in the Agreement.

(E)        Cash-out of Awards.  In connection with a Change in Control, the Committee may, in its sole discretion and without the consent of the affected Recipient, either by the terms of the Agreement applicable to any Award or by resolution adopted prior to the occurrence of the Change in Control, provide that any outstanding Award (or a portion thereof) shall, upon the occurrence of such Change in Control, be cancelled in exchange for a payment in cash in an amount based on the Fair Market Value of the shares of Common Stock subject to the Award (less any Exercise Price), which amount may be zero (0) if applicable.

SECTION 13.         WITHHOLDING TAXES

Federal, state, local, foreign or other law may require the withholding of taxes applicable to gains resulting from the payment or vesting of an Award. Unless otherwise prohibited by the P&C Committee, the Company may permit or require (subject to such conditions or procedures as may be established by the Committee) any such tax withholding obligation of a Recipient to be satisfied by any of the following means, or by a combination of such means: (i) a cash payment from Recipient; (ii) withholding from the shares of Common Stock otherwise issuable to the Recipient pursuant to the vesting or exercise of an Award a number of shares of Common Stock having a Fair Market Value, as of the Tax Date, which will satisfy the minimum amount of the withholding tax obligation; or (iii) having the Recipient deliver to the Company a number of shares of Common Stock having a Fair Market Value as of the Tax Date which will satisfy the minimum amount of the withholding tax obligation arising from the vesting or exercise of an Award. If the payment specified in clause (i) or (iii) of the preceding sentence is not paid by a Recipient, the P&C Committee may refuse to issue Common Stock under this Plan.

SECTION 14.         ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

In the event of any change in the outstanding Common Stock of the Company by reason of any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination, or exchange of shares, split-up, split-off, spin-off, liquidation or other similar change in capitalization, or any distribution to common shareholders other than normal cash dividends, the number or kind of shares that may be issued under this Plan pursuant to Section 3 hereof and the number or kind of shares subject to, or the price per share under any outstanding Award shall be automatically adjusted so that the proportionate interest of the Recipient shall be maintained as before the occurrence of such event. Such adjustment shall be conclusive and binding for all purposes hereof. Notwithstanding the foregoing, the Committee shall not make any adjustment pursuant to this Section 14 that would (i) cause any Option intended to qualify as an ISO to fail to so qualify; (ii) cause an Award that is otherwise exempt from Section 409A of the Code to become subject to Section 409A; or (iii) cause an Award that is subject to Section 409A of the Code to fail to satisfy the requirements of Section 409A.

SECTION 15.         AMENDMENT AND TERMINATION

The Board may amend, alter, suspend or terminate this Plan in whole or in part and at any time; provided, however, that no alteration or amendment that requires shareholder approval in order for the Plan to continue to comply with the New York Stock Exchange rules or any rule promulgated by the Securities and Exchange Commission or any other securities exchange on which shares of Common Stock are listed or any other applicable laws shall be effective unless such amendment shall be approved by the requisite vote of shareholders of the Company entitled to vote thereon within the time period required under such applicable listing standard or rule.

Except for adjustments made pursuant to Section 14 hereof, the Board or the Committee will not, without the further approval of the shareholders of the Company, authorize the amendment of any outstanding Option or SAR to reduce the Exercise Price. No Option or SAR will be cancelled and replaced with Awards having a lower Exercise Price or for another Award, or for cash without further approval of the shareholders of the Company, except as provided in Sections 12 or 14 hereof. Furthermore, no Option or SAR will provide for the payment, at the time of exercise, of a cash bonus or grant or sale of another Award without further approval of the shareholders of the Company. This Section 15 is intended to prohibit the repricing of “underwater” Options or SARs without shareholder approval and will not be construed to prohibit the adjustments provided for in Sections 12 or 14 hereof.

Termination of this Plan shall not affect any Awards made hereunder which are outstanding on the date of termination and such Awards shall continue to be subject to the terms of this Plan notwithstanding its termination. Except as otherwise provided pursuant to this Plan, no amendment, suspension, or modification of this Plan or an Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Recipient holding such Award; provided that the Committee may modify an ISO held by a Participant to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code without the Participant’s consent.

SECTION 16.         MISCELLANEOUS PROVISIONS

(A)        Rights to Awards.  No Recipient or other person shall have any claim or right to be granted an Award under this Plan.

(B)        Assignment and Transfer.  A Recipient’s rights and interests under this Plan (including any Awards granted hereunder) may not be assigned or transferred in whole or in part, either directly or by operation of law or otherwise (except in the event of a Recipient’s death, by will or the laws of descent and distribution), including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no such rights or interests of any Recipient in this Plan shall be subject to any obligation or liability of such individual; provided, however, that a Recipient’s rights and interests under this Plan (including any Awards granted hereunder) may, subject to the discretion and direction of the Committee, be made transferable by such Recipient during his or her lifetime. Except as specified in Section 6 hereof, the holder of an Award shall have none of the rights of a shareholder until the shares subject thereto shall have been registered in the name of the person receiving or person or persons exercising the Award on the transfer books of the Company.

(C)        Compliance with Legal and Exchange Requirements.  The Plan, the granting and exercising of Awards hereunder, the issuance of Common Stock and other interests hereunder, and the other obligations of the Company under the Plan and any Agreement pursuant to the Plan, shall be subject to all applicable United States federal and state laws, rules and regulations, the applicable laws, rules and regulations of any other country or jurisdiction, and to such approvals by any regulatory or governmental agency as may be required. The Company or the Committee, in their respective discretion, may postpone the granting and exercising of Awards, the issuance or delivery of Common Stock under any Award or any other action permitted under the Plan to permit the Company, with reasonable diligence, to complete such stock exchange listing or registration or qualification of such Common Stock or other required action under any federal or state law, rule, or regulation and may require any Recipient to make such representations and furnish such information as the Committee may consider appropriate in connection with the issuance or delivery of Common Stock in compliance with applicable laws, rules, and regulations. The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise of any Award or to otherwise sell or issue Common Stock in violation of any such laws, rules, or regulations; and any postponement of the exercise or settlement of any Award under this provision shall not extend the term of such Awards, and neither the Company nor any of its Subsidiaries, directors or officers shall have any obligations or liability to any Recipient with respect to any Award (or Common Stock issuable thereunder) that shall lapse because of such postponement.

(D)        Ratification and Consent.  By accepting any Award under this Plan, each Recipient and each Personal Representative or Beneficiary claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under this Plan by the Company or any of its Subsidiaries, the Board, or the Committee.

(E)        Additional Compensation.  Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required.

(F)        Grant Date.  Each Recipient shall be deemed to have been granted any Award on the date the Committee took action to grant such Award under this Plan or such date as the Committee in its sole discretion shall determine at the time such Award is authorized. The grant date shall not be earlier than the date of the resolution and action therein by the Committee.

(G)        Fractional Shares.  No fractional shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(H)        Forfeiture Provision.  Unless the Agreement specifies otherwise, the Committee may, in its discretion, require a Recipient to forfeit all unexercised, unearned, unvested or unpaid Awards if:

(1)        the Recipient, without written consent of the Company, engages directly or indirectly in any manner or capacity as principal, agent, partner, officer, director, employee or otherwise in any business or activity competitive with the business conducted by the Company or any of its Subsidiaries, as determined by the Committee;

(2)        the Recipient performs any act or engages in any activity that is detrimental to the best interests of the Company or any of its Subsidiaries, as determined by the Committee; or

(3)        the Recipient breaches any agreement or covenant with, or obligation or duty to, the Company or any Subsidiary, including without limitation, any non-competition agreement, non-solicitation agreement, confidentiality or non-disclosure agreement, or assignment of inventions or ownership of works agreement, as determined by the Committee.

(I)        Compensation Recovery Policy.  Each Award granted to a Participant under the Plan shall be subject to forfeiture or repayment pursuant to the terms of any applicable compensation recovery policy adopted by the Company as in effect from time to time, including any such policy that may be adopted or amended to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act or any rules or regulations issued by the Securities and Exchange Commission or applicable securities exchange.

(J)        Severability.  The validity, legality, or enforceability of the Plan will not be affected even if one or more of the provisions of this Plan shall be held to be invalid, illegal, or unenforceable in any respect.

(K)        Section 409A.  Awards granted under the Plan shall be designed and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code. To the extent that the Committee determines that any award granted under the Plan is subject to Section 409A of the Code, the Agreement shall incorporate the terms and conditions necessary to avoid the imposition of an additional tax under Section 409A of the Code upon a Recipient. Notwithstanding any other provision of the Plan or any Agreement (unless the Agreement provides otherwise with specific reference to this Section): (i) an Award shall not be granted, deferred, accelerated, extended, paid out, settled, substituted or modified under the Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Recipient; and (ii) if an Award is subject to Section 409A of the Code, and if the Recipient holding the Award is a “specified employee” (as defined in Section 409A of the Code, with such classification to be determined in accordance with the methodology established by the Company), no distribution or payment of any amount under the Award shall be made before a date that is six (6) months following the date of such Recipient’s “separation from service” (as defined in Section 409A of the Code) or, if earlier, the date of the Recipient’s death. Although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local, or non-United States law. The Company shall not be liable to any Recipient for any tax, interest, or penalties a Recipient might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.

(L)        Awards to Participants Outside the United States.  Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have Employees or otherwise to foster and promote achievement of the purposes of this Plan, the P&C Committee, in its sole discretion, shall have the power and authority, without any amendment to the Plan, to: (i) determine which non-United States Subsidiaries shall be covered by this Plan; (ii) determine which foreign nationals and Employees outside the United States are eligible to participate in this Plan; (iii) modify the terms and conditions of any Award granted to Participants who are foreign nationals, who are employed outside the United States or who are otherwise subject to the laws of one or more non-United States jurisdictions; (iv) grant Awards to Participants who are foreign nationals, who are employed outside the United States or who are otherwise subject to the laws of one or more non-U.S. jurisdictions, on such terms and conditions different from those specified in the Plan; (v) modify exercise procedures and other terms and procedures with respect to such Participants, to the extent such actions may be necessary or advisable; and (vi) take any action, before or after an Award is made, that it deems necessary or advisable to obtain approval or comply with any local government regulatory exemptions, approvals or requirements.

Notwithstanding the above, the P&C Committee may not take any actions hereunder, and no Awards shall be granted that would violate any applicable law.

(M)        Headings.  The headings in this Plan are inserted for convenience only and shall not affect the interpretation hereof.

(N)        Dividend Equivalents.  At the discretion of the Committee, Awards granted pursuant to the Plan may provide Recipients with the right to receive Dividend Equivalents, which may be paid currently or credited to an account for the Recipients, and may be settled in cash and/or shares of Common Stock, as determined by the Committee in its sole discretion, subject in each case to such terms and conditions as the Committee shall establish. No Dividend Equivalents shall relate to shares underlying an Option or SAR unless such Dividend Equivalent rights are explicitly set forth as a separate arrangement and do not cause any such Option or SAR to be subject to Section 409A of the Code. Notwithstanding anything contained in this Plan to the contrary, Dividend Equivalents with respect to Restricted Stock Unit Awards, Incentive Awards, Performance Unit Awards and Merit Awards that vest based on the achievement of Performance Goals shall be accumulated until such Award is earned, and the Dividend Equivalents shall not be paid if the Performance Goals are not satisfied.

(O)        Deferrals.  Except with respect to Options and SARs, the Committee may permit Recipients to elect to defer the issuance or delivery of shares of Common Stock or the settlement of Awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of the Plan. The Committee also may provide that deferred issuances and settlements include the payment or crediting of Dividend Equivalents or interest on the deferral amounts. All elections and deferrals permitted under this provision shall comply with Section 409A of the Code, including setting forth the time and manner of the election (including a compliant time and form of payment), the date on which the election is irrevocable, and whether the election can be changed until the date it is irrevocable.

(P)        Successors.  All obligations of the Company under the Plan and with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or other event, or a sale or disposition of all or substantially all of the business and/or assets of the Company and references to the “Company” herein and in any Agreements shall be deemed to refer to such successors.

SECTION 17.         EFFECTIVENESS OF THIS PLAN

This Plan shall be submitted to the shareholders of the Company for their approval on January 29, 2015, or such other date fixed for the next meeting of shareholders or any adjournment or postponement thereof. This Plan will be effective as of the Effective Date. No Award may be granted under the Plan after January 28, 2025, or such earlier date as the Board shall determine. The Plan will remain in effect with respect to outstanding Awards until no Awards remain outstanding.

SECTION 18.         GOVERNING LAW

The provisions of this Plan shall be interpreted and construed in accordance with the laws of the Commonwealth of Kentucky.

C/O CORPORATE ELECTION SERVICES P.O. BOX 1150 PITTSBURGH PA 15230

VOTE BY TELEPHONE

Have your proxy card available when you call
Toll-Free 1-888-693-8683 using a touch-tone phone and follow the simple instructions to record your vote.

VOTE BY INTERNET

Have your proxy card available when you access the website www.cesvote.com and follow the simple instructions to record your vote.

VOTE BY MAIL

Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: Corporate Election Services, P.O. Box 1150, Pittsburgh PA 15230.

Vote by Telephone Call Toll-Free using a touch-tone telephone: 1-888-693-8683	Vote by Internet Access the Website and cast your vote: www.cesvote.com	Vote by Mail Return your proxy in the postage-paid envelope provided

Telephone and Internet access is available 24 hours a day, 7 days a week.

In order to be counted in the final tabulation, your telephone or Internet vote must be received by 6:00 a.m. Eastern Standard Time on January 27, 2015 if you are a participant in the Ashland Inc. Employee Savings Plan, Ashland Inc. Union Employee Savings Plan, Ashland Inc. Leveraged Employee Stock Ownership Plan or the International Specialty Products Inc. 401(k) Plan, or by 6:00 a.m. on January 29, 2015 if you are a registered shareholder.

Proxy card must be signed and dated below.

i  Please fold and detach card at perforation before mailing.  i

ASHLAND INC.	PROXY

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders on January 29, 2015.

The undersigned hereby appoints William A. Wulfsohn and Peter J. Ganz, and each of them as proxies for the undersigned, with full power of substitution, to act and to vote all the shares of Ashland Inc. Common Stock that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on January 29, 2015, and at any adjournment thereof.

Date:

(Sign Here)

INSTRUCTIONS: Please sign exactly as your name appears on this proxy. When signing as a fiduciary or on behalf of a corporation, bank, trust company, or other similar entity, your title or capacity should be shown.

Please sign, date and return your proxy promptly in the enclosed envelope.

Proxy card must be signed and dated on the reverse side.

i    Please fold and detach card at perforation before mailing.    i

ASHLAND INC.	PROXY

If you do not provide voting instructions, your proxy will be voted FOR proposals 1, 2, 3 and 4.

The Board of Directors recommends a vote FOR proposals 1, 2, 3 and 4.

1.	Election of three Directors (nominees 1a. - 1c.) to serve for a one-year term expiring in 2016, as set forth in the Proxy Statement.

	Nominees:	1a. Roger W. Hale	❑ FOR	❑ AGAINST	❑ ABSTAIN
		1b. Vada O. Manager	❑ FOR	❑ AGAINST	❑ ABSTAIN
		1c. George A. Schaefer, Jr.	❑ FOR	❑ AGAINST	❑ ABSTAIN

2.	Ratification of the appointment of Ernst & Young LLP as independent registered public accountants for fiscal 2015.

		❑ FOR	❑ AGAINST		❑ ABSTAIN

3.

A non-binding advisory resolution approving the compensation paid to Ashland’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

		❑ FOR	❑ AGAINST		❑ ABSTAIN

4.	Approval of the 2015 Ashland Inc. Incentive Plan.

		❑ FOR	❑ AGAINST		❑ ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

(Continued and to be signed on the reverse side)